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Exhibit 99.2

October 16, 2008

Dear Digimarc Corporation Stockholder:

        I am pleased to inform you that the distribution of all of the shares of common stock of Digimarc Corporation, formerly known as DMRC Corporation and which we refer to as New Digimarc, a wholly owned subsidiary of the former Digimarc Corporation, which we refer to as Old Digimarc, for the benefit of Old Digimarc stockholders was completed on August 1, 2008. New Digimarc holds all of the assets and liabilities used primarily in Old Digimarc's digital watermarking business, as well as all of the cash held by Old Digimarc prior to the distribution.

        The distribution was made prior to and in connection with the acquisition of Old Digimarc's secure ID business by L-1 Identity Solutions, Inc., in a transaction that was completed on August 13, 2008. On August 1, 2008, the shares of New Digimarc common stock were transferred to a newly created trust for the benefit of Old Digimarc stockholders as of August 1, 2008 at 5:30 pm Eastern time, the record date and time. The shares of New Digimarc common stock will be held by the trust until the Registration Statement on Form 10, of which the accompanying information statement is a part, has been declared effective by the Securities and Exchange Commission, at which time the shares will be distributed to the Old Digimarc record holders, as beneficiaries of the trust, pro rata in accordance with their ownership of shares of Old Digimarc common stock as of the record date and time.

        Each Old Digimarc record holder is entitled to receive one share of New Digimarc common stock for every three and one half shares of Old Digimarc common stock held by the stockholder as of the record date and time. The shares will be issued in book-entry form only, which means that no physical stock certificates will be issued. No fractional shares of New Digimarc common stock will be issued. If you would have otherwise been entitled to a fractional share of New Digimarc common stock in the distribution, you will receive the net cash value of the fractional share instead.

        New Digimarc has been approved to list its common stock under the trading symbol "DMRC" on The Nasdaq Global Market. Old Digimarc's common stock ceased trading on the Nasdaq Global Market following completion of the acquisition of Old Digimarc by L-1 Identity Solutions, Inc.

        Stockholder approval of the spin-off is not required, and you are not required to take any action to receive your New Digimarc common stock.

        The attached information statement, which is being mailed to all Old Digimarc record holders, describes the spin-off and contains important information about, including financial statements of, New Digimarc.

        We look forward to our future as a public company and to your support as a holder of New Digimarc common stock.

                      Sincerely,

                      Bruce Davis
                       Chairman and Chief Executive Officer

INFORMATION STATEMENT

Digimarc Corporation
Common Stock
(Par value $0.001 per share)

        This information statement is being furnished in connection with the distribution of all of the shares of common stock of Digimarc Corporation, formerly known as DMRC Corporation and which we refer to as New Digimarc. New Digimarc owns and operates the assets and liabilities of the digital watermarking business that was spun off from the former Digimarc Corporation, which we refer to as Old Digimarc, prior to the acquisition of Old Digimarc's secure ID business by L-1 Identity Solutions, Inc., which we refer to as L-1, in a transaction that was completed on August 13, 2008. On August 1, 2008, the shares of New Digimarc common stock were transferred to a newly created trust for the benefit of (i) Old Digimarc stockholders as of the record date and time of August 1, 2008 at 5:30 pm Eastern time and (ii) anyone who purchased shares of Old Digimarc common stock in an open market transaction after the record date and time, in each case, who did not sell the shares in an open market transaction after the record date and time, which we refer to as the Old Digimarc record holders. The shares of New Digimarc common stock will be held by the trust until the Registration Statement on Form 10, of which this information statement is a part, and which we refer to as the Form 10, has been declared effective by the Securities and Exchange Commission, which we refer to as the SEC, at which time the shares will be distributed to the Old Digimarc record holders, as beneficiaries of the trust, pro rata in accordance with their ownership of shares of Old Digimarc common stock as of the record date and time.

        The shares will be issued in book-entry form only, which means that no physical stock certificates will be issued. No fractional shares of New Digimarc common stock will be issued. If you would have otherwise been entitled to a fractional share of New Digimarc common stock in the distribution, you will receive the net cash value of the fractional share instead.

        YOUR VOTE IS NOT REQUIRED, AND WE ARE NOT ASKING YOU FOR A PROXY.

        All of the outstanding shares of New Digimarc common stock are now held in trust for the benefit of Old Digimarc record holders. Accordingly, no public trading market for New Digimarc common stock exists. New Digimarc has been approved to list its common stock under the trading symbol "DMRC" on The Nasdaq Global Market. We anticipate that normal trading of New Digimarc common stock will begin on the first trading day following the New Digimarc stock delivery date.

        In reviewing this information statement, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 11.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

        This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.         The date of this information statement is October 16, 2008.

This information statement was first mailed to Old Digimarc stockholders on or about October 16, 2008.

TABLE OF CONTENTS

SUMMARY	3
RISK FACTORS	11
THE SPIN-OFF	22
DIVIDEND POLICY	30
CAPITALIZATION	31
SELECTED HISTORICAL FINANCIAL INFORMATION	32
PRO FORMA FINANCIAL INFORMATION	34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	37
BUSINESS OF DIGIMARC CORPORATION	61
MANAGEMENT	66
DIRECTOR COMPENSATION	72
COMPENSATION DISCUSSION AND ANALYSIS	74
EXECUTIVE COMPENSATION	79
OUR RELATIONSHIP WITH OLD DIGIMARC AFTER THE SPIN-OFF	88
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	95
DESCRIPTION OF OUR CAPITAL STOCK	97
LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS	100
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	101
WHERE YOU CAN FIND MORE INFORMATION	104
INDEX TO FINANCIAL STATEMENTS	F-1

This information statement contains trademarks, trade names and service marks of companies other than New Digimarc, which are the property of their respective owners.

SUMMARY

        This summary highlights information contained elsewhere in this information statement and provides an overview of our company and the material aspects of our spin-off from Old Digimarc. You should read this entire information statement carefully, especially the risk factors discussed beginning on page 11 and our pro forma financial statements and notes to those statements appearing elsewhere in this information statement. Unless the context otherwise requires, references in this information statement to (i) "Digimarc Corporation," "New Digimarc," "we," "our" and "us" refer to Digimarc Corporation and (ii) "Old Digimarc" refers to the former Digimarc Corporation, which merged with and into a wholly owned subsidiary of L-1 Identity Solutions, Inc. on August 13, 2008, and its consolidated subsidiaries (other than us).

        You should not assume that the information contained in this information statement is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this information statement may occur after that date, and we undertake no obligation to update the information, except in the normal course of our public disclosure obligations and practices.

Our Business

        Digimarc Corporation enables governments and enterprises around the world to give digital identities to media and objects that computers can sense and recognize and to which they can react. Our technology provides the means to infuse persistent digital information, perceptible only to computers and digital devices, into all forms of media content. The unique digital identifier placed in media generally persists with it regardless of the distribution path and whether it is copied, manipulated or converted to a different format, and does not affect the quality of the content or the enjoyment or other traditional uses of it. Our technology permits computers and digital devices to quickly identify relevant data from vast amounts of media content.

        Our technologies, and those of our licensees, span the complete range of media content, enabling our customers and those of our partners to:

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  Quickly identify and effectively manage music, movies, television programming, digital images, documents and other printed materials, especially in light of new non-linear distribution over the internet;

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  Deter counterfeiting of money, media and goods, and piracy of movies and music;

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  Support new digital media distribution models and methods to monetize media content;

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  Leverage the power of intuitive computing to instantly link consumers to a wealth of information and/or interactive experiences related to the media and objects they encounter each day;

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  Provide consumers with more choice and access to media content when, where and how they want it;

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  Enhance imagery and video by associating metadata or authenticate media content for government and commercial uses; and

  •
  Better secure identity documents to enhance national security and combat identity theft and fraud.

        At the core of our intellectual property is a signal processing technology innovation known as "digital watermarking" which allows imperceptible digital information to be embedded in all forms of digitally designed, produced or distributed media content and some physical objects, including photographs, movies, music, television, personal identification documents, financial instruments, industrial parts and product packages. The digital information can be detected and read by a wide range of computers, mobile phones, and other digital devices.

        We provide technology-based solutions directly and through our licensees. Our proprietary technologies have proven to be a powerful element of document security, giving rise to our long-term relationship with a consortium of central banks, which we refer to as the Central Banks, and many leading companies in the information technology industry. We and our licensees have successfully propagated digital watermarking in music, movies, television broadcasts, images and printed materials. Digital watermarks have been used in these applications to improve media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content and enhance consumer entertainment and commercial experiences.

        To protect our significant efforts in creating these technologies, we have implemented an extensive intellectual property protection program that relies on a combination of patent, copyright, trademark and trade secret laws, and nondisclosure agreements and other contracts. We believe we have one of the world's most extensive patent portfolios in the field of digital watermarking and related media enhancement innovations, with over 370 U.S. and over 85 foreign issued patents and more than 400 U.S. and foreign patent applications on file as of September 8, 2008.

The Separation and the Merger

        Prior to and in connection with the merger of Old Digimarc with and into a wholly owned subsidiary of L-1 on August 13, 2008, which we refer to as the Old Digimarc/L-1 merger, on August 1, 2008, Old Digimarc spun off the common stock of New Digimarc, which holds all of the assets and liabilities of Old Digimarc's digital watermarking business, which we refer to as the Digital Watermarking Business. The shares were transferred to a newly-created trust for the benefit of Old Digimarc record holders, on the basis of one share of New Digimarc common stock for every three and one-half shares of Old Digimarc common stock held by the stockholder at the record date and time. Following the spin-off we issued to our executive officers shares of Series A Redeemable Nonvoting Preferred stock in the aggregate amount of $50,000.

        Following and in connection with the spin-off, a wholly owned subsidiary of L-1 merged with and into Old Digimarc, which at the time consisted principally of the secure ID business, which we refer to as the Secure ID Business. The Old Digimarc/L-1 merger took place on August 13, 2008, following completion of the offer. The New Digimarc stock delivery date will occur upon effectiveness of the Form 10.

Summary of the Transactions

        The following is a brief summary of the terms of the spin-off and the related transactions:

Distributing company	Old Digimarc. Since the spin-off, Old Digimarc does not own any shares of our capital stock.
Distributed company	After the New Digimarc stock delivery date, New Digimarc will be an independent, publicly-traded company.
Securities to be distributed	Shares of New Digimarc common stock.
Distribution ratio
Each Old Digimarc record holder will receive one share of New Digimarc common stock for every three and one-half shares of Old Digimarc common stock held by the Old Digimarc record holder at the record date and time.
Method of distribution	For registered Old Digimarc record holders, our transfer agent has credited shares of our common stock to book-entry accounts established to hold shares of our common stock.

Book-entry refers to a method of recording stock ownership in our records in which no physical certificates are issued. For Old Digimarc record holders who owned Old Digimarc common stock through a broker or other nominee, shares of our common stock will be credited to their accounts by the broker or other nominee. Following the distribution of shares of our common stock, stockholders whose shares are held in book-entry form may request the transfer of their shares of our common stock to a brokerage or other account at any time and may request the delivery of physical stock certificates for their shares, in each case without charge.
Record date and time
The record date and time was August 1, 2008 at 5:30 pm Eastern time. Following the record date and time, the right to the distribution continued to trade with the shares of Old Digimarc common stock until Old Digimarc ceased trading on the Nasdaq Global Market on August 14, 2008. As a result, holders of shares of Old Digimarc as of the record date and time who did not sell the shares in an open market transaction following the record date and time will receive shares of New Digimarc common stock on the New Digimarc stock delivery date, and holders of shares of Old Digimarc who sold shares in an open market transaction following the record date and time will not receive shares of our common stock on the New Digimarc stock delivery date. Accordingly, stockholders who purchased shares of Old Digimarc common stock in an open market transaction after the record date and time and did not subsequently sell the shares in an open market transaction will receive shares of New Digimarc common stock on the New Digimarc stock delivery date.
Distribution date and time	The distribution date and time was August 1, 2008 at 5:32 pm Eastern time.
New Digimarc merger
On August 1, 2008, following the distribution date and time, DMRC LLC merged with and into its wholly owned subsidiary, New Digimarc, and each limited liability company interest of DMRC LLC was converted into one share of common stock of New Digimarc in a transaction which we refer to as the New Digimarc merger.
New Digimarc stock delivery date
The New Digimarc stock delivery date will be the date upon which the Form 10 is declared effective. On that day, we will issue a press release announcing effectiveness of the Form 10 and the distribution of shares from the trust.
Distribution agent, transfer agent and registrar	Computershare Trust Company, N.A.
Stock Exchange Listing
We have been approved for listing of our common stock on The Nasdaq Global Market under the symbol "DMRC." On the first trading day following the New Digimarc stock delivery date, trading of our common stock will begin. We cannot predict the trading prices for our common stock on or after the New Digimarc stock delivery date.

The offer
Old Digimarc entered into a merger agreement with L-1 and Dolomite Acquisition Co., a wholly owned subsidiary of L-1, which we refer to as the Old Digimarc/L-1 merger agreement, pursuant to which Dolomite Acquisition Co. purchased more than 90% of the outstanding shares of common stock of Old Digimarc, together with the associated preferred stock purchase rights, for $12.25 per share, net to the seller in cash, without interest thereon and less any required withholding taxes, and merged Old Digimarc with and into Dolomite Acquisition Co., with Old Digimarc continuing as the surviving company and a wholly owned subsidiary of L-1. The initial offering period and withdrawal rights expired at 12:00 midnight Eastern time on Friday, August 1, 2008. A first and second subsequent offering period expired at 5:00 p.m. Eastern time on Friday, August 8, 2008, and 5:00 p.m. ET on Wednesday, August 13, 2008, respectively. The per share price paid in the offer did not include the value attributable to the spin-off. The occurrence of the spin-off was a condition to the completion of the offer. Following completion of the offer, the Old Digimarc/L-1 merger was completed.
Old Digimarc/L-1 merger
Old Digimarc entered into an agreement with L-1 and Dolomite Acquisition Co., a wholly owned subsidiary of L-1, pursuant to which Dolomite Acquisition Co. merged with and into Old Digimarc. The occurrence of the spin-off and completion of the offer were conditions to the occurrence of the Old Digimarc/L-1 merger. The Old Digimarc/L-1 merger took place on August 13, 2008, following completion of the offer.
Tax consequences to stockholders
We believe that for U.S. federal income tax purposes, the spin-off, the offer and the Old Digimarc/L-1 merger will constitute a single integrated transaction with respect to Holders (as defined in "Certain Material U.S. Federal Income Tax Consequences," beginning on page 101 of this information statement) of Old Digimarc stock in which the spin-off will be treated as a taxable redemption of shares of Old Digimarc common stock that qualifies for "exchange" treatment. Accordingly, assuming this characterization will be respected with respect to each U.S. Holder (as defined in "Certain Material U.S. Federal Income Tax Consequences," beginning on page 101 of this information statement) who held his or her shares of Old Digimarc common stock as a capital asset (generally, assets held for investment), such a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the fair market value of the DMRC LLC interests received in the spin-off, the amount of cash received in the offer, and the amount of cash received in the Old Digimarc/L-1 merger, and (2) the U.S. Holder's adjusted tax basis in his or her shares of Old Digimarc common stock surrendered or deemed surrendered in the transactions. The deduction of any recognized loss may be delayed or otherwise adversely affected by certain loss limitation rules. In addition, such a U.S. Holder will not recognize any gain or loss in the New Digimarc merger. With respect to each non-U.S. Holder (as defined in "Certain Material U.S. Federal Income Tax Consequences," beginning on page 101 of this information statement) who held his or her shares of Old Digimarc common stock as a capital asset, such a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash, DMRC LLC interests or shares of New Digimarc stock in exchange for shares of Old Digimarc common stock in the spin-off, the offer, the Old Digimarc/L-1 merger and the New Digimarc merger.

Tax matters are complicated and the tax consequences of the spin-off, the offer, the Old Digimarc/L-1 merger and the New Digimarc merger to you will depend on your individual circumstances. You should consult your tax advisor to determine the specific tax consequences of the spin-off, the offer, the Old Digimarc/L-1 merger and the New Digimarc merger to you.
For additional information, please see "Certain Material U.S. Federal Income Tax Consequences," beginning on page 101 of this information statement.
Dividend policy	We do not intend to pay dividends on our common stock in the foreseeable future.
Relationship between New Digimarc and Old Digimarc after the spin-off
Old Digimarc no longer owns any shares of our common stock. Our common stock has been transferred to a trust for the benefit of Old Digimarc record holders and will be distributed to stockholders on the New Digimarc stock delivery date. We, Old Digimarc and DMRC LLC have entered into the following agreements that govern the spin-off from Old Digimarc and our future relationship: a Separation Agreement, a Transition Services Agreement and a License Agreement. Also, each of our executive officers has entered into a non-competition agreement with Old Digimarc and L-1.
Separation Agreement
The Separation Agreement among Old Digimarc, DMRC LLC, us, and with respect to certain sections, L-1, provides for (1) the transfer of specified assets of Old Digimarc and its subsidiaries to, and the assumption of specified liabilities of Old Digimarc and its subsidiaries by, DMRC LLC and its subsidiaries, and (2) the distribution of the interests of DMRC LLC to Old Digimarc's stockholders. The Separation Agreement sets forth the agreement between Old Digimarc and DMRC LLC relating to employee matters, non-competition, non-solicitation of employees and others, tax matters and purchase price excess or shortfall. Following the New Digimarc merger, New Digimarc succeeded to all of the rights, interests and obligations of DMRC LLC under the Separation Agreement by operation of law. The Separation Agreement continues in effect following the spin-off with respect to various indemnification, insurance, confidentiality and cooperation provisions. For a description of the rights and obligations of the parties under the Separation Agreement, see "Our Relationship with Old Digimarc After the Spin-Off—Separation Agreement," beginning on page 88.
Transition Services Agreement
The Transition Services Agreement between Old Digimarc and us sets forth the terms under which we and Old Digimarc are providing to one another transition services that are substantially consistent with the services provided by the Secure ID Business to the Digital Watermarking Business, or by the Digital Watermarking Business to the Secure ID Business, as applicable, before completion of the spin-off. For a description of the rights and obligations of the parties under the Transition Services Agreement, see "Our Relationship with Old Digimarc After the Spin-Off—Transition Services Agreement," beginning on page 93.
License Agreement
Under the terms of the License Agreement between New Digimarc and L-1 Identity Solutions Operating Company, L-1 Identity Solutions Operating Company granted to New Digimarc and its affiliates a license under certain patents owned by L-1 Identity Solutions Operating Company upon completion of the spin-off for use and exploitation in specified fields related to the Digital Watermarking Business, and New Digimarc granted to L-1 Identity Solutions Operating Company and its affiliates an exclusive license under certain patents owned by New Digimarc upon completion of the spin-off for use and exploitation in certain fields related to the Secure ID Business. For a description of the rights and obligations of the parties under the License Agreement, see "Our Relationship with Old Digimarc After the Spin-Off—License Agreement," beginning on page 92.
Management and Operation of New Digimarc after the distribution
New Digimarc is operating the Digital Watermarking Business, managed by the same Beaverton, Oregon based management team employed by Old Digimarc Corporation prior to the distribution, except for Robert Eckel, Old Digimarc's current President, ID Systems, and Reed Stager, Old Digimarc's former Executive Vice President.
Anti-takeover effects
Some provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of making more difficult an acquisition of control of us in a transaction not approved by our board of directors. For more information, see "Description of Our Capital Stock," beginning on page 97.

        You should carefully read the "Risk Factors" beginning on page 11 of this information statement.

Corporate Information and Structure

        We were incorporated in Delaware on June 18, 2008 by Old Digimarc to facilitate the separation of its Secure ID Business and its Digital Watermarking Business through the spin-off and pursuant to the Old Digimarc/L-1 merger agreement. Our principal executive offices are located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, and our telephone number is (503) 469-4800. We maintain a website at www.digimarc.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this information statement.

Summary Historical and Pro Forma Financial Information

        The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for each of the five years ended December 31 and for the six-months ended June 30 from our financial statements. The pro forma financial information set forth below portrays how our spin off from Old Digimarc might have affected our historical financial information if it had occurred on June 30, 2008 for balance sheet purposes and on January 1, 2007 for income statement purposes. This information is only a summary and you should read it in conjunction with our historical financial statements included in this information statement and the related notes, the pro forma financial information and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this information statement. As you read this, you should understand that the pro forma financial information is presented for informational purposes only, and is not intended to show what our financial position or results of operations would have been had we been operating as an independent, publicly-traded company during these periods or what our financial position or results of operations might be in the future. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of our spin-off from Old Digimarc.

        The pro forma financial information presented reflects our financial results as fully described in the financial statements and the notes to our financial statements beginning on page F-3 of this information statement and gives effect to the following pro forma transactions:

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  the impact on cash receipts and expenditures related to the Old Digimarc/L-1 merger and spin-off; and

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  our conversion from a limited liability company to a Delaware corporation pursuant to the New Digimarc merger, the authorization and issuance of preferred stock, and the distribution of our common stock to the stockholders of Old Digimarc.

        The pro forma financial information presented does not give effect to the following:

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  estimated expenses and related reimbursement under the transition services agreement with Old Digimarc; and

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  expected, incremental expenses as a stand-alone company versus the allocation of shared services methodology as applied to the financial statements in this information statement.

        It is expected that the initial operating costs of New Digimarc on a stand-alone basis will be higher than those allocated to the New Digimarc operations under the shared services methodology applied in the audited financial statements of New Digimarc. Consequently, the financial position, results of operations and cash flows of New Digimarc reflected in the financial statements of New Digimarc may not be indicative of those that would have been achieved or that might be achieved in the future had

New Digimarc been operated as a separate, stand-alone entity for the periods reflected in its financial statements.

        The dollar amounts in the tables below are in thousands.

	For the Years Ended December 31,					For the Six Months Ended June 30,
(1)	2003 (unaudited)	2004 (unaudited)	2005 (audited)	2006 (audited)	2007 (audited)	2007 (unaudited)	2008 (unaudited)
Operating revenues	$9,306	$11,184	$11,119	$11,071	$13,025	$6,331	$10,200
Gross profit percentage	58%	68%	69%	66%	69%	70%	70%
Operating income (loss)	(2)	(2)	$(5,770)	$(3,908)	$(1,310)	$(964)	$1,084

	For the Years Ended December 31,					As of June 30,		Pro Forma As of June 30,
(1)	2003 (unaudited)	2004 (unaudited)	2005 (audited)	2006 (audited)	2007 (audited)	2007 (unaudited)	2008 (unaudited)	2008 (unaudited)
Cash, cash equivalents and short term investments	$78,633	$51,836	$31,982	$33,073	$32,713	$28,856	$36,914	$55,104
Total assets	(2)	$56,210	$36,896	$37,658	$38,451	$32,940	$43,239	$61,429
Long-term obligations	$0	$160	$295	$294	$215	$298	$242	$242

(1)
The Old Digimarc/L-1 merger agreement provides that all cash and cash equivalents, short term investments and restricted cash (aggregate cash) of Old Digimarc are treated as cash retained by New Digimarc in its carved-out financial statements. As a result, the presentation of the financial statements and operating data of New Digimarc during the carve-out periods reflect the cash flow of Old Digimarc, including its Secure ID Business, combined with New Digimarc. During 2003 through 2007, the consolidated results of Old Digimarc reflected operating losses of $0.1 million, $9.5 million, $23.6 million, $13.1 million and $1.6 million, respectively. Cash provided by (used in) operations for those same periods were $25.3 million, $4.7 million, ($3.2) million, $9.3 million and $16.3 million, respectively. Also, capital expenditures for those periods were $14 million, $39.7 million, $15.5 million, $10.5 million and $17.7 million, respectively. In addition, aggregate cash balances were reduced from $78.6 million at the end of 2003 to $32.7 million at the end of 2007, reflecting the funding of operating losses for the combined Secure ID Business and Digital Watermarking Business and for funding capital expenditures, the majority being for the Secure ID Business.

Prior to the acquisition of the Secure ID Business from Polaroid by Old Digimarc in late December 2001, New Digimarc operated as a separate entity. Its revenues for 2000 and 2001 were $11.9 million and $13.2 million, respectively, and its operating losses exceeded $20 million in each of those years. In the years after the acquisition and up through the present date, Old Digimarc's business, including New Digimarc, began to benefit from a shared services operating model where its general and administrative costs, among others, could be spread more efficiently across multiple operating activities. In addition, in mid-2005, Old Digimarc began a reorganization of its business to focus on its core strengths while significantly reducing its cost of operations in all areas and growing revenues in both the Secure ID Business and Digital Watermarking Business. The change in the operating results of New Digimarc since its early loss years prior to the acquisition benefited from the shared services operating model in 2002, and later, beginning in 2005, further benefited as operating costs were reduced and revenues began to rise to current levels. As a result, New Digimarc's operating losses were reduced over the years to $1.3 million in 2007. New Digimarc achieved an operating profit of $1.6 million in the first six months of 2008.

(2)
Certain financial data for the years ended December 31, 2003 and 2004 have been omitted from this information statement because they are not available without unreasonable effort and expense. We believe the omission of these financial data for the years ended December 31, 2003 and 2004 are not material to an understanding of our financial performance and related trends.

RISK FACTORS

        You should carefully consider each of the following risks and all of the other information set forth in this information statement. The following risks relate principally to our business, our relationship with Old Digimarc and our status as a separate publicly-traded company, as well as risks related to the nature of the spin-off itself. The risks and uncertainties described below are those risks of which we are aware, that we consider to be material to our business. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline.

Risks Related to our Common Stock and the Spin-off

A trading market may not develop for shares of our common stock, which could adversely affect the market price of those shares.

        There is no trading market for shares of our common stock, and we do not assure you that such a market will develop or be sustained after the New Digimarc stock delivery date. We have been approved to have our shares of common stock listed on the Nasdaq Global Market under the symbol "DMRC"; however, following the spin-off, the shares of our common stock are being held in trust for the benefit of our stockholders until the Form 10 is declared effective by the SEC. Until that time, the shares will not be listed for trading and you will not be able to sell any of your shares of our common stock. Once the shares have been listed and trading commences, we cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market in our common stock on the Nasdaq Global Market or otherwise. If an active trading market does not develop, you may have difficulty selling any of your shares of common stock.

Substantial sales of our common stock following the spin-off may have an adverse impact on the trading price of our common stock.

        We expect that under the United States federal securities laws all of the shares of our common stock distributed to our stockholders in the spin-off will be eligible for resale in the public market, except for shares held by our affiliates. Some of our stockholders who receive our shares of common stock may decide that their investment objectives do not include ownership of our shares, and may sell their shares of common stock following the spin-off. In particular, stockholders that are institutional investors may have investment parameters that require their portfolio companies to maintain a minimum market capitalization that we may not achieve as a result of our separation from Old Digimarc. We cannot predict whether stockholders will sell large numbers of our shares of common stock in the public market following the spin-off, or how quickly they may sell these shares. If our stockholders sell large numbers of our shares of common stock over a short period of time, or if investors anticipate large sales of our shares of common stock over a short period of time, the trading price of our shares of common stock could be adversely affected.

We have no recent operating history as a separate company. Our historical and pro forma financial information are not necessarily representative of the results we would have achieved as a separate publicly-traded company, and they may not be a reliable indicator of our future results.

        Old Digimarc did not account for us, and we were not operated, as a stand-alone public company for the periods presented in our financial statements included in this information statement. Our financial statements have been "carved out" from Old Digimarc's consolidated financial statements and reflect assumptions and allocations made by Old Digimarc. The financial statements do not fully represent what our financial position, results of operations and cash flow would have been had we operated as a stand-alone public company for the periods presented. Significant changes may occur in our cost structure, tax structure, management, financing and business operations as a result of our operating as a public company separate from Old Digimarc. These changes may result in increased costs associated with reduced economies of scale, marketing expenses, the incurrence of debt and interest expense, stand-alone costs for services formerly provided by Old Digimarc, the need for additional personnel to perform services formerly provided by Old Digimarc, and the legal, accounting, compliance and other costs associated with being a public company with equity securities listed on a national exchange. As a result, the historical and pro forma information included in this information statement are not necessarily indicative of what our financial position, results of operations and cash flow will be following the spin-off. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Information" and our financial statements and related notes included elsewhere in this information statement.

Our common stock price may be volatile, and you could lose all or part of your investment in shares of our common stock.

        The price of shares of our common stock may fluctuate as a result of changes in our operating performance or prospects and other factors. Some specific factors that may have a significant effect on the price of shares of our common stock include:

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  the public's reaction to our public disclosures;

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  actual or anticipated changes in our operating results or future prospects;

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  strategic actions by us or our competitors, such as acquisitions or restructurings;

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  new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

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  changes in accounting standards, policies, guidance, interpretations or principles applicable to us;

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  conditions of the industry as a result of changes in financial markets or general economic or political conditions;

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  the failure of securities analysts to cover our common stock after the distribution, or changes in financial estimates by analysts;

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  changes in analyst recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

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  future issuances of our common stock or the perception that future sales could occur; and

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  volatility in the equity securities market.

We have the ability to issue additional equity securities, which would lead to dilution of our issued and outstanding common stock.

        The issuance of additional equity securities or securities convertible into equity securities would result in dilution of our existing stockholders' equity interests. We are authorized to issue, without stockholder approval, up to 2,500,000 shares of preferred stock, par value $0.001 per share, in one or more series, which may give other stockholders dividend, conversion, voting, and liquidation rights, among other rights, which may be superior to the rights of holders of our common stock. In addition, we are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. We are authorized to issue, without stockholder approval except as required by law or Nasdaq regulations, securities convertible into either common stock or preferred stock.

        Following the spin-off, we issued to our executive officers an aggregate of 10,000 shares of Series A Redeemable Nonvoting Preferred stock. In the event of our liquidation, dissolution or other winding up, before any payment or distribution is made to the holders of common stock, holders of the

Series A Redeemable Nonvoting Preferred stock will be entitled to receive a value of $5.00 per share of Series A Redeemable Nonvoting Preferred stock held by the stockholder. The Series A Redeemable Nonvoting Preferred has no voting rights, and may be redeemed by us at any time on or after June 18, 2013.

Our corporate governance documents as well as Delaware law may delay or prevent an acquisition of us that stockholders may consider favorable, which could decrease the value of your shares.

        Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions include supermajority voting requirements for stockholders to amend our organizational documents and limitations on actions by our stockholders by written consent. In addition, our board of directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Delaware law also imposes some restrictions on mergers and other business combinations between any holder of 15% or more of our outstanding common stock and us. Although we believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics and thereby provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by some stockholders. See "Description of Our Capital Stock."

Risks Related to Our Business

We have a history of losses and we may not achieve or sustain profitability, particularly if we were to lose large contracts.

        Old Digimarc's Digital Watermarking Business had incurred significant net losses from inception. Old Digimarc's accumulated deficit was $100 million as of December 31, 2007. Although we anticipate that we will achieve profitability for 2009, in order to achieve sustained profitability we will need to generate higher revenue than Old Digimarc's Digital Watermarking Business had in prior years and control expenditures. Achieving sustained profitability will depend upon a variety of factors, including the extent to which we may be required to increase the size of our workforce in order to execute our business strategy and capitalize on new opportunities. In addition, we will evaluate our strategy and market opportunities on an ongoing basis and will adjust our approach to market conditions from time to time. Finally, various adverse developments, including the loss of large contracts or cost overruns on our existing contracts, could have a negative effect on our revenue or our margins. Accordingly, increases in our expenses may not be offset by revenue increases and as a result we may not be able to achieve or sustain profitability.

A small number of customers account for a substantial portion of our revenues and the loss of any large contract may result in loss of revenue.

        Historically, we have derived a significant portion of our revenues from a limited number of customers. Two customers, the Bank for International Settlements, acting on behalf of a consortium of Central Banks, and The Nielsen Company, which we refer to as Nielsen, represented approximately 77% of our revenue for the six months ended June 30, 2008. Contracts between our large central banking, federal and commercial customers generally have terms of three to five or more years in length and sometimes for the life of the patents under license, which could be up to 20 years. Some contracts we enter into contain termination for convenience provisions. If we were to lose a contract due to termination for convenience or in a competitive situation, our financial results could be adversely affected.

        We expect to continue to depend upon a small number of customers for a significant portion of our revenues for the foreseeable future. The loss of, or decline in, orders or backlog from one or more major customers could reduce our revenues and have a material adverse effect on our financial results.

The majority of our revenue is subject to commercial contracts and development of new markets that may involve unpredictable delays and other unexpected changes, which might limit our actual revenue in any given quarter or year.

        We derive substantial portions of our revenue from commercial contracts tied to development schedules or development of new markets, which could shift for months, quarters or years as the needs of our customers and the markets in which they participate change. Government agencies and commercial customers also face budget pressures that introduce added uncertainty. Any shift in development schedules, the markets in which we or our licensees participate, or customer procurement processes, which are outside our control and may not be predictable, could result in delays in bookings forecasted for any particular period, could affect the predictability of our quarterly and annual results, and might limit our actual revenue in any given quarter or year, resulting in reduced and less predictable revenue and adversely affecting profitability.

The market for our products is highly competitive and alternative technologies or larger companies may undermine, limit or eliminate the market for our products' technologies, which would decrease our revenue and profits.

        The markets in which we compete for business are intensely competitive and rapidly evolving. We expect competition to continue from both existing competitors and new market entrants. We face competition from other companies and from alternative technologies. Because the market solutions based on our technologies is still in an early stage of development, we also may face competition from unexpected sources.

        Alternative technologies that may directly or indirectly compete with particular applications of our watermarking technologies include:

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  Encryption—securing data during distribution using a secret code so it cannot be accessed except by authorized users;

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  Containers—inserting a media object in an encrypted wrapper, which prevents the media object from being duplicated and is used for content distribution and transaction management;

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  DataGlyphs®—a slightly visible modification of the characteristics of an image or document that is machine-readable;

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  Scrambled Indicia®—an optical refraction-based data-hiding technique that is inserted into an image and can be read with a lens;

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  Traditional anti-counterfeiting technologies—a number of solutions used by many governments (and that compete for budgetary outlays) designed to deter counterfeiting, including optically sensitive ink, magnetic threads and other materials used in the printing of currencies;

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  Radio frequency tags—embedding a chip that emits a signal when in close proximity with a receiver, which is being used in photo identification credentials, labels and tags;

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  Internet technologies—numerous existing and potential Internet access and search methods are competitive with Digimarc Mobile systems and the searching capabilities of Digimarc ImageBridge;

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  Digital fingerprints and signatures—a metric, or metrics, computed solely from a source image or audio or video track, that can be used to identify an image or track, or authenticate the image or track;

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  Smart cards—badges and cards including a semiconductor memory and /or processor used for authentication and related purposes; and

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  Bar codes or QR codes—data-carrying codes, typically visible in nature (but may be invisible if printed in ultraviolet- or infrared-responsive inks).

        In the competitive environment in which we operate, product generation, development and marketing processes relating to technology are uncertain and complex, requiring accurate prediction of demand as well as successful management of various development risks inherent in technology development. In light of these dependencies, it is possible that failure to successfully accommodate future changes in technologies related to our technologies could have a long-term effect on our growth and results of operations.

        New developments are expected to continue, and we do not assure you that discoveries by others, including current and potential competitors, will not render our services and products noncompetitive. Moreover, because of rapid technological changes, we may be required to expend greater amounts of time and money than anticipated to develop new products and services, which in turn may require greater revenue streams from these products and services to cover developmental costs. Many of the companies that compete with us for some of our business, as well as other companies with whom we may compete in the future, are larger and may have greater technical, financial, marketing, and political resources than we do. These resources could enable these companies to initiate severe price cuts or take other measures in an effort to gain market share or otherwise impede our progress. We do not assure you that we will be able to compete successfully against current or future participants in our market or against alternative technologies, or that the competitive pressures we face will not decrease our revenue and profits in the future.

We depend on our management and key employees for our future success. If we are not able to retain, hire or integrate these employees, we may not be able to meet our commitments.

        Our success depends to a significant extent on the performance and continued service of our management and our intellectual property team. The loss of the services of any of these employees could limit our growth or undermine customer relationships.

        Due to the high level of technical expertise that our industry requires, our ability to successfully develop, market, sell, license and support our products, services, and intellectual property depends to a significant degree upon the continued contributions of our key personnel in engineering, sales, marketing, operations, legal and licensing, many of whom would be difficult to replace. We believe our future success will depend in large part upon our ability to retain our current key employees and our ability to attract, integrate and retain these personnel in the future. It may not be practical for us to match the compensation some of our employees could garner at other employment. In addition, we may encounter difficulties in hiring and retaining employees because of concerns related to our financial performance. These circumstances may have a negative effect on the market price of our common stock, and employees and prospective employees may factor in the uncertainties relating to our stability and the value of any equity-based incentives in their decisions regarding employment opportunities and decide to leave our employ. Moreover, our business is based in large part on patented technology, which is unique and not generally known. New employees require substantial training, involving significant resources and management attention. Competition for experienced personnel in our business can be intense. If we do not succeed in attracting new, qualified personnel or in integrating, retaining and motivating our current personnel, our growth and ability to deliver products and services that our customers require may be hampered. Although our employees generally have executed agreements containing non-competition clauses, we do not assure you that a court would enforce all of the terms of these clauses or the clauses generally. If these clauses were not fully enforced, our employees could be able to freely join our competitors. Although we generally attempt to control access to and distribution of our proprietary information by our employees, we do not assure you that the confidential nature of our proprietary information will be maintained in the course of such future employment. Any of these events could have a material adverse effect on our financial and business prospects.

If leading companies in our industry or standard-setting bodies or institutions downplay, minimize, or reject the use of our technologies, deployment may be slowed and we may be unable to achieve revenue growth, particularly in the media and entertainment sectors.

        Many of our business endeavors, such as our licensing of intellectual property in support of audio and video copy-control applications, can be impeded or frustrated by larger, more influential companies or by standard-setting bodies or institutions downplaying, minimizing or rejecting the value or use of our other technologies. A negative position by these companies, bodies or institutions, if taken, may result in obstacles for us that we would be incapable of overcoming and may block or impede the adoption of digital watermarking, particularly in the media and entertainment market. In addition, potential customers in the media and entertainment industry may delay or reject initiatives that relate to deployment of our technologies. Such a development would make the achievement of our business objectives in this market difficult or impossible.

If we are unable to respond to regulatory or industry standards effectively, or if we are unable to develop and integrate new technologies effectively, our growth and the development of our products and services could be delayed or limited.

        Our future success will depend in part on our ability to enhance and improve the responsiveness, functionality and features of our products and services, and those of our business partners, in accordance with regulatory or industry standards. Our ability to remain competitive will depend in part on our ability to influence and respond to emerging industry and governmental standards in a timely and cost-effective manner. If we are unable to influence these or other standards or respond to such standards effectively, our growth and the development of certain products and services could be delayed or limited.

        Our market is characterized by new and evolving technologies. The success of our business will depend on our ability to develop and integrate new technologies effectively and address the increasingly sophisticated technological needs of our customers in a timely and cost-effective manner. Our ability to remain competitive will depend in part on our ability to:

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  enhance and improve the responsiveness, functionality and other features of the products and services we offer or plan to offer;

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  continue to develop our technical expertise; and

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  develop and introduce new services, applications and technologies to meet changing customer needs and preferences and to integrate new technologies.

        We do not assure you that we will be successful in responding to these technological and industry challenges in a timely and cost-effective manner. If we are unable to develop or integrate new technologies effectively or respond to these changing needs, our margins could decrease, and our release of new products and services and the deployment of our watermarking technology could be adversely affected.

We may need to retain additional employees or contract labor in the future in order to take advantage of new business opportunities arising from increased demand, which could impede our ability to achieve or sustain profitability.

        We have staffed our company with the intent of achieving and sustaining profitability. Our current staffing levels could affect our ability to respond to increased demand for our services. In addition, to meet any increased demand and take advantage of new business opportunities in the future, we may need to increase our workforce through additional employees or contract labor, which would increase our costs. If we experience such an increase in costs, we may not succeed in achieving or sustaining profitability.

Our future growth will depend to some extent on our successful implementation of our technology in solutions provided by third parties, including partners and suppliers.

        Our business and strategy rely substantially on deployment of our technologies by third-party software developers and original equipment manufacturers. For example, one of our technologies is commonly deployed in image editing applications to permit users of these products to read data embedded in imagery, and thereby identify ownership and discern the identities of image owners. Another of our technologies is used in our anti-counterfeiting products. If third parties who include our technologies in their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technologies, or these partners are unsuccessful in their efforts, our efforts to expand deployment of our technologies would be adversely affected and, consequently, our ability to increase revenues would be adversely affected and we may suffer other adverse effects to our business. In addition, if our technologies do not perform according to market expectations, our future sales would suffer as customers seek other providers.

Our growth of IP licensing revenues depends on successful implementation of solutions by our licensees and third parties and successful development of new markets for our technologies.

        Our IP licensing business and strategy rely, in part, on successful deployment of our technologies by our licensees and other third-party software developers and original equipment manufacturers. For example, our technology is being deployed as part of Digital Cinema systems to theatres around the world by companies that integrate technologies and subsystems. If third parties who license our intellectual property for their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technologies and intellectual property, or these partners are unsuccessful in their efforts, our ability to increase licensing revenues would be adversely affected. In addition, if our technologies do not perform according to market expectations, our future sales would suffer as customers seek other providers.

The loss of international customers or the failure to find new international customers could adversely affect our profitability and slow our growth.

        We believe that revenue from sales of products and services to commercial, governmental and other customers outside the United States could represent a growing percentage of our total revenue in the future. International sales and services are subject to a number of risks that can adversely affect our sales of products and services to customers outside of the United States, including the following:

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  changes in foreign government regulations and security requirements;

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  export license requirements, tariffs and taxes;

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  trade barriers;

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  difficulty in protecting intellectual property;

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  difficulty in collecting accounts receivable;

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  currency fluctuations;

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  longer payment cycles than those for customers in the United States;

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  difficulty in managing foreign operations; and

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  political and economic instability.

        We do not have an extensive operational infrastructure for international business. We generally depend on local or international business partners and subcontractors for performance of substantial portions of our business. These factors may result in greater risk of performance problems or of reduced profitability with respect to our international programs in these markets. In addition, if foreign customers, in particular foreign government authorities, terminate or delay the implementation of our products and services, it may be difficult for us to recover our potential losses.

        We are exposed to currency exchange fluctuations and do not engage in foreign currency hedging transactions. We may in the future choose to limit our exposure by the purchase of forward foreign exchange contracts, collared options, currency swap agreements or through similar hedging strategies. No currency hedging strategy, however, can fully protect against exchange-related losses.

The terms and conditions of our contracts could subject us to damages, losses and other expenses if we fail to meet delivery and other performance requirements.

        Our service contracts typically include provisions imposing (i) development, delivery and installation schedules and milestones, (ii) customer acceptance and testing requirements and (iii) other performance requirements. To the extent these provisions involve performance over extended periods of time, risks of noncompliance may increase. From time to time we have experienced delays in system implementation, timely acceptance of programs, concerns regarding program performance and other contractual disputes. Any failure to meet contractual milestones or other performance requirements as promised, or to successfully resolve customer disputes, could result in us incurring liability for damages, as well as increased costs, lower margins, or compensatory obligations in addition to other losses, such as harm to our reputation. Any unexpected increases in costs to meet our contractual obligations or any other requirements necessary to address claims and damages with regard to our customer contracts could have a material adverse effect on our business and financial results.

Our products could have unknown defects or errors, which may give rise to claims against us, divert application of our resources from other purposes or increase our project implementation and support costs.

        Products and services as complex as those we offer or develop may contain undetected defects or errors. Furthermore, we often provide complex implementation, integration, customization, consulting and other technical services in connection with the implementation and ongoing maintenance of our products. Despite testing, defects or errors in our products and services may occur, which could result in delays in the development and implementation of products and systems, inability to meet customer requirements or expectations in a timely manner, loss of revenue or market share, increased implementation and support costs, failure to achieve market acceptance, diversion of development resources, injury to our reputation, increased insurance costs, increased service and warranty costs and warranty or breach of contract claims. Although we attempt to reduce the risk of losses resulting from warranty or breach of contract claims through warranty disclaimers and liability limitation clauses in our sales agreements when we can, these contractual provisions are sometimes not included and may not be enforceable in every instance. If a court refuses to enforce the liability-limiting provisions of our contracts for any reason, or if liabilities arose that were not contractually limited or adequately covered by insurance, the expense associated with defending these actions or paying the resultant claims could be significant.

The security systems used in our product and service offerings may be circumvented or sabotaged by third parties, which could result in the disclosure of sensitive information or private personal information or cause other business interruptions that could damage our reputation and disrupt our business.

        Our business relies on computers and other information technologies, both internal and at customer locations. The protective measures that we use may not prevent security breaches, and failure to prevent security breaches may disrupt our business, damage our reputation, and expose us to litigation and liability. A party who is able to circumvent security measures could misappropriate sensitive or proprietary information or materials or cause interruptions or otherwise damage our products, services and reputation, and the property of our customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our systems, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of our contracts. Further, our insurance coverage may be insufficient to cover losses and liabilities that may result from these events.

        In addition, we may be required to expend significant capital and other resources to protect ourselves against the threat of security breaches or to alleviate problems caused by these breaches. Any protection or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

We are subject to risks encountered by companies developing and relying upon new technologies, products and services for substantial amounts of their growth or revenue.

        Our business and prospects must be considered in light of the risks and uncertainties to which companies with new and rapidly evolving technologies, products and services are exposed. These risks include the following:

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  we may be unable to develop sources of new revenue or sustainable growth in revenue because our current and anticipated technologies, products and services may be inadequate or may be unable to attract or retain customers;

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  the intense competition and rapid technological change in our industry could adversely affect the market's acceptance of our existing and new products and services;

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  we may be unable to develop and maintain new technologies upon which our existing and new products and services are dependent in order for our products and services to be sustainable and competitive and in order for us to expand our revenue and business; and

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  our licensees may not be able to successfully enter new markets or grow their businesses, limiting the royalties payable to us and our associated revenues and profits.

        Some of our key technologies and solutions from our patent or technology licensees are in the development stage. Consequently, products incorporating these technologies and solutions are undergoing technological change and are in the early stage of introduction in the marketplace. Delays in the adoption of these products or adverse competitive developments may result in delays in the development of new revenue sources or the growth in our revenue. In addition, we may be required to incur unanticipated expenditures if product changes or improvements are required. Additionally, new industry standards might redefine the products that we or our licensees are able to sell, especially if these products are only in the prototype stage of development. If product changes or improvements are required, success in marketing these products by us or our licensees and achieving profitability from these products could be delayed or halted. We also may be required to fund any changes or improvements out of operating income, which could adversely affect our profitability.

We may not be able to protect adequately our intellectual property, and we may be subject to infringement claims and other litigation, which could adversely affect our business.

        Our success depends in part on licensing our proprietary technologies. To protect our intellectual property portfolio, we rely on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements. Unlicensed copying and use of our intellectual property or infringement of our intellectual property rights result in the loss of revenue to us.

        We face risks associated with our patent position, including the potential need from time to time to engage in significant legal proceedings to enforce our patents, the possibility that the validity or enforceability of our patents may be denied, and the possibility that third parties will be able to compete against us without infringing our patents. Budgetary concerns may cause us not to file, or continue, litigation against known infringers of our patent rights, or may cause us not to file for, or pursue, patent protection for all of our inventive technologies in jurisdictions where they may have value. Some governmental entities that might infringe our intellectual property rights may enjoy sovereign immunity from such claims. Failure to reliably enforce our patent rights against infringers may make licensing more difficult. If we fail to protect our intellectual property rights and proprietary technologies adequately, if there are changes in applicable laws that are adverse to our interests, or if we become involved in litigation relating to our intellectual property rights and proprietary technologies or relating to the intellectual property rights of others, our business could be seriously harmed because the value ascribed to our intellectual property could diminish and result in a lower stock price or we may incur significant costs in bringing legal proceedings against third parties who are infringing our patents.

        Effective protection of intellectual property rights may be unavailable or limited. Patent protection throughout the world is generally established on a country-by-country basis. We have applied for patent protection in the United States and in various other countries. We do not assure you, however, that pending patents will be issued or that issued patents will be valid or enforceable. Failure to obtain these patents or failure to enforce those patents that are obtained may result in a loss of revenue to us. We do not assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technologies, duplicate our services or design around any of our patents or other intellectual property rights.

        We are the exclusive licensee under some third-party patents, and may need the assistance of these parties if we choose to enforce any of these patent rights. The cooperation of these third parties cannot be assured. Although we rely on some of these technologies for our products or for our licenses to third parties to date, the licensed patents have not been material to our operations.

        As more companies engage in business activities relating to digital watermarking, and develop corresponding intellectual property rights, it is increasingly likely that claims may arise which assert that some of our products or services infringe upon other parties' intellectual property rights. These claims could subject us to costly litigation, divert management resources and result in the invalidation of our intellectual property rights. These claims may require us to pay significant damages, cease production of infringing products, terminate our use of infringing technologies or develop non-infringing technologies. In these circumstances, continued use of our technologies may require that we acquire licenses to the intellectual property that is the subject of the alleged infringement, and we might not be able to obtain these licenses on commercially reasonable terms or at all. Our use of protected technologies may result in liability that threatens our continuing operation.

        Some of our contracts include provisions regarding our non-infringement of third-party intellectual property rights. As deployment of our technology increases, and more companies enter our markets, the likelihood of a third party lawsuit resulting from these provisions increases. If an infringement arose in a context governed by such a contract, we may have to refund to our customer amounts already paid to us or pay significant damages, or we may be sued by the party allegedly infringed upon. Similarly, as we seek to broaden the number of companies licensed under our patent portfolio, some may seek contractual assurances that we will pursue—by litigation if necessary—their competitors who use our patented technology but are not licensed to do so. Compliance with any such contract provisions may require that we pursue litigation where our costs exceed our likely recovery.

        As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, directors, consultants and corporate partners, and attempt to control access to and distribution of our technologies, solutions, documentation and other proprietary information. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of our technologies, solutions or other proprietary information or independently develop similar technologies, solutions or information. The steps that we have taken to prevent misappropriation of our solutions, technologies or other proprietary information may not prevent their misappropriation.

We do not assure you that our internal controls and procedures will succeed in achieving their stated goals under all potential future conditions, regardless of how remote.

        We have deployed significant resources to design, implement, and maintain effective internal controls and procedures, including disclosure controls and procedures. Although our internal controls and procedures are designed to provide reasonable assurance of achieving their objectives, the design of any system of controls is based in part upon various assumptions about the likelihood of future events, and we do not assure you that our system will succeed in achieving its stated goals under all potential future conditions, regardless of how remote. Any failure to maintain adequate controls or to adequately implement required new or improved controls could harm our operating results or cause us to fail to meet our reporting obligations in a timely and accurate manner.

If our revenue models and pricing structures relating to products and services that are under development do not gain market acceptance, the products and services may fail to attract or retain customers and we may not be able to generate new or sustain existing revenue.

        Some of our business involves embedding digital watermarks in traditional and digital media, including identification documents, secure documents, audio, video and imagery, and licensing our intellectual property. Our revenue stream is based primarily on a combination of development, consulting, subscription and license fees from copyright protection and counterfeit deterrence applications. We have not fully developed revenue models for some of our future digital watermarking applications and licensing endeavors. Because some of our products and services are not yet well-established in the marketplace, and because some of these products and services will not directly displace existing solutions, we cannot be certain that the pricing structure for these products and services will gain market acceptance or be sustainable over time or that the marketing for these products and services will be effective.

While we currently have no claims, litigation or regulatory actions filed or pending by or against us, future claims, litigation or enforcement actions could arise, and any obligation to pay a judgment or damages could materially harm our business or financial condition.

        From time to time, Old Digimarc had been engaged in litigation and incurred significant costs relating to these matters. The inherent uncertainties of litigation, and the ultimate cost and outcome of litigation cannot be predicted. We carry director and officer liability insurance and other insurance policies that provide protection against various liabilities relating to claims against us and our executive officers and directors up to prescribed policy limits. If these policies do not adequately cover expenses and liabilities relating to future lawsuits, our financial condition could be materially harmed. In addition, if this insurance coverage becomes unavailable to us or premiums increase significantly in the future, it could make it more difficult for us to retain and attract officers and directors and could expose us to potentially self-funding certain future liabilities ordinarily mitigated by director and officer liability insurance.

THE SPIN-OFF

Background of the Spin-Off

        As part of its ongoing evaluation of Old Digimarc's business and strategic direction, Old Digimarc's board of directors from time to time evaluated Old Digimarc's strategic alternatives. In addition, Old Digimarc, from time to time, received unsolicited inquiries related to an acquisition of all or part of the company. In the second half of 2006, Old Digimarc's board of directors determined that Old Digimarc would benefit from the resources and analysis provided by financial advisors familiar with the company and the businesses in which it is engaged. In November 2006, Old Digimarc engaged USBX Advisory Services, LLC, which we refer to as USBX Advisory Services, and RA Capital Advisors LLC, which we refer to as RA Capital, as Old Digimarc's financial advisors to assess Old Digimarc's Secure ID Business and Digital Watermarking Business, respectively, and to assist in the evaluation of strategic alternatives, including identifying potential complementary businesses for Old Digimarc to acquire and assisting management and the board of directors in reviewing and analyzing potential inquiries from parties interested in acquiring all or a portion of the company.

        In the spring and summer of 2007, USBX Advisory Services facilitated discussions and financial and legal due diligence with four parties interested in potential strategic transactions with Old Digimarc, none of which resulted in an offer to acquire Old Digimarc or any of its assets or businesses. In the fall of 2007, certain assets of USBX Advisory Services, including the Old Digimarc engagement and the primary USBX Advisory Services bankers working on the Old Digimarc engagement, were acquired by Imperial Capital, LLC, which we refer to as Imperial Capital.

        On October 11, 2007, Robert Basil, Vice President of Strategic Planning and Business Operations of L-1, contacted a representative of USBX Advisory Services to facilitate a conversation between L-1 and Old Digimarc about a possible strategic transaction. During October and November 2007, representatives of L-1 and USBX Advisory Services held several discussions regarding L-1's preliminary interest in the acquisition of Old Digimarc's Secure ID Business.

        On December 6, 2007, at a meeting of Old Digimarc's board of directors, a representative of USBX Advisory Services reported to the board of directors on his conversations with representatives of L-1 regarding a potential acquisition of Old Digimarc's Secure ID Business.

        On January 22, 2008, Bruce Davis, President and Chief Executive Officer of Old Digimarc, James T. Richardson, Old Digimarc's lead director, and Jay Beaghan, a representative of Imperial Capital after the acquisition of certain assets of USBX Advisory Services, met with Robert V. LaPenta, L-1's President and Chief Executive Officer, at the Portland, Oregon, airport to discuss L-1's interest in a potential transaction involving the acquisition of Old Digimarc's Secure ID Business. The parties discussed the broad parameters of a potential transaction.

        On January 25, 2008, Old Digimarc's board of directors held a meeting, during which Messrs. Davis and Richardson reported on their meeting with Mr. LaPenta. The board of directors directed Old Digimarc's management, and its financial and legal advisors, to explore the threshold structuring, legal and regulatory issues involved in a potential transaction with L-1 to determine the preliminary viability of such a transaction.

        Between January 29, 2008 and February 27, 2008, various representatives of L-1 and Old Digimarc, including representatives of L-1's financial, accounting and legal advisors, and Old Digimarc's legal advisors, held a series of telephone conferences to discuss legal, accounting and tax matters relating to a potential transaction between L-1 and Old Digimarc pursuant to which L-1 would acquire Old Digimarc's Secure ID Business, and to exchange preliminary due diligence information with respect to each company.

        On February 28, 2008, at a meeting of Old Digimarc's board of directors, Old Digimarc's management and representatives of Perkins Coie LLP, Old Digimarc's legal counsel, which we refer to as Perkins Coie, reported the results of their initial discussions with L-1 and its representatives. The board of directors discussed a potential transaction between L-1 and Old Digimarc pursuant to which L-1 would acquire Old Digimarc's Secure ID Business, the risks related to such a transaction and alternatives to such a transaction available to Old Digimarc, including the sale of the entire company, remaining as a stand-alone company or acquisitions of other companies or businesses. The board of directors authorized management and Old Digimarc's advisors to continue to explore a potential transaction with L-1 pursuant to which L-1 would purchase Old Digimarc's Secure ID Business, and to pursue other opportunities for a strategic transaction.

        On March 4, 2008, various representatives of L-1 and Old Digimarc, including representatives of their respective legal advisors, held a telephone conference to discuss the proposed tax structure of the potential transaction between L-1 and Old Digimarc involving the acquisition by L-1 of Old Digimarc's Secure ID Business.

        On March 11, 2008, Mr. Davis and Mr. Beaghan met with Mr. LaPenta in New York City to discuss the terms of a potential transaction between Old Digimarc and L-1 involving the acquisition by L-1 of Old Digimarc's Secure ID Business. After several hours of meetings and discussions of the potential synergies of the companies' businesses and the terms of a potential transaction, Mr. Davis and Mr. LaPenta reached a preliminary understanding on the general economic terms of a proposed acquisition by L-1 of Old Digimarc's Secure ID Business and the related spin-off of Old Digimarc's Digital Watermarking Business.

        On March 13, 2008, Old Digimarc's board of directors convened a meeting to discuss L-1's proposal relating to a potential transaction involving the acquisition by L-1 of Old Digimarc's Secure ID Business. Representatives of Imperial Capital, RA Capital and Perkins Coie also attended the meeting. The board of directors reviewed the structure and terms of the proposed transaction and received advice from its financial advisors regarding valuation implications of the proposal and strategic alternatives, including the sale of the entire company, remaining as a stand-alone company or acquisitions of other companies. A representative of Perkins Coie advised the board of directors on its fiduciary obligations with respect to the proposed transaction. Imperial Capital, the board of directors and management reviewed a list of potential acquirers and the board of directors then authorized Imperial Capital to contact a selected group of potential acquirers to ascertain whether any in the group was interested in pursuing a transaction. The group of potential acquirers was determined based on previous communications with those parties, the level of interest expressed and the likely value of a transaction with any of the potential acquirers. Following the meeting, Mr. Davis called Mr. LaPenta to confirm the board of directors' support of continued due diligence and the negotiation of the potential transaction involving the acquisition by L-1 of Old Digimarc's Secure ID Business.

        From March 14, 2008 to March 18, 2008, representatives of Imperial Capital conducted a targeted market check and had conversations with approximately 10 qualified potential acquirers, other than L-1, which included both private equity firms and potential strategic buyers, to solicit interest in a potential transaction with Old Digimarc. Each party was informed of certain financial and timing considerations of any expression of interest. None of the parties submitted an offer to Old Digimarc on the bases described.

        From March 15, 2008 through March 23, 2008, Old Digimarc's management and Perkins Coie, on the one hand, and L-1's management and Weil Gotshal, LLP, L-1's legal counsel, which we refer to as Weil Gotshal, on the other hand, negotiated the terms of a merger agreement and related schedules and agreements. The parties also continued their respective due diligence reviews during this period.

        On March 19, 2008, Old Digimarc's board of directors met to consider the proposed transaction involving L-1's acquisition of Old Digimarc's Secure ID Business. Also present at the meeting were representatives of Imperial Capital, RA Capital and Perkins Coie. Representatives of Old Digimarc's management and Perkins Coie reviewed the proposed terms of the merger agreement, including the remaining issues to be negotiated. The representatives of Imperial Capital and RA Capital presented an exhaustive review regarding the potential impact on stockholder value of a range of alternatives, including the potential transaction with L-1, a sale of the entire company, remaining as a stand-alone company or acquisitions of other companies. Representatives of Perkins Coie advised the board of directors on its fiduciary duties regarding the pursuit of alternative proposals and regulatory considerations regarding the proposed transaction. The board of directors directed management and Perkins Coie to attempt to negotiate the definitive merger agreement, including the related schedules and agreements, on terms that would be satisfactory to the board of directors.

        From March 19, 2008 through much of the day on March 22, 2008, Old Digimarc's management and Perkins Coie, on the one hand, and L-1's management and Weil Gotshal, on the other hand, negotiated the terms of the merger agreement and related schedules and agreements.

        On March 22, 2008, Old Digimarc's board of directors met to review all the terms of the proposed transaction involving L-1's acquisition of Old Digimarc's secure ID business and a substantially final draft of the merger agreement, and to receive a report from Perkins Coie of the legal aspects of the transaction. A representative of Perkins Coie again reviewed for the board of directors its fiduciary duties applicable to the potential transaction. Representatives of Imperial Capital and RA Capital then presented their financial analyses with respect to the proposed transaction with L-1. Following this presentation, Imperial Capital reviewed with the board of directors Imperial Capital's financial analyses and delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated March 22, 2008, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the consideration in the Old Digimarc/L-1 merger was fair, from a financial point of view, to the holders of Old Digimarc common stock. Old Digimarc's board of directors then unanimously approved the merger, the merger agreement and the transactions contemplated thereby and the spin-off of the Digital Watermarking Business and recommended that the Old Digimarc stockholders approve the merger and the merger agreement.

        On March 23, 2008, following the resolution of the final issues in the merger agreement and related schedules and agreements, Old Digimarc, L-1 and a wholly owned subsidiary of L-1 executed the merger agreement, which merger agreement we refer to as the Original Merger Agreement.

        On March 24, 2008, prior to the opening of U.S. financial markets, Old Digimarc and L-1 each issued a press release announcing that L-1 had entered into a definitive agreement to acquire Old Digimarc's Secure ID Business. The press releases also announced the related spin-off of Old Digimarc's Digital Watermarking Business and cash on hand.

        Following the announcement of the Original Merger Agreement and through the second week of June 2008, Old Digimarc, L-1 and their respective representatives negotiated the terms of a separation agreement, transition services agreement and license agreement, each related to the spin-off of the Digital Watermarking Business, and prepared a prospectus/proxy statement related to the Old Digimarc/L-1 merger and a Form 10 for the registration of the shares of common stock of New Digimarc to be issued in connection with the spin-off.

        On June 12, 2008, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the Old Digimarc/L-1 merger.

        Subsequently, on June 12, 2008, Old Digimarc received an unsolicited non-binding indication of interest from Safran S.A., which we refer to as Safran, in which Safran proposed to acquire the outstanding common stock of Old Digimarc, following the spin-off of Old Digimarc's Digital

Watermarking Business and cash on hand, for $300 million in cash, subject to completion of due diligence and negotiation of customary definitive documentation similar to the Original Merger Agreement with L-1.

        Between June 14, 2008 and June 16, 2008, Mr. Davis and Mr. LaPenta engaged in multiple conversations regarding potential modifications to the form and amount of consideration in the Original Merger Agreement and the structure of the transaction between Old Digimarc and L-1.

        On June 16, 2008, Old Digimarc's board of directors met to consider the Safran proposal. After consulting with its legal and financial advisors, Old Digimarc's board of directors determined that the Safran proposal could reasonably be expected to lead to a "superior proposal" as defined in the Original Merger Agreement. Accordingly, the board of directors authorized Old Digimarc to furnish information to and enter into discussions with Safran regarding the proposal.

        On June 17, 2008, during a telephonic conference, representatives of L-1, Weil Gotshal, Old Digimarc, Perkins Coie and Bank of America discussed L-1's intent to propose an all cash transaction effected pursuant to a tender offer. The participants also discussed the current status of L-1's debt financing.

        Later on June 17, 2008, Old Digimarc received a written proposal in which L-1 proposed an all cash tender offer for all of the outstanding shares of Old Digimarc common stock, together with the associated preferred stock purchase rights, followed by a second-step merger, following the spin-off of Old Digimarc's Digital Watermarking Business and cash on hand, for an aggregate purchase price of $325 million. In addition, L-1 would invest $5 million in the Digital Watermarking Business.

        In a subsequent telephonic conference on June 17, 2008, representatives of L-1, Weil Gotshal, Old Digimarc and Perkins Coie discussed L-1's revised proposal. Because of the preliminary nature of L-1's revised proposal, Mr. Davis indicated during the meeting that Old Digimarc did not intend at that time to terminate its discussions with Safran. At the end of this discussion, L-1 withdrew its revised proposal.

        Later on June 17, 2008, a representative of Perkins Coie formally notified Mr. Molina of Old Digimarc's board of directors' determination that the Safran acquisition proposal could reasonably be expected to lead to a "superior proposal," as defined in the Original Merger Agreement.

        On June 20, 2008, Safran's Executive Vice President, Strategy, Olivier Andries, Safran's legal and financial advisors, Mr. Davis, Mr. Chamness, Mr. Beaghan and a representative of Perkins Coie conducted a telephonic meeting during which the parties discussed logistics for facilitating Safran's due diligence review of Old Digimarc.

        On June 22, 2008, Old Digimarc published a press release announcing receipt of the Safran proposal. During the week of June 22, 2008, representatives of Imperial Capital conducted separate telephonic meetings with Evercore Partners, Safran's financial advisors, and L-1 to discuss their respective acquisition proposals.

        On June 23, 2008, New Digimarc filed its Form 10 to register the shares of its common stock to be distributed in connection with the spin-off of the Digital Watermarking Business. On the same day, Old Digimarc published a press release announcing the filing of the Form 10 by New Digimarc.

        On June 24, 2008, Safran entered into a confidentiality agreement with Old Digimarc in compliance with the terms of the Original Merger Agreement to permit Safran to begin a due diligence review of Old Digimarc, and Old Digimarc delivered a copy of the confidentiality agreement to L-1. Following execution of the confidentiality agreement, representatives of Perkins Coie invited representatives of Safran and Kaye Scholer to conduct more detailed due diligence on Old Digimarc and its businesses through access to an online data room containing customary due diligence materials.

        On June 25, 2008, representatives of Perkins Coie and Weil Gotshal discussed the terms and structure of a potential new proposal from L-1 by telephone conference.

        On June 26, 2008, Mr. Davis and Mr. LaPenta discussed the proposed terms of a new revised offer to come from L-1. Separately, Mark S. Molina, L-1's Chief Legal Officer, and Robert P. Chamness, Old Digimarc's Chief Legal Officer, discussed the schedule and process contemplated by L-1 for presenting its potential new proposal to Old Digimarc.

        Later on June 26, 2008, as a follow up to the earlier schedule and process call between Mr. Molina and Mr. Chamness, L-1 provided Old Digimarc and Perkins Coie with proposed amendments to the Original Merger Agreement providing for an offer to acquire, in an all cash tender offer, all of the outstanding Shares followed by a second-step merger, following the spin-off of the Digital Watermarking Business and cash on hand.

        From June 27, 2008 through June 29, 2008, Old Digimarc, L-1 and their respective counsel and advisors negotiated the terms and conditions of the draft amendment to the Original Merger Agreement.

        On June 28, 2008, L-1 provided a new written offer to Old Digimarc providing for an all cash tender offer for all of the outstanding shares of Old Digimarc's common stock, together with the associated preferred stock purchase rights, for an aggregate offer price of $310 million, followed by a second-step merger, following the spin-off of Old Digimarc's Digital Watermarking Business and cash on hand.

        On June 29, 2008, Old Digimarc's board of directors met to consider the new L-1 proposal and a substantially final draft of the amended and restated merger agreement. A representative of Perkins Coie discussed material legal aspects of the transaction and reviewed for the board of directors its fiduciary duties applicable to the potential transaction. Representatives of Imperial Capital reviewed with the board of directors Imperial Capital's financial analyses and delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated June 29, 2008, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the consideration to be received by the Old Digimarc stockholders in the tender offer and in the Old Digimarc/L-1 merger was fair, from a financial point of view, to the holders of Old Digimarc common stock. Old Digimarc's board of directors then unanimously (1) approved and declared advisable the amended and restated merger agreement and the transactions contemplated thereby, including the tender offer by L-1 and the Old Digimarc /L-1 merger, (2) determined that the amended and restated merger agreement and the transactions contemplated thereby, including the tender offer by L-1 and the Old Digimarc /L-1 merger, were advisable, fair to and in the best interests of Old Digimarc and its stockholders and (3) recommended that the Old Digimarc stockholders accept the tender offer by L-1 and tender their shares of Old Digimarc common stock pursuant to the tender offer and, if necessary, adopt the amended and restated merger agreement.

        On June 29, 2008, following the resolution of the final issues in the amended and restated merger agreement and related schedules and agreements, Old Digimarc, L-1 and a wholly owned subsidiary of L-1 executed the amended and restated merger agreement and Old Digimarc terminated its discussions with Safran.

        On June 30, 2008, prior to the opening of U.S. financial markets, Old Digimarc and L-1 each issued a press release announcing that L-1 and Old Digimarc had entered into the amended and restated merger agreement providing for an all-cash transaction, by means of a tender offer followed by a second-step merger, with an aggregate offer price of $310 million.

        Subsequently, on June 30, 2008, Perkins Coie on behalf of Old Digimarc provided written notice to Safran of Old Digimarc's decision to terminate discussions with Safran regarding a transaction, and requested the destruction or return of confidential information pursuant to the terms of Safran's non-disclosure agreement with Old Digimarc.

        On July 3, 2008, L-1 and a wholly owned subsidiary of L-1 commenced the tender offer for all of the outstanding shares of Old Digimarc common stock, together with the associated preferred stock purchase rights.

        Following commencement of the tender offer and through the end of July 2008, Old Digimarc, L-1 and their respective representatives negotiated the terms of the Separation Agreement, Transition Services Agreement and License Agreement.

        On July 17, 2008, L-1, a wholly owned subsidiary of L-1 and Old Digimarc executed Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008, pursuant to which the parties agreed to adjust the offer price pursuant to the tender offer to $12.25 per share of Old Digimarc common stock, together with the associated preferred stock purchase rights.

        On July 23, 2008, New Digimarc filed Amendment No. 1 to its Form 10 with the SEC.

        At 12:00 midnight Eastern time on August 1, 2008, the initial offering period and withdrawal rights for the tender offer expired. L-1's subsidiary accepted for payment all of the shares of Old Digimarc common stock that were validly tendered and not withdrawn, representing approximately 79% of the issued and outstanding shares of Old Digimarc common stock. L-1 also commenced a subsequent offering period to acquire all of the remaining shares of Old Digimarc common stock not tendered into the offer, which subsequent offering period expired at 5:00 pm ET on August 8, 2008, following which L-1's subsidiary had accepted for payment approximately 87.5% of the issued and outstanding shares of Old Digimarc common stock. L-1 commenced a second subsequent offering which expired at 5:00 pm ET on August 13, 2008, following which L-1's subsidiary exercised its right under the Old Digimarc/L-1 merger agreement to purchase from Old Digimarc enough newly issued shares to increase its ownership of the issued and outstanding shares of Old Digimarc common stock to greater than 90%, and then effected the merger of Old Digimarc with and into L-1's subsidiary, with Old Digimarc continuing as the surviving corporation and a wholly owned subsidiary of L-1.

        Also on August 1, 2008, prior to the expiration of the offer, the parties entered into the Separation Agreement, the Transition Services Agreement and the License Agreement. Old Digimarc contributed the assets and liabilities of its Digital Watermarking Business and all of its cash on hand to DMRC LLC, which was subsequently merged with and into New Digimarc. The shares of New Digimarc were transferred to a newly created trust for the benefit of holders of shares of Old Digimarc common stock as of the record date and time, on the basis of one share of New Digimarc common stock for every three and one-half shares of Old Digimarc common stock held by the stockholder.

        On August 13, 2008, New Digimarc filed Amendment No. 2 to its Form 10 with the SEC.

        On September 9, 2008, New Digimarc filed Amendment No. 3 to its Form 10 with the SEC.

Reasons for the Spin-Off

        On June 29, 2008, Old Digimarc's board of directors approved the Old Digimarc/L-1 merger and the spin-off under the terms of the Old Digimarc/L-1 merger agreement. Old Digimarc believed that the Old Digimarc/L-1 merger and spin-off would enhance value for stockholders of Old Digimarc and stockholders of New Digimarc, by creating significant opportunities and benefits, including:

  •
  unlocking stockholder value in the Secure ID Business through the sale of the Secure ID Business to L-1;

  •
  allowing the management of New Digimarc to focus its efforts on maximizing the value of its proprietary digital watermarking and related technologies; and

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  increasing New Digimarc's ability to attract and retain employees by providing equity and non-equity compensation tied directly to its business objectives.

The Separation of the Digital Watermarking Business from Old Digimarc

        Until August 1, 2008, we were a wholly owned subsidiary of DMRC LLC, which immediately prior to the spin-off was a wholly owned subsidiary of Old Digimarc. DMRC LLC was formed in Delaware on June 18, 2008, in anticipation of the spin-off of the Digital Watermarking Business. Prior to the expiration of, and as a condition to, the offer, in a transaction which we refer to as the restructuring, Old Digimarc contributed all of the assets and liabilities related to its Digital Watermarking Business, together with all of Old Digimarc's cash, including cash received upon the exercise of stock options, to DMRC LLC. The restructuring did not result in the loss of any significant Digital Watermarking Business customers or contracts.

Description of the Spin-Off

        Following the restructuring, all of the limited liability company interests of DMRC LLC were transferred to a newly created trust for the benefit of Old Digimarc record holders on the basis of one unit of DMRC LLC for every three and one-half shares of Old Digimarc common stock held by the stockholder. Following the spin-off, the New Digimarc merger occurred. As a result, upon effectiveness of the Form 10, each Old Digimarc record holder will receive one share of New Digimarc common stock for every three and one-half shares of Old Digimarc common stock held by the stockholder as of the record date and time.

        The trust in which all of the shares of New Digimarc are now held was established under Delaware law for the benefit of Old Digimarc record holders. The trust will hold all of the shares of New Digimarc until the Form 10 is declared effective by the SEC, at which time the shares will be distributed to Old Digimarc record holders, as beneficiaries of the trust, pro rata in accordance with their ownership of shares of Old Digimarc common stock on the record date and time. The New Digimarc shares are the sole asset of the trust, and the sole purpose of the trust is to hold and distribute those shares, as described. The trustees of the trust have been selected from New Digimarc's current independent directors, and have exclusive authority to take actions on behalf of the trust within its stated purposes. Beneficial interests in the trust will not be issued in certificated form or otherwise evidenced by separate instruments of any kind, and will not be permitted to be traded. Following distribution of the New Digimarc shares by the trust to the beneficiaries, the trust will be liquidated.

        For all U.S. federal and applicable state and local income tax purposes, we, Old Digimarc and L-1 will treat the transfer of the DMRC LLC interests to the trust as a transfer of the DMRC LLC interests to the Old Digimarc record holders followed by a transfer of the interests by the stockholders to the trust, and the Old Digimarc record holders will be treated as the grantors and owners of the interests held in the trust pursuant to Section 677 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the trust will be treated as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d). The trustees will value, or cause to be valued, the DMRC LLC interests and notify the stockholders in writing of the valuation.

Manner of Effecting the Spin-Off

        The general terms and conditions of the spin-off are set forth in the separation agreement entered into by and among Old Digimarc, DMRC LLC, us and, with respect to certain sections, L-1 on August 1, 2008. For a description of the terms of the separation agreement, see "Our Relationship with Old Digimarc After the Spin-Off—Separation Agreement."

        Old Digimarc record holders are not required to pay for shares of our common stock to be received in connection with the spin-off and the New Digimarc merger. No vote of Old Digimarc stockholders was required or sought in connection with the spin-off or the New Digimarc merger, and Old Digimarc record holders have no appraisal rights in connection with the distribution and the New Digimarc merger. The completion of the spin-off was a condition to the completion of the offer.

        On the New Digimarc stock delivery date, Old Digimarc record holders will have their shares of New Digimarc common stock credited to book-entry accounts established for them by Computershare. Computershare will mail an account statement to each registered holder stating the number of shares of New Digimarc common stock credited to the holder's account. Holders of record will receive cash in lieu of any fractional shares of New Digimarc common stock. Computershare will aggregate all fractional shares of New Digimarc common stock and will sell them in open market transactions at then prevailing prices on behalf of holders who would otherwise be entitled to fractional shares of New Digimarc common stock. Computershare will then distribute to those holders their ratable share of the net proceeds of those sales, based on the average gross selling price per share of New Digimarc common stock. After the New Digimarc stock delivery date, any holder may request:

  •
  a transfer of all or a portion of their New Digimarc shares to a brokerage or other account; and

  •
  receipt of one or more physical share certificates representing their New Digimarc shares.

        If you became a registered holder of our common stock in connection with the spin-off and the New Digimarc merger and you prefer to receive one or more physical share certificates representing your shares of our common stock, you will receive one or more certificates for all shares of New Digimarc common stock. Computershare will mail you certificates representing your shares of our common stock as soon after the date of request as practicable.

        For those Old Digimarc record holders who hold their shares through a broker, bank or other nominee, Computershare will credit the shares of our common stock to the accounts of those nominees who are registered holders, who, in turn, will credit their customers' accounts with our common stock. We and Old Digimarc anticipate that brokers, banks and other nominees will generally credit their customers' accounts with New Digimarc common stock on or shortly after the New Digimarc stock delivery date.

        Costs associated with the contemplated transaction are estimated at $8.4 million and relate to investment banking fees, legal, accounting, printing and mailing costs and severance related costs. These costs will be paid out of beginning cash balances retained by New Digimarc after the spin-off and are reflected in the pro forma balance sheet that can be found in "Pro Forma Financial Information," beginning on page 34 of this information statement.

Results of the Spin-Off

        Following the New Digimarc stock delivery date, we will be an independent, publicly-traded company owning and operating the Digital Watermarking Business. Following the spin-off and the New Digimarc merger, we had 7,143,442 shares of our common stock and 10,000 shares of Series A Redeemable Nonvoting Preferred stock outstanding.

        Stockholder approval of the spin-off was not required, and you are not required to take any action to receive your New Digimarc common stock.

Market for Our Common Stock

        There is no trading market for our common stock. We have been approved to list our common stock on The Nasdaq Global Market under the symbol "DMRC." We have not and will not set the initial price of our common stock. The initial price will be established by the public markets when trading commences following the New Digimarc stock delivery date.

        We cannot predict the price at which our common stock will trade after the New Digimarc stock delivery date. The price at which our common stock trades is likely to fluctuate significantly, particularly until an orderly public market develops. Trading prices for our common stock will be determined in the public markets and may be influenced by many factors. For more information, see "Risk Factors—Risks Related to Our Common Stock and the Spin-Off."

        Shares of our common stock distributed to holders in connection with the spin-off will, as of the New Digimarc stock delivery date, be transferable without registration under the Securities Act of 1933, or the Securities Act, except for shares received by persons who may be deemed to be our affiliates. Persons who may be deemed to be our affiliates after the distribution generally include individuals or entities that control, are controlled by or are under common control with us, which may include our executive officers, directors or principal stockholders. Securities held by our affiliates will be subject to resale restrictions under the Securities Act.

Spin-Off Conditions and Termination

        The distribution, effective on the distribution date, August 1, 2008, occurred only after, among other things:

  •
  the Old Digimarc board of directors approved the spin-off and did not abandon, defer or modify the spin-off at any time prior to the record date selected for the distribution;

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  each of the transaction agreements had been duly executed and delivered by the parties thereto;

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  each of the transaction agreements were in full force and effect and the parties thereto had performed or complied with all of their respective covenants, obligations and agreements contained is such agreements and as required to be performed or complied with prior to the distribution date;

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  specified approvals required in connection with the transactions contemplated by the separation agreement had been received and were in full force and effect;

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  the restructuring had been completed in accordance with the separation agreement;

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  all of the conditions of the offer had been satisfied or waived (other than those conditions to be satisfied on the expiration of the offer, which were satisfied as of the distribution date) and the expiration date of the offer had been scheduled to occur immediately following the distribution date;

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  Old Digimarc having established the record date for the distribution and having complied with Rule 10b-17 under the Exchange Act; and

  •
  all inter-group indebtedness had been paid in full and all actions in respect of liability novation contemplated under the separation agreement had occurred.

        The spin-off was a condition to the completion of the Old Digimarc/L-1merger.

DIVIDEND POLICY

        We do not expect to pay any dividends on our common stock in the foreseeable future. Payment of future cash dividends will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and contractual restrictions with respect to the payment of dividends.

CAPITALIZATION

        The following table shows our capitalization as of June 30, 2008 on both an historical basis and a pro forma basis giving effect to our post-spin-off capital structure as if the spin-off occurred on June 30, 2008. This table should be read in conjunction with our historical financial statements and accompanying notes included in this information statement and the sections entitled "Selected Historical Financial Information," "Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Our Capital Stock."

        Our pro forma capitalization is not necessarily indicative of our capitalization had the spin-off been completed on June 30, 2008. The pro forma capitalization below may not reflect the capitalization or financial condition that would have resulted had we been operating as an independent, publicly-traded company at that date, and is not necessarily indicative of our future capitalization or financial condition. For an explanation of the pro forma adjustments made to our historical financial statements for the anticipated spin-off and the transactions related to the proposed spin-off to derive the pro forma capitalization described below, please see "Pro Forma Financial Information."

	As of June 30, 2008
	Historical	Pro Forma(1)
	(In thousands)
Cash and cash equivalents and short-term investments	$36,914	$55,104

Total long-term debt	—	—
Stockholders' equity:
Net parent's investment	39,086	—
Preferred stock	—	50
Common stock	—	7,143
Additional paid-in capital	—	41,813

Total stockholders' equity	$39,086	$49,006

Total capitalization	$39,086	$49,006

    (1)
    See accompanying notes to the Pro Forma Financial Information.

        Upon the completion of the spin-off, Old Digimarc's net investment in New Digimarc was reclassified as New Digimarc stockholders' equity and allocated between common stock and additional paid-in capital based on the number of shares of New Digimarc common stock outstanding at the completion of the spin-off. For purposes of the pro forma financial statements, we have used a distribution ratio of one share of our common stock for every three and one-half shares of outstanding Old Digimarc common stock, excluding shares held in treasury.

SELECTED HISTORICAL FINANCIAL INFORMATION

        The following table sets forth our selected financial information as of and for each of the years in the five-year period ended December 31, 2007, and as of and for the six-months ended June 30, 2007 and 2008, which has been derived from (a) audited financial statements as of December 31, 2005, 2006 and 2007 and for the years ended December 31, 2005, 2006 and 2007, which are included elsewhere in this information statement, (b) unaudited financial information as of December 31, 2003 and 2004 and for the years ended December 31, 2003 and 2004, which is not included in this information statement and (c) unaudited financial information as of June 30, 2007 and 2008 and for the six-months ended June 30, 2007 and 2008, which is included elsewhere in this information statement. In our opinion, the information derived from our unaudited financial statements is presented on a basis consistent with the information in our audited financial statements. The selected financial information presented may not reflect the results of operations or financial condition that would have resulted had we been operating as an independent, publicly-traded company during the periods presented, and is not necessarily indicative of our future performance as an independent company. See "Risk Factors—Risks Related to our Common Stock and the Spin-Off."

        The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the pro forma financial information and accompanying notes, and the historical financial statements and the accompanying notes included elsewhere in this information statement. The dollar amounts in the tables below are in thousands.

Statement of Operations Data(1)

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2003 (unaudited)	2004 (unaudited)	2005 (audited)	2006 (audited)	2007 (audited)	2007 (unaudited)	2008 (unaudited)
Operating revenues	$9,306	$11,184	$11,119	$11,071	$13,025	$6,331	$10,200
Gross profit percentage	58%	68%	69%	66%	69%	70%	70%
Operating income (loss)	(2)	(2)	$(5,770)	$(3,908)	$(1,310)	$(964)	$1,084

Balance Sheet Data(1)

	For the Years Ended December 31,					As of June 30,
	2003 (unaudited)	2004 (unaudited)	2005 (audited)	2006 (audited)	2007 (audited)	2007 (unaudited)	2008 (unaudited)
Cash, cash equivalents and short term investments	$78,633	$51,836	$31,982	$33,073	$32,713	$28,856	$36,914
Total assets	(2)	$56,210	$36,896	$37,658	$38,451	$32,940	$43,239
Long-term obligations	$0	$160	$295	$294	$215	$298	$242

(1)
The Old Digimarc/L-1 merger agreement provides that all cash and cash equivalents, short term investments and restricted cash (aggregate cash) of Old Digimarc are treated as cash retained by New Digimarc in its carved-out financial statements. As a result, the presentation of the financial statements and operating data of New Digimarc during the carve-out periods reflect the cash flow of Old Digimarc, including its Secure ID Business, combined with New Digimarc. For 2003 through 2007, the consolidated results of Old Digimarc reflected operating losses of $0.1 million, $9.5 million, $23.6 million, $13.1 million and $1.6 million respectively. Cash provided by (used in) operations for those same periods was $25.3 million, $4.7 million, ($3.2) million, $9.3 million and $16.3 million, respectively. Also, capital expenditures for those periods were $14 million, $39.7 million, $15.5 million, $10.5 million and $17.7 million, respectively. In addition, aggregate cash balances were reduced from $78.6 million at the end of 2003 to $32.7 million at the end of 2007, reflecting the funding of operating losses for the combined Secure ID Business and Digital Watermarking Business and for funding capital expenditures, the majority being for the Secure ID Business.

  Prior to the acquisition of the Secure ID Business from Polaroid by Old Digimarc in late December 2001, New Digimarc operated as a separate entity. Its revenues for 2000 and 2001 were $11.9 million and $13.2 million, respectively, and its operating losses exceeded $20 million in each of those years. In the years after the acquisition and up through the date of the Old Digimarc/L-1 merger, Old Digimarc's business, including New Digimarc, began to benefit from a shared services operating model where its general and administrative costs, among others, could be spread more efficiently across multiple operating activities. In addition, in mid-2005, after incurring significant operating losses in 2004 and projecting further significant losses in the future, Old Digimarc began a reorganization of its business to focus on its core strengths while significantly reducing its cost of operations in all areas, while growing revenues in both the Secure ID Business and Digital Watermarking Business. The change in the operating results of New Digimarc since its early loss years prior to Old Digimarc's acquisition of the Secure ID Business began to benefit from the shared services operating model in 2002, and later, beginning in 2005, as operating costs were reduced and revenues began to rise to current levels. As a result, New Digimarc's operating losses reduced over the years to $1.3 million in 2007, and eventually achieved an operating profit of $1.6 million for the first six months of 2008.

(2)
Certain financial data for the years ended December 31, 2004 and 2003 have been omitted from this information statement because they are not available without unreasonable effort and expense. We believe the omission of these financial data for the years ended December 31, 2004 and 2003 are not material to an understanding of our financial performance and related trends.

PRO FORMA FINANCIAL INFORMATION

        The pro forma financial information set forth below portrays how our spin-off from Old Digimarc might have affected our historical financial information if it had occurred on June 30, 2008 for balance sheet purposes. As you read this, you should be aware that the pro forma financial information is presented for informational purposes only, and is not intended to show what our financial position or results of operations would have been had we been operating as an independent, publicly-traded company during these periods or what our financial position or results of operations might be in the future. The pro forma financial information should be read with our historical financial statements included in this information statement and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

How we prepared the pro forma financial information

        We prepared the pro forma financial information based upon our historical financial statements adjusted to reflect our estimate of the effect of events that are directly attributable to the spin-off, expected to have a continuing effect on our operations, and are factually supportable. The pro forma adjustments were derived from available information and were based on assumptions that we believe are reasonable and that reflect our current intentions.

Events that are reflected in the pro forma financial information

        The pro forma financial information reflects:

  •
  the impact on cash receipts and expenditures related to the merger and spin-off; and

  •
  our conversion from a limited liability company to a Delaware corporation pursuant to the New Digimarc merger, the authorization and issuance of preferred stock, and distribution of our common stock to the stockholders of Old Digimarc.

Events that are not reflected in the pro forma financial information

        The pro forma financial information does not reflect pro forma statements of operations for the year ended December 31, 2007 and three- and six-month periods ended June 30, 2008. These statements of operations have not been presented because we believe they would not be meaningful for the following reasons:

  •
  The only identified pro forma adjustments to the statements of operations were for stock compensation related to the issuance of preferred stock. The amounts were not material.

  •
  We considered the impact of operating costs for New Digimarc on a stand alone basis that we believe will be higher than those allocated under the shared services methodology applied in the audited financial statement. We do not believe we have factually supportable data to produce more meaningful cost projections at this time.

  •
  On July 18, 2008, we announced that we expected our revenues to exceed $19 million for 2008 and to exceed $20 million for 2009. We also indicated at that time that we expect to be profitable for 2009.

  •
  We have not estimated expenses and related reimbursements under the transition services agreement with Old Digimarc since the amounts are not estimatable. We believe that the reimbursements required to be paid to us by Old Digimarc under the transition services agreement will cover our expected transition services expenses.

Digimarc Corporation

Unaudited Pro Forma Balance Sheet

As of June 30, 2008

(In thousands, except share data)

	Historical	Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$33,065	$18,190	$51,255	(2)(6)
Short-term investments	3,849		3,849
Trade accounts receivable, net	4,204		4,204
Other current assets	399		399

Total current assets	41,517	18,190	59,707
Property and equipment, net	1,340		1,340
Other assets, net	382		382

Total assets	$43,239	$18,190	$61,429

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$488	$5,250	$5,738	(1)
Accrued payroll and related costs	592	3,020	3,612	(5)
Deferred revenue	2,831		2,831

Total current liabilities	3,911	8,270	12,181
Long-term liabilities	242		242

Total liabilities	4,153	8,270	12,423
Commitments and contingencies
Stockholders' equity:
Net parent's investment	39,086	(39,086)	—
Preferred stock		50	50	(4)
Common stock		7,143	7,143	(2)(3)
Additional paid-in capital		41,813	41,813	(2)(3)(4)

Total stockholders' equity	39,086	9,920	49,006

Total liabilities and stockholders' equity	$43,239	$18,190	$61,429

        The adjustments included in the unaudited pro forma balance sheet reflect the following:

  (1)
  Accrual for estimated closing costs related to the transaction:

  •
  Investment banking fees of $3.6 million; and

  •
  Legal, accounting, printing and mailing costs of $1.6 million.

  (2)
  Cash received for net effect of transactions related to the exercise of stock options, employee stock purchase plan purchases and acceleration of vesting for restricted stock in connection with the Old Digimarc/L-1 merger and spin-off of $14.5 million reflecting a net issuance of 806,000 shares of common stock, after giving effect to the distribution ratio of one share of New Digimarc common stock for every three and one-half shares of Old Digimarc common stock outstanding, excluding shares held in treasury.

  (3)
  The issuance of approximately 6,337,000 shares of New Digimarc common stock (assuming a distribution ratio of one share of New Digimarc common stock for every three and one-half shares of outstanding Old Digimarc common stock, excluding shares held in treasury).

  (4)
  The issuance of 10,000 shares of Series A Redeemable Nonvoting Preferred stock, with a value of $5.00 per share. This series has no voting rights, except as required by law, and may be redeemed by the board of directors at any time on or after June 18, 2013.

  (5)
  Accrual for estimated payroll and related costs related to the transaction:

  •
  Severance related costs of $1.5 million;

  •
  Funding the estimated bonus accrual of $1.3 million for employees of the Secure ID Business as of July 31, 2008; and

  •
  Accrued bonuses for non-executive employees of $0.2 million.

  (6)
  Cash in the amount of $3.7 million received from L-1, representing the difference between the aggregate price paid to holders of Old Digimarc common stock in the offer and the Old Digimarc/L-1 merger and the $310.0 million purchase price payable under the Old Digimarc/L-1 merger agreement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements relating to future events or the future financial performance of New Digimarc, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. Please see the discussion regarding forward-looking statements included in this information statement, under the caption "Forward-Looking Statements."

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not give any assurances that these expectations will prove to be correct. These statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in our forward-looking statements, and we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. We urge you to carefully review and consider the various disclosures we have made that attempt to advise interested parties of the factors which affect our business, including the disclosures made under the caption "Forward Looking Statements" in this information statement, the audited financial statements and related notes included in this information statement, and other reports and filings made with the SEC by Old Digimarc.

        The following discussion should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this information statement.

        All dollar amounts are in thousands, unless otherwise noted.

Acquisition of Old Digimarc and Separation of New Digimarc

        On June 29, 2008, Old Digimarc entered into the Old Digimarc/L-1 merger agreement, as amended by Amendment No. 1 dated as of July 17, 2008, with L-1 and Dolomite Acquisition Co., a wholly owned subsidiary of L-1, pursuant to which Dolomite Acquisition Co. purchased more than 90% of the outstanding shares of Old Digimarc common stock, together with the associated preferred stock purchase rights for $12.25 per share. On August 13, 2008, following the completion of the offer, Dolomite merged with and into Old Digimarc with Old Digimarc continuing as the surviving company and a wholly owned subsidiary of L-1.

        On August 1, 2008, prior to the initial expiration of the offer, Old Digimarc contributed all of the assets and liabilities related to its Digital Watermarking Business, together with all of Old Digimarc's cash, to DMRC LLC, which subsequently merged with and into New Digimarc, and the shares of New Digimarc common stock were transferred to a newly created trust for the benefit of Old Digimarc record holders. The shares of New Digimarc common stock will be held by the trust until the Form 10 has been declared effective by the SEC, at which time the shares will be distributed to Old Digimarc record holders, as beneficiaries of the trust, pro rata in accordance with their ownership of shares of Old Digimarc common stock as of the record date and time. Each Old Digimarc record holder is entitled to receive one share of New Digimarc common stock for every three and one half shares of Old Digimarc common stock held by the stockholder as of the record date and time.

        In connection with the Old Digimarc/L-1 merger, we entered into a separation agreement with Old Digimarc, DMRC LLC and, with respect to certain sections, L-1, which contained many of the key provisions related to the spin-off of the Digital Watermarking Business from Old Digimarc. We entered into a transition services agreement with Old Digimarc to provide one another with transition services and other assistance substantially consistent with the services provided before completion of the spin-off, and a license agreement with L-1 Identity Solutions Operating Company, under which we license to one another certain intellectual property to be used in the other's business following the spin-off. After the completion of the Old Digimarc/L-1 merger, we changed our corporate name to

"Digimarc Corporation." The following Management's Discussion and Analysis of Financial Condition and Results of Operations discusses the historical financial condition and results of operations for the Digital Watermarking Business, or New Digimarc, without giving effect to the proposed transactions.

        The following discussion may not reflect the results of operations or financial condition that would have resulted had we been operating as an independent, publicly-traded company during the periods presented. Significant changes may occur in our cost structure, tax structure, management, financing and business operations as a result of our operating as a public company separate from Old Digimarc. These changes may result in increased costs associated with reduced economies of scale, marketing expenses, the incurrence of debt and interest expense, stand-alone costs for services formerly provided by Old Digimarc, the need for additional personnel to perform services formerly provided by Old Digimarc, and the legal, accounting, compliance and other costs associated with being a public company with equity securities listed on a national exchange. Operating a newly independent, publicly-traded company will pose significant challenges for us. The most significant challenges we expect to face include: the effect of the change in the scale of our business on our ability to compensate our employees at a level required to attract and retain the technical and management expertise necessary to operate our business; the effect of the change in the scale of our business on our ability to control administrative costs; the ability to maintain investment in our company by our institutional investors and to establish and maintain an active trading market for shares of our common stock; and the ability to maintain analyst coverage of our common stock following the spin-off. For a more complete discussion of the risks facing us as an independent, publicly-traded company, please see "Risk Factors," beginning on page 11.

Overview

        Our technologies, and those of our licensees, span the complete range of media content, enabling governments and enterprises to:

  •
  Quickly identify and effectively manage music, movies, television programming, digital images, documents and other printed materials, especially in light of new non-linear distribution over the internet;

  •
  Deter counterfeiting of money, media and goods, and piracy of movies and music;

  •
  Support new digital media distribution models and methods to monetize media content;

  •
  Leverage the power of intuitive computing to instantly link consumers to a wealth of information and/or interactive experiences related to the media and objects they encounter each day;

  •
  Provide consumers with more choice and access to media content when, where and how they want it;

  •
  Enhance imagery and video by associating metadata or authenticate the content for government and commercial uses; and

  •
  Better secure identity documents to enhance national security and combat identity theft and fraud.

        Our revenue is generated primarily from patent and technology license fees paid by business partners, and development and service contracts with a variety of government and commercial organizations, including a consortium of Central Banks and a major media and audience measurement company.

Basis of Accounting

        The financial statements include the assets, liabilities and results of operations of the components of Old Digimarc that constitute the business of New Digimarc that was separated, or "carved-out" in connection with the Old Digimarc/L-1 merger and spin-off. This information primarily consists of the Digital Watermarking Business and certain accounts of Old Digimarc. All intercompany balances have been eliminated in the carve-out.

        Management believes that the assumptions underlying the financial statements are reasonable. The financial information in these financial statements does not include all of the expenses that would have been incurred had New Digimarc been a separate, stand-alone public entity. As such, the financial information herein does not reflect the financial position, results of operations and cash flows of New Digimarc in the future or what they would have been, had New Digimarc been a separate, stand-alone public entity during the periods presented. Additionally, these historical financial statements include proportional allocations of various shared-services common costs of Old Digimarc because specific identification of these expenses was not practicable. The common costs include expenses from Old Digimarc related to various operating shared-services cost centers, including: executive, finance and accounting, human resources, legal, marketing, intellectual property, facilities and information technology. We expect that the initial operating costs of New Digimarc on a stand-alone basis will be higher than those allocated to the New Digimarc operations under the shared services methodology applied in the audited financial statements of New Digimarc. Consequently, the financial position, results of operations and cash flows of New Digimarc reflected in the financial statements of New Digimarc may not be indicative of those that would have been achieved or that might be achieved in the future had New Digimarc been operated as a separate, stand-alone entity for the periods reflected in its financial statements.

        Commitments and contingencies related to New Digimarc operations have been included in the financial statements and those relating to Old Digimarc have been excluded.

Critical Accounting Policies and Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to bad debts, income taxes, long-term service contracts, license and subscription agreements, investments, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

        Some of our accounting policies require higher degrees of judgment than others in their application. These include revenue recognition on long-term service contracts, revenue recognition on license and subscription arrangements, reserves for uncollectible accounts receivable, contingencies and litigation and stock-based compensation. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

        Balances and expenses assignment and allocations:    Balances and expenses were assigned to the different business units based on the following hierarchy:

  •
  Specific identification.  Where the amounts were specifically identified to New Digimarc or the Secure ID Business unit, they were classified accordingly.

  •
  Reasonable allocation.  Where the amounts were not clearly or specifically identified, we determined if a reasonable allocation method may be applied. For example, in the shared-services Human Resources cost center we allocated the costs based on the relative headcount of the New Digimarc and Secure ID Business units based on the assumption that HR support costs should be relatively equal per employee across the broader population, and in the Intellectual Property cost center we allocated the costs based on the relative number of patents that are used by each of the two business units.

  •
  General allocation approach.  For consistency, when specific identification or a reasonable allocation method did not seem to fit the situation, we used a general allocation approach. This approach consisted of a blended rate based on what we determined to be the primary drivers for shared-services:

  •
  Revenue ratio between the business units.

  •
  Property and Equipment balances, which served as a proxy for capital expenditures. The effort expended on capital projects is a factor in the expense and effort of shared services. To avoid fluctuations that occur in capital spending, we believe that these balances represent a relative trend of capital spending between the business units. In determining the relative balances of property, we removed the central information technology assets, since the information technology group supported the entire organization.

  •
  Headcount between the business units.

    Management believes that the reasonable allocation and general allocation methods are representative of the efforts expended in shared services in support of the separate business units.

        Revenue recognition on long-term service contracts:    Revenue from professional service arrangements is generally determined based on time and materials. Revenue for professional services is recognized as the services are performed. Billing for services rendered generally occurs within one month following when the services are provided. Revenue earned which has not been invoiced at the reported balance sheet date is classified as unbilled trade receivables, which are included in the balance of trade accounts receivable, net in the balance sheets.

        Revenue recognition on license and subscription arrangements:    Royalty revenue is recognized when the royalty amounts owed to New Digimarc have been earned, are determinable, and collection is probable. These revenues include the licensing of digital watermarking products and services for use in authenticating documents, detecting fraudulent documents and deterring unauthorized duplication or alteration of high-value documents, for use in communicating copyright, asset management and business-to-business image commerce solutions, and for use in connecting analog media to a digital environment. Subscriptions are paid in advance and revenue is recognized ratably over the term of the subscription.

        Reserves for uncollectible accounts receivable:    We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We determine the allowance based on historical write-off experience and current information. We review, and adjust when appropriate, our allowance for doubtful accounts on at least a quarterly basis. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

        Contingencies and litigation:    We periodically evaluate all pending or threatened contingencies or commitments, if any, that are reasonably likely to have a material adverse effect on our operations or financial position. We assess the probability of an adverse outcome and determine if it is remote, reasonably possible or probable as defined in accordance with the provisions of SFAS No. 5, Accounting for Contingencies. If information available prior to the issuance of our financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of our financial statements, and the amount of the loss, or the range of probable loss can be reasonably estimated, then the loss is accrued and charged to operations. If no accrual is made for a loss contingency because one or both of the conditions pursuant to SFAS No. 5 are not met, but the probability of an adverse outcome is at least reasonably possible, we will disclose the nature of the contingency and provide an estimate of the possible loss or range of loss, or state that such an estimate cannot be made.

        Stock-based compensation:    Old Digimarc accounted for stock-based compensation in accordance with SFAS 123(R), which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options, employee stock purchases under a stock purchase plan and restricted stock awards based on estimated fair values. Stock compensation expense was allocated to New Digimarc based on a combination of specific and shared services resource allocations from Old Digimarc.

  •
  Old Digimarc used the Black-Scholes option pricing model as its method of valuation for stock-based awards. Our determination of the fair value of stock-based awards on the date of grant using an option pricing model is affected by Old Digimarc's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include the expected life of the award, its expected stock price, volatility over the term of the award and actual and projected exercise behaviors. Although the fair value of stock-based awards is determined in accordance with SFAS 123(R), the Black-Scholes option pricing model requires the input of highly subjective assumptions, and other reasonable assumptions could provide differing results.

  •
  The fair value of time-based restricted stock awards granted is based on the fair market value of Old Digimarc's common stock on the date of the grant (measurement date), and is being recognized over the vesting period of the related restricted stock using the straight-line method.

  •
  The fair value of restricted stock awards that vest upon the satisfaction of market based conditions is calculated using a Monte Carlo valuation model that results in a discount factor applied to the fair market value of Old Digimarc's common stock on the date of the grant (measurement date), and is being recognized over the derived service period using the straight-line method.

  •
  The fair value of restricted stock awards that vest upon the satisfaction of employee performance conditions is based on the fair market value of Old Digimarc's common stock on the date of grant (measurement date). Management has determined it is probable that all performance conditions can be achieved; therefore, compensation cost is recognized on a straight line basis over the explicit service period. If the performance condition is satisfied early, all remaining compensation cost is recognized in the period the condition is satisfied. If the performance vesting condition is not met by the end of the explicit service period, all previously recognized compensation cost will be reversed and the shares will be forfeited.

        Income Taxes:    For all historic periods reported in this filing:

  •
  Old Digimarc maintained valuation allowances against its net deferred tax assets, including net operating loss carryforwards, since it was more likely than not that the deferred taxes would not be realized;

  •
  The provision for income taxes includes foreign taxes withheld by our customers and paid to foreign jurisdictions on our behalf;

  •
  Our "carved-out" financial statements indicate cumulative losses through the first three months of 2008. Furthermore, we believe expenses in the cumulative financial statements that are non-deductible for federal and state income tax purposes are not sufficient to result in taxable income, which would have required us to record income tax expense. Consequently, no federal and state income tax benefit was recognized for the book losses that were incurred in periods prior to 2007, and no income tax expense was recognized during the 2007 and 2008 periods, since any expense was offset by the benefit of net operating loss carry-forwards; and

  •
  As a separate legal entity, New Digimarc will not benefit from any of the carryforward tax attributes of Old Digimarc, including net operating loss carryforwards.

Backlog

        Based on projected commitments we have for the periods under contract with our respective customers, we anticipate our current contracts as of June 30, 2008 will generate approximately $60 million in revenue during the terms of the contracts, currently running out over four years. We expect more than $9 million of this amount to be recognized as revenue during the remainder of 2008. This amount includes commitments reasonably expected to be achieved under currently effective contracts. Backlog as of December 31, 2007 and 2006 was approximately $46 million and $13 million respectively. The increase in backlog reflects factors noted below.

        Some factors that lead to increased backlog are:

  •
  contracts with new customers;

  •
  renewals with current customers;

  •
  add-on orders with current customers; and

  •
  contracts with longer contractual periods replacing contracts with shorter contractual periods.

        Some factors that lead to decreased backlog are:

  •
  recognition of revenue associated with backlog currently in place;

  •
  contracts with shorter contractual periods replacing contracts with longer contractual periods; and

  •
  contracts ending with existing customers.

The mix of these factors, among others, dictates whether our backlog increases or decreases for any given period. There is no assurance that our backlog will result in actual revenue in any particular period, because the orders and contracts included in our backlog may be subject to modification, cancellation or suspension. We may not realize revenue on some orders included in our backlog, or the timing of recognition may change.

Results of Operations

        The following table presents our statements of operations data for the periods indicated as a percentage of total revenue.

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2008	2007	2007	2006	2005
Revenue:
Service	58%	62%	54%	57%	60%	62%	63%
License and subscription	42	38	46	43	40	38	37

Total revenue	100	100	100	100	100	100	100
Cost of revenue:
Service	32	31	29	28	29	33	29
License and subscription	1	2	1	2	2	1	2

Total cost of revenue	33	33	30	30	31	34	31
Gross profit	67	67	70	70	69	66	69
Operating expenses:
Sales and marketing	13	23	13	21	19	34	42
Research, development and engineering	18	29	18	24	22	22	28
General and administrative	18	30	19	27	26	31	33
Intellectual property	9	15	9	13	12	14	17

Total operating expenses	58	97	59	85	79	101	120

Operating income (loss)	9	(30)	11	(15)	(10)	(35)	(51)

Other income (expense), net	4	12	5	11	11	11	8

Income (loss) before provision for income taxes	13	(18)	16	(4)	1	(24)	(43)

Provision for income taxes	0	0	0	0	0	0	0

Net income (loss)	13%	(18)%	16%	(4)%	1%	(24)%	(43)%

        The overall financial results of New Digimarc have improved significantly over the past two years as revenues grew, the adoption of products and services based on our technologies became more widespread, and we reduced costs through various improvements in our business processes, which we refer to as cost reduction initiatives. We expect our revenues to exceed $19 million for 2008 and to exceed $20 million for 2009. We also expect to achieve profitability for 2009.

Three- and Six-Months Ended June 30, 2008 and 2007

Revenue

	Three Months Ended June 30,				Six Months Ended June 30,
			Dollar Increase	Percent Increase			Dollar Increase	Percent Increase
	2008	2007			2008	2007
Revenue:
Service	$2,987	$1,751	$1,236	71%	$5,535	$3,628	$1,907	53%
License and subscription	2,128	1,095	1,033	94%	4,665	2,703	1,962	73%

Total	$5,115	$2,846	$2,269	80%	$10,200	$6,331	$3,869	61%

Revenue (as % of total revenue):
Service	58%	62%			54%	57%
License and subscription	42%	38%			46%	43%

Total	100%	100%			100%	100%

        Service.    Service revenue consists primarily of software development and consulting services. The majority of service revenue arrangements are structured as time and materials consulting agreements, or fixed price consulting agreements. The majority of our services revenue is derived from contracts with an international consortium of Central Banks, Nielsen, and with other government agencies. The agreements can range from several months to several years in length, and our longer term contracts are subject to work plans that are reviewed and agreed upon at least annually. These contracts generally provide for billing hours worked at predetermined rates and, to a lesser extent, for cost reimbursement for third party costs and services. The increases or decreases in the services are generally subject to both volume and price changes. The volume of work is generally negotiated at least annually and can be modified as the needs of the customers arise. We also have provisions in our longer term contracts that allow for specific hourly rate price increases on an annual basis to account for cost of living variables. Contracts with other government agencies are generally shorter term in nature, are less linear in billings and less predictable than our longer terms contracts since they are subject to government budgets and funding.

        The increases in service revenue for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 were primarily attributable to increased consulting revenues, almost all of which related to our new contract with Nielsen.

        License and subscription.    License revenue originates primarily from licensing our technology and patents where we receive royalties as our income stream. Subscription revenue consists primarily of royalty revenue from the sale of our web-based subscriptions related to various software products, which are more recurring in nature. Revenues from our licensed products have minimal associated direct costs, and thus are highly profitable.

        The increases in license and subscription revenue for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 were almost all due to initial license revenues from Nielsen.

Revenue by Geography

	Three Months Ended June 30,				Six Months Ended June 30,
			Dollar Increase	Percent Increase			Dollar Increase	Percent Increase
	2008	2007			2008	2007
Revenue by geography:
Domestic	$2,656	$556	$2,100	378%	$5,314	$1,674	$3,640	217%
International	2,459	2,290	169	7%	4,886	4,657	229	5%

Total	$5,115	$2,846	$2,269	80%	$10,200	$6,331	$3,869	61%

Revenue (as % of total revenue):
Domestic	52%	20%			52%	26%
International	48%	80%			48%	74%

Total	100%	100%			100%	100%

        The increases in domestic revenue for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 were due primarily to additional service and license revenues associated with the Nielsen contract.

        The slight increases in international revenue for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 were due primarily to increased service revenue from the consortium of Central Banks.

Cost of Revenue

        Service.    Cost of service revenue primarily includes costs that are allocated from research, development, engineering and sales and marketing that relate directly to producing revenue under our customer contracts. Allocated costs include:

  •
  salaries, a payroll tax and benefit factor, incentive compensation and related costs of our software developers, quality assurance personnel, product managers, business development managers and other personnel where we bill our customers for time and material costs,

  •
  payments to outside contractors that are billed to customers,

  •
  charges for equipment directly used by the customer,

  •
  depreciation charges for machinery, equipment and software, and

  •
  travel costs directly attributable to service and development contracts.

        License and subscription.    Cost of license and subscription revenue primarily includes:

  •
  patent or software license costs for any patents licensed from third parties where the party receives a portion of royalties or license revenue received by New Digimarc, and

  •
  internet service provider connectivity charges and image search data fees to support the services offered to our subscription customers.

Gross Profit

	Three Months Ended June 30,				Six Months Ended June 30,
			Dollar Increase	Percent Increase			Dollar Increase	Percent Increase
	2008	2007			2008	2007
Gross Profit:
Service	$1,344	$868	$476	55%	$2,543	$1,826	$717	39%
License and subscription	2,067	1,042	1,025	98%	4,545	2,619	1,926	74%

Total	$3,411	$1,910	$1,501	79%	$7,088	$4,445	$2,643	59%

Gross Profit (as % of related revenue components):
Service	45%	50%			46%	50%
License and subscription	97%	95%			97%	97%
Total	67%	67%			70%	70%

        Though the overall gross profit as a percentage of revenue for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 remained relatively consistent, the gross profit percentage of the revenue components reflect the following primary changes:

  •
  an increase in the cost of services component where we incurred higher incentive compensation under our incentive bonus program for which no accrual was made for the 2007 period, offset to some extent by

  •
  a change in revenue mix where higher margin license revenues, the majority of which are attributable to the Nielsen contract, comprised a greater percentage of total revenues.

Operating Expenses

  Sales and marketing

	Three Months Ended June 30,				Six Months Ended June 30,
			Dollar Increase	Percent Increase			Dollar Increase	Percent Increase
	2008	2007			2008	2007
Sales and marketing	$683	$667	$16	2%	$1,339	$1,306	$33	3%
Sales and marketing (as % of total revenue)	13%	23%			13%	21%

        Sales and marketing expenses consist primarily of:

  •
  compensation, benefits and related costs of sales and marketing employees, product managers and sales engineers;

  •
  travel and market research costs, and costs associated with marketing programs, such as trade shows, public relations and new product launches;

  •
  incentive compensation in the form of bonuses and stock-based compensation expense; and

  •
  charges for infrastructure and centralized costs of facilities and information technology.

        We allocate certain costs of sales and marketing to cost of service revenue when they relate directly to our service contracts. For direct billable labor hours, we allocate to cost of service revenue

  •
  salaries,

  •
  a payroll tax and benefits factor and

  •
  incentive compensation related to our bonus and stock compensation plans. We record all remaining, or "residual," costs as sales and marketing costs.

        Overall, sales and marketing costs remained relatively flat for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007. Higher incentive compensation accruals for incentive bonuses, compared to no bonus accrual for the 2007 period, were offset by lower other operating costs.

        Under the current basis of accounting explained above, we anticipate that we will continue to incur sales and marketing costs at existing or higher levels for the remainder of 2008.

  Research, development and engineering

	Three Months Ended June 30,				Six Months Ended June 30,
			Dollar Increase	Percent Increase			Dollar Increase	Percent Increase
	2008	2007			2008	2007
Research, development and engineering	$910	$829	$81	10%	$1,832	$1,558	$274	18%
Research, development and engineering (as % of total revenue)	18%	29%			18%	24%

        Research, development and engineering expenses arise primarily from three areas that support our business model:

  •
  Fundamental Research:

  •
  Investigation of new watermarking algorithms to increase robustness and/or computational efficiency;

  •
  Mobile device usage models and imaging sub-systems in camera- phones;

  •
  Industry conference participation and authorship of papers for industry journals;

  •
  Development of new intellectual property, including documentation of claims and production of supporting diagrams and materials;

  •
  Video watermarking research focused on low-bit rate video applications; and

  •
  Research in fingerprinting and other content identification technologies.

  •
  Platform Development:

  •
  Continued development and porting to different operating systems of the Old Digimarc Global Software Development Kit, or SDK (DGSDK), which packages the core image watermarking algorithms for Print & Imaging applications;

  •
  Development and support of the Geo-Spatial SDK (GEOSDK) for geospatial imaging applications;

  •
  Tuning and optimization of implementation models to improve resistance to non-malicious attacks and routine transformations, such as JPEG, cropping and printing; and

  •
  Creation of a platform to encapsulate fixed point watermarking algorithms, optimized for mobile devices.

  •
  Product Development:

  •
  Migration of applications to new platforms, specifically linking ImageBridge to DGSDK and Old Digimarc Mobile;

  •
  Updating ImageBridge Plug-Ins for Photoshop CS4, including new interfaces and translation into 27 languages;

  •
  Porting of ImageBridge SDK and related applications such as the ImageBridge Reader to various operating systems, including Vista, Linux & OS X;

  •
  Development of Old Digimarc Mobile reader prototype for new mobile devices; and

  •
  Prototype UGC site ingest, queue, and content management system to demonstrate potential applications of digital watermarking.

        Research, development and engineering expenses consist primarily of:

  •
  compensation, benefits and related costs of software developers and quality assurance personnel;

  •
  payments to outside contractors;

  •
  the purchase of materials and services for product development;

  •
  incentive compensation in the form of bonuses and stock-based compensation expense; and

  •
  charges for infrastructure and centralized costs of facilities and information technology.

        We allocate certain costs of research, development and engineering to cost of service revenue when they relate directly to our service contracts. For direct billable labor hours, we allocate to cost of service revenue:

  •
  salaries;

  •
  a payroll tax and benefits factor; and

  •
  incentive compensation related to our bonus and stock compensation plans. We record all remaining, or "residual," costs as research, development and engineering costs.

        The increases in research, development and engineering costs for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 resulted primarily from increases in engineering personnel and higher incentive compensation accruals for incentive bonuses, compared to no bonus accrual for the 2007 period.

        Under the current basis of accounting explained above, we anticipate that we will continue to incur research, development and engineering costs at existing levels or higher for the remainder of 2008.

  General and administrative

	Three Months Ended June 30,				Six Months Ended June 30,
			Dollar Increase	Percent Increase			Dollar Increase	Percent Increase
	2008	2007			2008	2007
General and administrative	$927	$844	$83	10%	$1,907	$1,701	$206	12%
General and administrative (as % of total revenue)	18%	30%			19%	27%

        General and administrative expenses consist primarily of:

  •
  compensation, benefits and related costs of executive, finance and administrative personnel;

  •
  legal, human resources and other professional fees;

  •
  incentive compensation in the form of bonuses and stock-based compensation expense; and

  •
  charges for infrastructure and centralized costs of facilities and information technology.

        The increases in general and administrative costs for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 resulted primarily from increased compensation related costs, the majority of which related to higher incentive compensation accruals for incentive bonuses, compared to no bonus accrual for the 2007 period.

        Under the current basis of accounting explained above, we anticipate that we will continue to incur general and administrative expenses at least at existing levels for the remainder of 2008, while continuing to examine means to reduce general and administrative spending as a percentage of revenue in the longer term.

  Intellectual property

	Three Months Ended June 30,				Six Months Ended June 30,
			Dollar Increase	Percent Increase			Dollar Increase	Percent Increase
	2008	2007			2008	2007
Intellectual property	$448	$413	$35	8%	$926	$844	$82	10%
Intellectual property (as % of total revenue)	9%	15%			9%	13%

        Intellectual property costs primarily consist of:

  •
  compensation, benefits and related costs of attorneys and legal assistants;

  •
  costs associated with documenting, applying for, and maintaining patents and trademarks;

  •
  incentive compensation in the form of bonuses and stock-based compensation expense; and

  •
  charges for infrastructure and centralized costs of facilities and information technology.

        The slight increases for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 resulted primarily from increased compensation related costs, the majority of which related to higher incentive compensation accruals for incentive bonuses, compared to no bonus accrual for the 2007 period.

        Under the current basis of accounting explained above, we anticipate that we will continue to incur intellectual property costs at least at existing levels for the remainder of 2008.

  Stock-based compensation

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of revenue	$42	$24	$85	$40
Sales and marketing	93	72	176	144
Research, development and engineering	14	12	30	20
General and administrative	236	181	456	365
Intellectual property	15	12	30	22

Total	$400	$301	$777	$591

        Old Digimarc accounted for stock-based compensation in accordance with SFAS No. 123(R), Share-Based Payment (Revised 2004), which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors, including stock options, employee stock purchases under a stock purchase plan and restricted stock awards based on estimated fair values. Stock compensation expense is allocated to New Digimarc based on a combination of specific and shared services resource allocations from Old Digimarc.

        The increases in stock-based compensation expense for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 were primarily due to an additional layer of stock-based awards expensed pursuant to the adoption of SFAS 123(R).

        We have incurred additional stock-based compensation expense from Old Digimarc through the allocation process described through August 13, 2008, the date of the Old Digimarc/L-1 merger. We have since incurred our own stock-based compensation expense under SFAS 123(R), which we have adopted. The future effect of the adoption of this statement on our financial position and results of operations will be determined by stock-based awards granted in future periods and the assumptions on which the value of those stock-based awards are based.

Other income, net

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Other income, net	$221	$330	$515	$705

        Other income, net consists primarily of interest income from our cash and short term investments.

        The decreases in other income for the three- and six-month periods ended June 30, 2008 compared to the corresponding three- and six-month periods ended June 30, 2007 were due primarily to lower interest earned on cash and investment balances, reflecting lower interest rates available on our investments.

        Provision for Income Taxes.    The provision for income taxes reflects foreign withholding tax expense in various foreign jurisdictions. For all historic periods reported in the financial statements, Old Digimarc maintained valuation allowances against its net deferred tax assets, including net operating loss carryforwards, because it was more likely than not that the deferred taxes would not be realized. The provision for income taxes includes foreign taxes withheld by our customers and paid to foreign jurisdictions on our behalf. Our "carve-out" financial statements indicate cumulative losses through the first six months of 2008. Furthermore, the amounts of cumulative expenses in the financial statements that were not allowed for federal and state income tax purposes were not sufficient to require us to record income tax expense. Consequently, no federal and state income tax benefit was recognized for the book losses that were incurred in periods prior to 2007, and no income tax expense was recognized during the 2007 and 2008 periods, since any expense was offset by the benefit of net operating loss carry-forwards. New Digimarc, as a separate legal entity, will not benefit from any of the carryforward tax attributes of Old Digimarc, including net operating loss carryforwards.

Years Ended December 31, 2007 and 2006

Revenue

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2007	2006
Revenue:
Service	$7,806	$6,812	$994	15%
License and subscription	5,219	4,259	960	23%

Total	$13,025	$11,071	$1,954	18%

Revenue (as % of total revenue):
Service	60%	62%
License and subscription	40%	38%

Total	100%	100%

        The increase in service revenue for the year was primarily due to increases in consulting revenue. Our Central Banks consortium accounted for more than two-thirds of the increase, followed by Nielsen and, to a lesser extent, contracts with various other government agencies. Increased revenues from the Central Banks resulted primarily from volume increases in the work plans with some minor increases attributable to change in billing rate mix and pass through of third party costs and expenses. We entered into our contract with Nielsen in late 2007.

        The increase in license and subscription revenue for the year was primarily attributable to higher license revenues from customers whose revenues fluctuate from period to period and a combination of growing levels of fixed and variable royalties from a larger customer base.

Revenue by Geography

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2007	2006
Revenue by geography:
Domestic	$3,696	$2,414	$1,282	53%
International	9,329	8,657	672	8%

Total	$13,025	$11,071	$1,954	18%

Revenue (as % of total revenue):
Domestic	28%	22%
International	72%	78%

Total	100%	100%

        The increase in domestic revenue for the year was due primarily to increases in service and license revenues from Nielsen.

        The increase in international revenue for the year was due primarily to growing license revenues from various international customers.

Gross Profit

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2007	2006
Gross profit:
Service	$3,991	$3,179	$812	26%
License and subscription	5,002	4,123	879	21%

Total	$8,993	$7,302	$1,691	23%

Gross profit (as % of related revenue component):
Service	51%	47%
License and subscription	96%	97%
Total	69%	66%

        The overall improvement of gross profit and gross profit as a percentage of revenue for the year primarily reflects:

  •
  a higher volume of consulting services that improved our cost mix, thus contributing to the increased service gross profit and gross profit margins, and

  •
  a change in revenue mix where both increased and higher margin license revenues constituted a greater percentage of total revenue.

Operating Expenses

  Sales and marketing

	Year Ended December 31,
			Dollar Decrease	Percent Decrease
	2007	2006
Sales and marketing	$2,453	$3,740	$1,287	34%
Sales and marketing (as % of total revenue)	19%	34%

        The decrease in sales and marketing expense for the year primarily reflects:

  •
  a reduction of overall sales and marketing costs resulting from the cost reduction initiatives that began in the second half of 2005 and accelerated further in the second half of 2006,

  •
  lower shared-services marketing costs allocated to us due to an increased focus on the Secure ID Business unit, and, to a lesser extent,

  •
  a decrease in the costs of our incentive bonus program by $0.2 million, reflecting no bonus accrual for the 2007 period.

  Research, development and engineering

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2007	2006
Research, development and engineering	$2,912	$2,448	$464	19%
Research, development and engineering (as % of total revenue)	22%	22%

        The increase in research, development and engineering expense for the year reflects:

  •
  increased costs to support a growing business and the enhancement of current or new products and solutions being offered to the market, offset by

  •
  a decrease in the costs of our incentive bonus program, reflecting no bonus accrual for the 2007 period.

  General and administrative

	Year Ended December 31,
			Dollar Decrease	Percent Decrease
	2007	2006
General and administrative	$3,345	$3,433	$88	3%
General and administrative (as % of total revenue)	26%	31%

        The slight decrease in general and administrative expense for the year reflects a decrease in our incentive bonus program, reflecting no bonus accrual for the 2007 period.

  Intellectual property

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2007	2006
Intellectual Property	$1,593	$1,589	$4	0%
Intellectual Property (as % of total revenue)	12%	14%

        Intellectual property expense remained relatively consistent from year to year.

  Stock-based compensation

	Year Ended December 31,
			Dollar Increase (Decrease)	Percent Increase (Decrease)
	2007	2006
Cost of service	$102	$42	$60	143%
Sales and marketing	287	172	115	67%
Research, development and engineering	47	51	(4)	(8)%
General and administrative	728	495	233	47%
Intellectual property	45	30	15	50%

Total	$1,209	$790	$419	53%

        The increase in stock-based compensation expense for the year was primarily due to an additional layer of stock-based awards expensed pursuant to the adoption of SFAS 123(R).

  Other income, net

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2007	2006
Other income, net	$1,387	$1,242	$145	12%

        The increase in other income for the year reflects higher average interest rates on our cash and investment balances.

Years Ended December 31, 2006 and 2005

Revenue

	Year Ended December 31,
			Dollar Increase (Decrease)	Percent Increase (Decrease)
	2006	2005
Revenue:
Service	$6,812	$7,051	$(239)	(3)%
License and subscription	4,259	4,068	191	5%

Total	$11,071	$11,119	$(48)	0%

Revenue (as % of total revenue):
Service	62%	63%
License and subscription	38%	37%

Total	100%	100%

        The decrease in service revenue for the year was primarily due to decreased services provided to government agencies other than Central Banks, where projects generally are short term and less predictable in nature.

        The increase in license and subscription revenue for the year was primarily due to a combination of growing levels of fixed and variable royalties from a larger customer base.

Revenue by Geography

	Year Ended December 31,
			Dollar Increase (Decrease)	Percent Increase (Decrease)
	2006	2005
Revenue by geography:
Domestic	$2,414	$2,882	$(468)	(16)%
International	8,657	8,237	420	5%

Total	$11,071	$11,119	$(48)	0%

Revenue (as % of total revenue):
Domestic	22%	26%
International	78%	74%

Total	100%	100%

        The decrease in domestic revenue for the year was due primarily to decreased services provided to government agencies other than Central Banks as discussed above.

        The increase in international revenue for the year was due primarily to increased service revenues from our Central Banks contract and increased license revenues from various customers as discussed above.

Gross Profit

	Year Ended December 31,
			Dollar Increase (Decrease)	Percent Increase (Decrease)
	2006	2005
Gross profit:
Service	$3,179	$3,752	$(573)	(15)%
License and subscription	4,123	3,886	237	6%

Total	$7,302	$7,638	$(336)	(4)%

Gross profit (as % of related revenue component):
Service	47%	53%
License and subscription	97%	96%
Total	66%	69%

        The reduction in overall gross profit, as a percentage of revenue, for the year reflects:

  •
  a change in cost mix within our consulting and programming services contracts that reduced our service profit margins, offset slightly by

  •
  a change in revenue mix where higher margin license revenues constituted a greater percentage of total revenue.

Operating Expenses

  Sales and marketing

	Year Ended December 31,
			Dollar Decrease	Percent Decrease
	2006	2005
Sales and marketing	$3,740	$4,692	$952	20%
Sales and marketing (as % of total revenue)	34%	42%

        The decrease in sales and marketing expense for the year resulted primarily from:

  •
  a reduction of overall sales and marketing costs resulting from the cost reduction initiatives that began in the second half of 2005 and accelerated further in the second half of 2006, offset partially by

  •
  increases in our incentive bonus and stock compensation programs by $0.2 million, largely attributable to the adoption of SFAS 123(R) in 2006.

  Research, development and engineering

	Year Ended December 31,
			Dollar Decrease	Percent Decrease
	2006	2005
Research, development and engineering	$2,448	$3,208	$760	24%
Research, development and engineering (as % of total revenue)	22%	28%

        The decrease in research, development and engineering expense for the year resulted primarily from:

  •
  a reduction of overall research, development and engineering costs resulting from the cost reduction initiatives that began in the second half of 2005 and accelerated further in the second half of 2006, offset partially by

  •
  increases in our incentive bonus and stock compensation programs by $0.2 million, reflecting the adoption of SFAS 123(R) in 2006.

  General and administrative

	Year Ended December 31,
			Dollar Decrease	Percent Decrease
	2006	2005
General and administrative	$3,433	$3,645	$212	6%
General and administrative (as % of total revenue)	31%	33%

        The decrease in general and administrative expense for the year resulted primarily from:

  •
  a reduction of overall general and administrative costs resulting from the cost reduction initiatives that began in the second half of 2005 and accelerated further in the second half of 2006, offset partially by

  •
  increases in our incentive bonus and stock compensation programs by $0.2 million, reflecting the adoption of SFAS 123(R) in 2006.

  Intellectual property

	Year Ended December 31,
			Dollar Decrease	Percent Decrease
	2006	2005
Intellectual Property	$1,589	$1,863	$274	15%
Intellectual Property (as % of total revenue)	14%	17%

        The decrease in intellectual property expenses resulted primarily from realignment of our resources and reduction of third party agent and government fees associated with our cost reduction initiatives.

  Stock-based compensation

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2006	2005
Cost of service	$42	—	$42	0%
Sales and marketing	172	56	116	207%
Research, development and engineering	51	—	51	0%
General and administrative	495	147	348	237%
Intellectual property	30	—	30	0%

Total	$790	$203	$587	289%

        The increase in stock-based compensation expense for year was primarily due to the adoption by Old Digimarc of SFAS 123(R) effective in 2006 that required expensing of all stock based awards, including stock options and restricted stock. For 2005, Old Digimarc's restricted stock grants recorded stock compensation expense in accordance with SFAS 123.

  Other income, net

	Year Ended December 31,
			Dollar Increase	Percent Increase
	2006	2005
Other income, net	$1,242	$928	$314	34%

        The increase in other income, net for the year was primarily due to higher interest rates earned on our cash and investment balances.

Liquidity and Capital Resources

        As of June 30, 2008, we had cash and cash equivalents and short-term investments of $36.9 million, representing an increase of approximately $4.2 million from $32.7 million at December 31, 2007. Working capital at June 30, 2008 was $37.6 million, compared to working capital of $33.5 million at December 31, 2007. Cash flow generated by Old Digimarc, which flows to New Digimarc, and improved operating results contributed to our improved cash and working capital positions.

        Operating Cash Flow.    The components of operating cash flows were:

	Six Months Ended June 30,		Year Ended December 31,
	(unaudited)
	2008	2007	2007	2006	2005
Net income (loss)	$1,588	$(268)	$55	$(2,687)	$(4,842)
Non-cash items	1,223	891	1,821	1,393	769
Changes in operating assets and liabilities	67	(22)	(851)	(473)	239

Net cash provided by (used in) operating activities	$2,878	$601	$1,025	$(1,767)	$(3,834)

        Net income (loss).    The improving operating results in each of the comparable periods reflect:

  •
  overall lower operating expenses in the 2005 through 2007 periods due to our cost reduction initiatives that began in 2005, and

  •
  increased revenues in 2007 and 2008 reflecting a growing business.

        Non-cash charges.    The increase in non-cash charges in each of the comparable periods is primarily the result of:

  •
  increases in stock compensation expense arising from the adoption of SFAS 123R that reflect the effect of stock option and restricted stock grants that generally vest over a four year period, and

  •
  increased depreciation expense as a result of our information technology investments.

        Operating assets and liabilities.    The major changes in the operating assets and liabilities for the comparable periods primarily reflect timing differences for:

  •
  the timing and mix of service revenues, which generally carry a longer collection period than license revenues, as well as the collection of receivables related to deferred revenues. Billings for revenues that are made in advance, as provided in our contracts, and the related collections of receivables, result in deferred revenues. The timing of these billings and collections fluctuates and can change from period to period based on individual customer requirements, and

  •
  accrual for and payment of liabilities related to payroll and related costs, such as our 401(k) plan matching contributions and incentive bonus programs. These costs and associated liabilities are traditionally accrued during each quarterly period and increase throughout each year and then are paid out to participants in the first quarter after each year end. For 2007, there were no incentive bonus accruals and accordingly no incentive bonus payment was made after year end.

        Cash provided by (used in) investing activities.    The major changes in our investing activities are the result of:

  •
  investments made in property and equipment, primarily in our information technology area for computer systems and related equipment to operate our business, and

  •
  net activity from investing our cash and cash equivalents and short-term investments, the balances of which over the comparable periods have remained between $32 million to $33 million except for the recent increases in our cash and investments in the six-month period ended June 30, 2008.

        Cash provided by (used in) financing activities.    The major changes in our financing activities are the result of cash transactions associated with Old Digimarc in accordance with the basis of accounting used in these financial statements. Specifically:

  •
  all cash received from Old Digimarc's stock activity, primarily from the exercise of stock options, flows through to New Digimarc, and

  •
  all cash flow generated or used by Old Digimarc flows into or out of New Digimarc. In the 2005 and 2007 periods, the cash used in financing activities related primarily to funding capital needs of the Secure ID Business unit. In the 2006 and 2008 periods, the capital needs of that business unit were lower.

  Commitments and Contingencies.

        Our significant commitments consist of obligations under non-cancelable operating leases for our facilities rent and various equipment leases, which totaled $3.2 million as of December 31, 2007, and are payable in monthly installments through July 2011. Our significant commitments and payment obligations under non-cancelable operating leases at December 31, 2007 are as follows:

Contractual Obligations

	Payment Due by Period
	Total	Less than 1 year	2-3 years	4-5 years	More than 5 years
Total contractual obligations	$3,174	$837	$1,738	$599	$—

  Future Cash Expectations.

        We believe that our current cash, cash equivalents, and short-term investment balances will satisfy our projected working capital and capital expenditure requirements for at least the next 12 months. In addition, we expect to generate positive cash flow from operations in 2008 that we can use to fund our operating and capital needs. Thereafter, we anticipate continuing to use cash, cash equivalents and short-term investment balances to satisfy our projected working capital and capital expenditure requirements.

        We may utilize cash resources to fund acquisitions or investments in complementary businesses, technologies or product lines. In order to take advantage of opportunities, we may find it necessary to obtain additional equity financing, debt financing, or credit facilities. We do not believe at this time, however, that our long-term working capital and capital expenditures would require us to take steps to remedy any such potential deficiencies. If it were necessary to obtain additional financings or credit facilities, we may not be able to do so, or if these funds are available, they may not be available on satisfactory terms.

Off-Balance Sheet Arrangements

        We do not have any off-balance sheet arrangements that have or are reasonably likely to have an effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material.

Recent Accounting Pronouncements

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective the first fiscal year beginning after November 15, 2007. We have applied the provisions of this standard regarding the framework of measuring fair value and noted no material effect on the current financial statements.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure certain financial assets and liabilities at fair value. SFAS No. 159 is effective the first fiscal year beginning after November 15, 2007. We have elected not to measure certain financial assets and liabilities at fair value as permitted by SFAS No. 159.

        In April 2008, FASB issued Staff Position No. FAS 142-3 Determination of the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The intent of this Staff Position is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), Business Combinations, and other U.S. generally accepted accounting principles. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. We have concluded that this standard does not currently apply to us.

        In May 2008, the FASB issued SFAS NO. 162, The Hierarchy of Generally Accepted Accounting Principles, which identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement shall be effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We are evaluating the impact of SFAS 162, but we do not expect the adoption of this pronouncement will have a material effect on our financial statements.

Forward-Looking Statements

        Because this information statement contains forward-looking statements, any of the risk factors set forth in this information statement or elsewhere in this information statement or incorporated herein by reference could cause our actual results to differ materially from those results projected or suggested in such forward-looking statements. Such forward-looking statements include but are not limited to statements relating to:

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  concentration of revenues with few customers comprising a large majority of the revenues;

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  trends and expectations in revenue growth;

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  our future level of investment in our business, including investment in development of products and technology, acquisition of new customers and development of new market opportunities;

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  our ability to improve margins;

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  anticipated expenses, costs, margins and investment activities in the foreseeable future;

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  anticipated revenue to be generated from current contracts and as a result of new programs;

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  our profitability in future periods;

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  business opportunities that could require us to seek additional financing;

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  the size and growth of our markets;

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  the existence of international growth opportunities and our future investment in such opportunities;

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  the source of our future revenue;

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  our expected short-term and long-term liquidity positions;

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  our ability to fund our working capital needs through cash flow from operations;

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  our use of cash in upcoming quarters;

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  anticipated levels of backlog and bid activity in future periods;

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  anticipated levels of stock-based compensation expense in future periods and the future effect of our adoption of SFAS 123(R); and

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  the likelihood or outcome of legal proceedings and claims and their effect on our business.

        Such forward-looking statements also include other statements containing words such as "anticipate," "estimate," "expect," "management believes," "we believe," "we intend," "should" and similar words or phrases, which are intended to identify forward-looking statements. Actual results may vary materially due to, among other things, our failure to become profitable, the failure of the potential markets for our digital watermarking technology to develop as anticipated, the adoption of alternative technologies within these markets, as well as changes in economic, business, competitive, technology and/or regulatory factors and trends, and the other factors described in this information statement or in our other documents filed with the SEC. All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, investors are cautioned not to place undue reliance on such statements. Investors should understand that it is not possible to predict or identify all risk factors and that the risks discussed in this information statement should not be considered a complete statement of all potential risks and uncertainties. We do not have any intention or obligation to update forward looking statements to reflect future events or developments, except as required by law.

BUSINESS OF DIGIMARC CORPORATION

Overview

        Digimarc Corporation enables governments and enterprises around the world to give digital identities to media and objects that computers can sense and recognize and to which they can react. Our technology provides the means to infuse persistent digital information, perceptible only to computers and digital devices, into all forms of media content. The unique digital identifier placed in media generally persists with it regardless of the distribution path and whether it is copied, manipulated or converted to a different format, and does not affect the quality of the content or the enjoyment or traditional usefulness of it. Our technology permits computers and digital devices to quickly identify relevant data from vast amounts of media content.

        Our technologies, and those of our licensees, span the complete range of media content, enabling our customers and theirs to:

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  Quickly identify and effectively manage music, movies, television programming, digital images, documents and other printed materials, especially in light of new non-linear distribution over the internet;

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  Deter counterfeiting of money, media and goods, and piracy of movies and music;

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  Support new digital media distribution models and methods to monetize media content;

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  Leverage the power of intuitive computing to instantly link consumers to a wealth of information and/or interactive experiences related to the media and objects they encounter each day;

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  Provide consumers with more choice and access to media content when, where and how they want it;

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  Enhance imagery and video by associating metadata or authenticate the content for government and commercial uses; and

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  Better secure identity documents to enhance national security and to combat identity theft and fraud.

        Our revenue is generated primarily from patent and technology license fees paid by business partners, and development and service contracts with a variety of government and commercial organizations, including a consortium of Central Banks and a major media and audience measurement company.

        Financial information about geographic areas is included in Note 4 of our financial statements.

History

        We were formed in Delaware on June 18, 2008 by Old Digimarc to hold and operate the Digital Watermarking Business and to facilitate the separation of its Secure ID Business through the spin-off and the Old Digimarc/L-1 merger. Old Digimarc was founded to commercialize a signal processing innovation known as "digital watermarking." Digital watermarking is a technology that allows our customers to infuse digital data into any media content that is digitally processed at some point during its lifecycle. The technology can be applied to printed materials, video, audio, and images. The inclusion of these digital data enables a wide range of improvements in security and media management, and new business models for distribution and consumption of media content. Over the years our technology and intellectual property portfolios have grown to encompass many related technologies.

        Banknote counterfeit deterrence was the first commercially successful use of our technologies. Old Digimarc, in cooperation with an international consortium of Central Banks, developed a system to deter the use of digital technologies in the unauthorized reproduction of banknotes. More recently, innovations based on our digital watermarking technology and experience have been leveraged to create new products to deter counterfeiting and tampering of driver licenses and other government-issued secure credentials. In parallel, our business partners, under patent or technology licenses from us, are delivering digital watermarking solutions to track and monitor the distribution of music, images, television and movies to consumers. In November of 2007, we announced a relationship with Nielsen to license our patents in support of their audience measurement across more than 95% of the television shows broadcast in the United States and to provide development services for Nielsen's new Digital Media Manager content identification and management system.

Customers and Business Partners

        Our revenue is generated through commercial and government applications of our technologies, including a long-term contract with a consortium of Central Banks. Our contract with the Central Bank consortium is in its tenth year. The contract is in the final year of a 5-year extension and provides for two additional 3-year extensions. The Central Bank consortium has agreed to the first 3-year extension. Our development and services agreement with Nielsen is perpetual, but may be terminated by Nielsen after two years if specified services and products developed under the agreement do not generate revenues of at least $3.75 million in the third calendar quarter of 2009, or after five years, at its option. We also engage in development or service initiatives for government or commercial clients from time to time. Other revenue is generated primarily from patent and technology license fees paid by business partners providing media identification and management solutions to movie studios and music labels, television broadcasters, creative professionals and other customers around the world. Patent and technology licensing is expected to continue to contribute most of the revenues from non-government customers for the foreseeable future.

        As part of our work with government customers, we must comply with and are affected by laws and regulations relating to the award, administration and performance of government contracts. Government contract laws and regulations affect how we do business with our customers and, in some instances, impose added costs on our business.

        In some instances, these laws and regulations impose terms or rights that are more favorable to the government than those typically available to commercial parties in negotiated transactions. For example, the government agency may terminate any of our contracts and, in general, subcontracts, at its convenience, as well as for default based on performance. Upon termination for convenience of a fixed-price type contract, we normally are entitled to receive the purchase price for delivered items, reimbursement for allowable costs for work-in-process and an allowance for profit on the contract or adjustment for loss if completion of performance would have resulted in a loss. Upon termination for convenience of a cost reimbursement contract, we normally are entitled to reimbursement of allowable costs plus a portion of the fee.

        In addition, our government contracts typically span one or more base years and multiple option years. The government agency generally has the right to not exercise option periods and may not exercise an option period if the agency is not satisfied with our performance on the contract.

Products and Services

        We provide some media identification and management solutions to commercial entities and government customers. Our license solutions primarily target the media and entertainment industry. We have two multi-year development agreements, one with an international consortium of Central Banks, and the other with Nielsen.

        Commercial customers use secure media solutions from our business partners and us to identify, track, manage and protect content as it is distributed and consumed—either digitally or physically—and to enable new consumer applications to access networks and information from personal computers and mobile devices. Movie studios, record labels, broadcasters, creative professionals and other customers rely on our technologies as a cost-effective means to:

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  deter piracy and illegal use of movies, music and images;

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  protect entertainment content from copyright infringement;

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  track and monitor entertainment content for rights usage and licensing compliance;

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  monitor advertisements to verify ad placement and measure return on investment;

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  enhance information access, search and marketing capabilities related to media content; and

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  enable fair and legitimate use of content by consumers.

        Licensees of our technology or intellectual property include AquaMobile, Cinea, Inc., a subsidiary of Dolby Laboratories, Inc., GCS Research LLC, MediaGrid, Microsoft Corporation, Mobile Data Systems, Inc., The Nielsen Company, Royal Philips Electronics, Signum Technologies Limited, Thomson Multimedia, S.A., USA Video, Verance Corporation, Verimatrix, Inc. and VCP (an affiliate of VEIL Interactive Technologies).

Technology and Intellectual Property

        We develop and patent intellectual property to differentiate products and technologies, mitigate infringement risk, and develop opportunities for licensing. Licensing of our technologies is supported by a broad patent portfolio covering a wide range of methods, applications, system architectures and business processes.

        Most of our patents relate to various methods for embedding and detecting digital information in video, audio, images, and printed materials, whether the content is rendered in analog or digital formats. The digital information is generally embedded by making subtle modifications to the fundamental elements of the content itself, generally at a signal processing level. The changes necessary to embed this information are so subtle that they are generally not noticeable by people during normal use. Because the embedded digital information is carried by the content itself, it is file-format independent. The embedded digital information generally survives most normal compression, edits, rotation, scaling, re-sampling, file-format transformations, copying, scanning and printing.

        To protect our intellectual property rights, we have implemented an extensive intellectual property protection program that relies on a combination of patent, copyright, trademark and trade secret laws, and nondisclosure agreements and other contracts. We believe we have one of the world's most extensive patent portfolios in the field of digital watermarking, with over 370 U.S. and over 85 foreign issued patents and more than 400 U.S. and foreign patent applications on file as of September 8, 2008 in the areas of digital watermarking and related technologies. Separately, we own registered trademarks in both the U.S. and other countries and have applied for other trademarks. We continue to develop and broaden our portfolio of patented technologies, including digital watermarking and related applications and systems.

        Although we devote significant resources to developing and protecting our technologies, and periodically evaluate potential competitors of our technologies for infringement of our intellectual property rights, these infringements may nonetheless go undetected or may arise in the future.

Markets

        Our technologies are used in various media identification and management products and solutions supporting a variety of media objects, from movies, music, TV programming and images, to banknotes, secure credentials and physical products or packaging. Each media object enabled by our technology can be recognized by networks and digital devices, resulting in a wide range of applications for our technologies, including in the fields of:

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  counterfeiting and piracy deterrence;

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  media management;

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  authentication, measurement or monitoring;

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  linking to networks and providing access to information; and

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  enhanced services in support of mobile commerce.

        We believe the market potential for our technologies is in the early stages of development and that existing solutions represent only a small portion of the potential market for our products, services, and technologies.

Competition

        There is no single competitor or small number of competitors dominant in our industry. Our competitors vary depending on the application of our products and services. Our business partners and we generally compete with non-digital watermarking technologies for the security or marketing budgets of the producers and distributors of media objects, documents, products and advertising. These alternatives include, among other things, encryption based security systems and technologies and solutions based on fingerprinting and pattern recognition. Our competitive position within the digital watermarking industry is strong because of our large, high quality, sophisticated patent position in the proprietary technology of digital watermarking and our substantial and growing amount of intellectual property in related media security and management innovations that span basic technologies, applications, system designs, and business processes. Our intellectual property portfolio allows us to use proprietary technologies that are well regarded by our customers and partners and not available to our competitors. We compete with others in our industry based on the basket of features we can offer and a traditional cost benefit analysis of our technologies against alternative technologies and solutions. We anticipate that our competitive position within certain markets may be affected by factors such as reluctance to adopt new technologies and, positively or negatively, by changes in government regulations.

Backlog

        Based on projected commitments we have for the periods under contract with our respective customers, we anticipate our current contracts as of June 30, 2008 will generate approximately $60 million in revenue during the terms of the contracts, currently running out over four years. We expect more than $9 million of this amount to be recognized as revenue during the remainder of 2008. This amount includes commitments reasonably expected to be achieved under currently effective contracts. Backlog as of December 31, 2007 and 2006 was approximately $46 million and $13 million, respectively.

Employees

        There are two major drivers of revenue in our business—(1) licensing revenues resulting from the monetization of our intellectual property portfolio and (2) services revenue resulting from the projects for the Central Banks and business, commerce, and media and entertainment customers. This services revenue is dependent upon the billable hours worked by highly qualified technical and management resources assigned to these projects. At December 31, 2007, we had 95 full-time employees, including 16 in sales, marketing, technical support and customer support; 37 in research, development and engineering; and 42 in finance, administration, information technology and legal. We also had 4 contract workers, primarily utilized to support billing services. This employee headcount is based on the same allocation methodology that was applied to carving out New Digimarc's financial statements. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. We offered employment to all of the members of our project service teams, and all of them accepted employment with New Digimarc as of August 1, 2008. These offers of employment involved the continuation of the 2008 salary and incentive compensation program through the end of the 2008, and our current benefits plans through their renewal during the second quarter of 2009. We believe that we will be able to provide competitive compensation and equity programs and maintain similarly competitive benefit plans at the time of renewal. For these reasons, we do not anticipate material turnover at this time or in the reasonably foreseeable future, especially among our technical personnel.

        Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We believe that our relations with our employees are good.

Properties and Facilities

        Our principal administrative, marketing, research, and intellectual property development facility is located in Beaverton, Oregon. Information about our office lease is set forth below.

	Square Feet	Expires
Beaverton, Oregon	46,000	August 2011

Legal Proceedings

        From time to time in our normal course of business we are a party to various legal claims, actions and complaints. Currently, we do not have any pending litigation that we consider material.

MANAGEMENT

Executive Officers and Directors

        We were incorporated on June 18, 2008. All of our officers were appointed to their current positions on that date. All of our current directors were elected to our board of directors on July 29, 2008. Set forth below are the names and ages and current positions of our directors and executive officers.

	Age	Position
Bruce Davis	56	Chief Executive Officer and Chairman of the Board of Directors
William J. Miller	62	Director
James T. Richardson	60	Director
Peter W. Smith	74	Director
Bernard Whitney	51	Director
Robert Chamness	55	Executive Vice President, Chief Legal Officer and Secretary
Michael McConnell	58	Chief Financial Officer and Treasurer

        Bruce Davis.    Mr. Davis was elected Chairman of the Board of Directors on June 18, 2008, and was named our Chief Executive Officer on June 18, 2008, having served as Old Digimarc's Chief Executive Officer since 2001, and a director since December 1997, as Old Digimarc's chairman of the Board of Directors since May 2002, and as its President from December 1997 through May 2001. Mr. Davis received a B.S. in accounting and psychology and an M.A. in criminal justice from the State University of New York at Albany, and a J.D. from Columbia University.

        William J. Miller.    Prior to the spin-off Mr. Miller served on the Board of Directors of Old Digimarc since 2005. Mr. Miller is a retired corporate executive with thirty-six years of experience in the high technology and legal sectors, and has, since 1999, served as an independent director and consultant. He serves as a member of the Board of Directors for each of the following companies: Nvidia Corp (Nasdaq: NVDA), a provider of graphics processing units, media and communications processors, wireless media processors, and related software for personal computers, handheld devices, and consumer electronics platforms; Waters Corporation (NYSE: WAT), a manufacturer of analytical instruments; Overland Storage, Inc. (Nasdaq: OVRL), a supplier of data storage products; and Glu Mobile Inc. (Nasdaq: GLUU), a global publisher of mobile games. Mr. Miller received a B.A. in speech communication from the University of Minnesota and a J.D. from the University of Minnesota.

        James T. Richardson.    Mr. Richardson has been appointed by the Board of Directors to serve as Lead Director. Prior to the spin-off Mr. Richardson served on the Board of Directors of Old Digimarc since 2003. Mr. Richardson is a director of and consultant to companies in the high-technology sector. Mr. Richardson serves as chairman of the Board of Directors of FEI Company (Nasdaq: FEIC) and as a director and audit committee chair of Tripwire, Inc., a Portland, Oregon-based network security company. Mr. Richardson received a B.A. in finance and accounting from Lewis and Clark College, an M.B.A. from the University of Portland, and a J.D. from Lewis and Clark Law School, and is a licensed C.P.A. and attorney in Oregon.

        Peter W. Smith.    Prior to the spin-off Mr. Smith served on the Board of Directors of Old Digimarc since 2000. Mr. Smith is a retired corporate executive and has served as a consultant to various other companies since 2000. Most recently, Mr. Smith served as president of News Technology for News America from January 1998 until his retirement in February 2000, where he coordinated technology throughout News Corporation and served as a technology advisor to its Board of Directors. Mr. Smith received a B.E. and B.Sc. from the University of Sydney, with first class honors.

        Bernard Whitney.    Prior to the spin-off Mr. Whitney served on the Board of Directors of Old Digimarc since 2005. Mr. Whitney is a retired corporate executive with twenty-seven years of experience in the high technology and finance sectors, and has since 2002 served as an independent director and consultant. He currently serves as a director for a number of private and non-profit entities. Mr. Whitney received a B.S. in business administration, majoring in finance, from California State University Chico, and a masters in business administration from San Jose State University.

        Robert Chamness    Mr. Chamness was named our Executive Vice President, Chief Legal Officer and Secretary on June 18, 2008, having served Old Digimarc since January 2002 in various roles including Vice President and General Counsel, Secretary, Vice President of Human Resources, Chief Legal Officer, and Executive Vice President. He also served as Old Digimarc's Compliance Officer and Privacy Officer. Mr. Chamness holds an A.B. cum laude from Wabash College and a J.D. summa cum laude from the Indiana University School of Law.

        Michael McConnell    Mr. McConnell was named our Chief Financial Officer and Treasurer on June 18, 2008, having served since June 2004 as Chief Financial Officer and Treasurer of Old Digimarc. Before joining Old Digimarc, Mr. McConnell was senior vice president, chief financial officer and treasurer at WatchGuard Technologies (1999 to 2004). Mr. McConnell is a CPA and holds a B.A. from California Polytechnic State University, San Luis Obispo.

Determination of Independence

        The Board of Directors has determined that each of Messrs. Smith, Richardson, Miller, and Whitney, collectively representing a majority of the members of our Board of Directors, is "independent" as that term is defined by Nasdaq Marketplace Rule 4200. There were no related person transactions involving any of the independent directors of New Digimarc.

Lead Director

        The Lead Director presides over all executive sessions of the non-management directors; serves as the principal liaison to the non-management directors; and consults with the Chairman of the Board of Directors regarding information to be sent to the Board of Directors, meeting agendas and establishing meeting schedules. Mr. Richardson was elected Lead Director on July 30, 2008.

Committees of the Board of Directors

        The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The members of these committees are set forth in the following table:

Non-Employee Directors	Audit	Governance and Nominating	Compensation
William J. Miller	X		Chair
James T. Richardson	X	X	X
Peter W. Smith		Chair	X
Bernard Whitney	Chair	X

Audit Committee

        We have a standing Audit Committee of the Board of Directors, consisting of Messrs. Whitney (chairman), Richardson, and Miller, that is responsible for overseeing the quality and integrity of our accounting, auditing, and financial reporting practices, the audits of our financial statements, and other duties assigned by the Board of Directors. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee will be directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting, engaged to prepare or issue an audit report on our financial statements or to perform other audit, review or attestation services for us. The Audit Committee is expected to also serves as our Qualified Legal Compliance Committee.

        The Board of Directors has adopted a charter for the Audit Committee to authorize powers consistent with the provisions of the Sarbanes-Oxley Act of 2002 and other requirements. A copy of this charter is posted on the New Digimarc website, www.digimarc.com, on the Corporate Governance page. The Board of Directors has determined that each of the three members of the Audit Committee:

  •
  meets the requirements for "independence" set forth in Nasdaq Marketplace Rules 4200 and 4350(d) and applicable SEC rules; and

  •
  has the requisite financial sophistication called for by Nasdaq Marketplace Rule 4350(d).

        The Board of Directors further determined that each of Messrs. Whitney, Richardson and Miller qualifies as an "Audit Committee financial expert" in compliance with Item 407(d)(5) of Regulation S-K.

Governance and Nominating Committee

        We have a standing Governance and Nominating Committee which will initially consist of Messrs. Smith (chairman), Whitney and Richardson. The Board of Directors has delegated to the Governance and Nominating Committee the responsibility for overseeing the quality and integrity of our corporate governance practices and for assessing the size, membership, skills and characteristics necessary and appropriate for members of the Board of Directors and its committees. The Board of Directors has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted on our website, www.digimarc.com, on the Corporate Governance page. The Board of Directors has determined that all members of the Governance and Nominating Committee are "independent" as that term is defined in Nasdaq Marketplace Rule 4200.

        The Governance and Nominating Committee's responsibilities include the review, monitoring, and general oversight of our policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements. This oversight responsibility includes monitoring compliance with the Sarbanes-Oxley Act of 2002. The Governance and Nominating Committee will also oversee the structure and evaluation of the Board of Directors and its committees, and the development, monitoring, and enforcement of the corporate governance principles applicable to us.

        The Governance and Nominating Committee is responsible for recruiting individuals to become members of the Board of Directors and evaluating their qualifications under the guidelines described under "Director Nomination Policy" below. The Governance and Nominating Committee is also responsible for the composition of the Board committees. The Board of Directors may assign the Governance and Nominating Committee additional duties and functions from time to time consistent with its charter, our bylaws and governing law. Succession planning is one such responsibility that has been assigned to the committee.

        Director Nomination Policy.    The Governance and Nominating Committee has adopted a formal written policy addressing the nominating process. A copy of this policy is posted on our website, www.digimarc.com, attached as an exhibit to the Governance and Nominating Committee charter located on the Corporate Governance page of the site. Pursuant to its written policy addressing the nominating process, the Governance and Nominating Committee will welcome and encourage recommendations of director candidates from our stockholders, and will consider any director candidates recommended by our stockholders, provided that the information regarding director candidates who are recommended is submitted to the Governance and Nominating Committee in compliance with the terms of its policy. Stockholders may submit director candidate nominations in accordance with the terms of our bylaws and applicable securities laws.

        In evaluating a potential candidate's qualification for nomination to the Board, the Governance and Nominating Committee will consider the potential candidate's experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors. The Governance and Nominating Committee will also review from time to time the skills and characteristics necessary and appropriate for directors in the context of the current composition of the Board of Directors. Directors are expected to devote sufficient time to carry out their duties and responsibilities effectively, ensure that other existing and planned future commitments do not materially interfere with his/her service as a director, and attend at least 75% of all Board of Directors and applicable committee meetings.

        The Governance and Nominating Committee's process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, vetting those candidates against the factors described above, conducting background and reference checks, conducting interviews with candidates, meeting to consider and approve final candidates and, as appropriate, preparing and presenting to the Board of Directors an analysis with regard to a candidate. There will be no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Governance and Nominating Committee. The committee will have the authority to, from time to time, pay professional search firms to assist in the identification and evaluation of potential nominees.

Stockholder Communications with the Board of Directors

        The Board of Directors encourages communication from stockholders. All communications must be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of the Secretary of New Digimarc at the address of our principal executive offices or via fax to (503) 469-4771. The Secretary of New Digimarc will promptly provide all communications to the applicable member(s) of the Board of Directors or the entire Board of Directors, as specified by the stockholder.

Director Resignation Upon Change of Employment

        The Board of Directors has approved a policy that will provide any director who experiences a substantial change in principal employment responsibility that may adversely affect his or her ability to carry out his or her responsibilities as a director effectively to tender his or her resignation from the Board, unless the change was anticipated by the Governance and Nominating Committee at the time of the director's nomination or election to the Board. In accordance with the terms of the policy, upon receipt of a resignation offered under these circumstances, the Governance and Nominating Committee will review the director's change in employment responsibilities to evaluate whether the director's continued service is appropriate.

Compensation Committee

        We have a standing Compensation Committee which consists of Messrs. Miller (chairman), Smith and Richardson and has the authority and responsibility to:

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  approve our overall compensation strategy;

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  review, establish and approve executive compensation;

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  administer our annual and long-term compensation plans;

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  review and make recommendations to the Board of Directors with respect to director compensation; and

  •
  perform other duties and functions assigned by the Board of Directors from time to time that are consistent with the Compensation Committee's charter, our Bylaws and governing law.

        The Compensation Committee's role includes a particular focus on the compensation of our executive officers and non-employee directors and the administration of our stock incentive plans and significant employee benefit programs.

        The Compensation Committee has adopted a written charter, a copy of which is available on our website, www.digimarc.com, on the Corporate Governance page. The Board of Directors has determined that each of the three members of the Compensation Committee is:

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  "independent" as that term is defined in Nasdaq Marketplace Rule 4200,

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  a "non-employee director" as that term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and

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  an "outside director" as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Compensation Committee is permitted, under its charter, to delegate responsibilities to subcommittees of the Committee as necessary and appropriate.

        The Compensation Committee, together with our Chief Executive Officer, will review assessments of executive compensation practices at least annually against comparative data and our compensation philosophy. Our Chief Executive Officer will make recommendations to the Compensation Committee with the intent of keeping our executive officer compensation practices aligned with our compensation philosophy, and the Compensation Committee will be required to approve any recommended changes before they can be made.

        The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of the consultant.

Code of Business Conduct and Ethics

        Our Code of Business Conduct is posted on the Corporate Governance page of our website, www.digimarc.com. The Code of Business Conduct applies to all employees of New Digimarc and its subsidiaries, as well as to directors, temporary contractors, and other independent contractors or consultants when engaged by or otherwise representing us or our interests, and sets forth internal policies and guidelines designed to support and encourage ethical conduct and compliance with the laws, rules and regulations that govern our business operations.

Compensation Committee Interlocks and Insider Participation

        No executive officer of New Digimarc served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any committee performing equivalent functions, the entire Board of Directors) of another entity, or as a director of another entity, where one of the other entity's executive officers served on the Compensation Committee of New Digimarc or as a director of New Digimarc.

Related Person Transactions

        Our Governance and Nominating Committee, in executing the responsibilities delegated to it, reviews, considers, and approves, rejects or qualifies all related person transactions between New

Digimarc and our officers, directors, principal stockholders and affiliates. The Governance and Nominating Committee consists of disinterested, non-employee directors.

        Before our separation from Old Digimarc, we entered into a separation agreement, which contains many of the key provisions related to our separation from Old Digimarc and the distribution of shares of our common stock to Old Digimarc record holders, and a transition services agreement with Old Digimarc to effect the separation and provide a framework for our relationships with Old Digimarc after the separation. These agreements govern the relationship between us and Old Digimarc subsequent to the completion of the distribution and provide for the allocation between us and Old Digimarc of Old Digimarc's assets and liabilities (including employee benefits and tax-related assets and liabilities) related to its Digital Watermarking Business, attributable to periods prior to our separation from Old Digimarc. The terms of the separation agreement and transition services agreement are set forth elsewhere in this information statement under the heading "Our Relationship with Old Digimarc after the Spin-Off."

DIRECTOR COMPENSATION

        The following table provides information on compensation that our non-employee directors received from Old Digimarc for the year ended December 31, 2007. Directors who were also Old Digimarc employees received no additional compensation for their services as directors. During 2007, Mr. Davis was the only director who was an employee of Old Digimarc. Mr. Davis's compensation is discussed in this information statement under the heading "Executive Compensation."

        The size and scope of New Digimarc's operations, based on its configuration and business after its separation from Old Digimarc, are significantly smaller than those of Old Digimarc. Consequently, there are fewer outside directors (four instead of eight) and compensation will be decreased to be commensurate with that paid at comparable companies, defined as companies of similar size within the high tech and software services industries that share similar financial characteristics to New Digimarc. Only the directors of New Digimarc are listed below, but their compensation for the balance of 2008 and beyond will be reduced materially from that set forth herein.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Peter W. Smith	$37,500	$25,496	$26,986	$89,982
James T. Richardson	$70,000	$25,496	$26,986	$122,482
Bernard Whitney	$50,000	$25,496	$39,628	$115,124
William J. Miller	$40,000	$25,496	$39,628	$105,124

(1)
On May 2, 2007, each director received from Old Digimarc a grant of 3,000 shares of Old Digimarc restricted stock with a grant date fair value of $29,640. This grant was Old Digimarc's second grant of restricted stock to its directors, and the total number of shares of restricted stock held by each director as of December 31, 2007 was a total of 5,400 shares of restricted stock. The amounts disclosed above reflect the expense taken by Old Digimarc in 2007 for stock granted to the indicated director in 2007 and previous years, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," or SFAS 123(R). A summary of the assumptions Old Digimarc applies in calculating these amounts is set forth in the Notes to Consolidated Financial Statements included in Old Digimarc's Annual Report on Form 10-K for the year ended December 31, 2007 on page F-17 under the caption "Restricted Stock and Performance Vesting Shares." The same 3,000 share grant was made by Old Digimarc on May 1, 2008 with a fair value on the grant date of $33,240.

(2)
On May 2, 2007, each director was granted an option to purchase 6,000 shares of Old Digimarc common stock with a grant date fair value of $28,609. These amounts represent the amount of expense Old Digimarc took in 2007 for stock options granted to the indicated director in 2007 and previous years, disregarding an estimate of forfeitures related to vesting conditions. Accounting costs are determined, as required, under SFAS 123(R). A summary of the assumptions Old Digimarc applies in calculating these amounts is set forth in the Notes to Consolidated Financial Statements included in Old Digimarc's Annual Report on Form 10-K for the year ended December 31, 2007 on pages F-15 to F-16 under the caption "Stock Options." As of December 31, 2007, the total number of outstanding options held by each director was as follows: Mr. Smith, 100,000; Mr. Richardson, 62,000; Mr. Whitney, 32,000; and Mr. Miller, 32,000.

All directors were also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service.

        Cash Compensation.    In 2007, each non-employee director of Old Digimarc received an annual cash retainer of $30,000. The Lead Director received an additional annual cash retainer of $30,000. Members of the Old Digimarc audit committee received an annual cash retainer of $10,000, with the chair of the audit committee receiving an annual cash retainer of $20,000. Members of the Old Digimarc compensation committee received an annual cash retainer of $5,000, with the chair of the Old Digimarc compensation committee receiving an annual cash retainer of $10,000. Members of other standing committees of the Old Digimarc board of directors received an additional annual cash retainer of $3,750 for each committee on which the member served, with the chair receiving an annual cash retainer of $7,500. In addition, each Old Digimarc committee member received a fee of $1,000 for each in-person committee meeting and would have received a fee of $500 for each teleconference committee meeting in excess of eight meetings of the particular committee held in 2007. No fees for excess meetings were paid during 2007.

        Equity Compensation.    Old Digimarc's 1999 Non-Employee Director Option Program establishes an automatic option grant program for the grant of awards to its non-employee directors. Under this program, each non-employee director who first was elected to Old Digimarc's board of directors on or after March 29, 2002 is automatically granted an option to acquire 20,000 shares of common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant. These options vest and become exercisable in 36 equal installments on each monthly anniversary of the grant date, so the stock options become fully exercisable three years after the grant date. No new directors were elected to Old Digimarc's board of directors in 2007. On the date of each annual stockholders meeting, each non-employee director who has been a member of Old Digimarc's board of directors for at least six months prior to the date of the stockholders meeting automatically receives an option to acquire 6,000 shares of Old Digimarc common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant, and an automatic grant of 3,000 shares of Old Digimarc restricted stock. The options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, so the stock options become fully exercisable one year after the grant date. The restricted stock awards are subject to a forfeiture restriction that lapses as to 100% of the shares subject to the award one year after the grant date. Messrs. Smith, Richardson, Miller and Whitney all received grants of options and restricted stock from Old Digimarc in 2007.

        In addition, Old Digimarc's 1999 Non-Employee Director Option Program provides that, immediately following each annual meeting of its stockholders, each non-employee director who serves as a member of a standing committee of the board and who has been a member of the board of directors for at least six months prior to the date of the stockholders meeting receives an option to acquire 3,000 shares of common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant. These options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, so the stock option is fully exercisable one year after the grant date.

        The Old Digimarc board of directors has discretion to elect not to make the annual option and restricted stock grants to continuing board members and standing committee members. Since 2004, the Old Digimarc board of directors has elected not to make the annual 3,000 share option grant to directors for service on one or more standing committees. The shares for committee service are a vestige of the former program under which Old Digimarc directors received only equity compensation, rather than a combination of cash and equity compensation. The Old Digimarc board of directors determined that the value of the options and restricted stock grants provided sufficient equity compensation for their service as directors of Old Digimarc.

Compensation Proposal for New Digimarc Directors

        We expect to continue to pay both cash and equity compensation to our non-employee directors in amounts commensurate with amounts paid at comparable companies.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the compensation policy we expect to apply to our named executive officers with respect to fiscal 2008.

General Compensation Policy

        Our executive compensation programs are designed to attract, retain, motivate and appropriately reward our executive officers, as well as to align the interests of executive officers with those of our stockholders. The objectives of our compensation programs are to:

  •
  provide competitive compensation opportunities that attract and retain top executives;

  •
  inspire the executive team to achieve superior performance in order to deliver profitable growth;

  •
  foster a performance-oriented environment with variable compensation based upon the achievement of annual and longer-term business results;

  •
  create a direct, meaningful link between (1) performance in achieving our financial and strategic objectives and (2) individual executive performance and rewards;

  •
  provide an award that is consistent with each position's overall contribution to New Digimarc, and to encourage and recognize career growth and progression; and

  •
  reward stockholder value creation and align the interests of executives and stockholders through the use of long-term incentives, while effectively managing dilution.

Setting Executive Compensation

        Executive compensation is structured to foster achievement of the objectives of our compensation philosophy and is generally commensurate with compensation structures and levels at companies of similar size within the high tech and software services industries that share similar financial and operating characteristics.

        In general, compensation to Named Executive Officers is based upon the scope of their responsibilities, experience, skills, talents, demonstrated prior performance, and potential contributions to our success. In making these determinations, the Compensation Committee has considered compensation practices at comparable companies, among other data points, to judge the reasonableness of its decisions. In 2008, the Committee retained Equilar, Inc. to provide comparable company data. The Committee also has used the services of both Mercer and Radford Surveys and Consulting, nationally recognized independent consulting firms, to assist it in determining appropriate compensation. Mercer and Radford performed analyses and made recommendations with respect to compensation for each Named Executive Officer, including the appropriate number of stock options and other equity awards to be considered.

        In establishing the compensation to be provided to our Named Executive Officers, the Compensation Committee considered the factors referred to above, including market data and advice provided by Mercer. As a general guideline, for our Named Executive Officers, we set base cash compensation between the 50th and 75th percentiles, total cash compensation (base plus annual cash incentive ("bonus") compensation) for our Named Executive Officers at or between the 50th and 75th percentiles (with top quartile opportunity for superior performance) and total equity compensation between the 50th and 75th percentiles of similar companies. We believe that these levels will enable us to attract, retain and motivate executives of high quality, while at the same time keep our overall compensation levels in line with those of comparable companies.

2008 Compensation Components

        The primary elements of each Named Executive Officer's compensation package for the year ended December 31, 2008 will be:

  •
  salary;

  •
  annual cash incentive compensation; and

  •
  long-term incentives in the form of stock options and restricted stock.

The reasons for choosing each of these components are set forth in the discussion below. Because base compensation, annual cash bonuses, and equity awards are such basic elements of compensation within our industry, as well as the high tech and software industries in general, and are generally expected by employees, we believe that these components must be included in our compensation mix in order for us to compete effectively for talented executives. In determining the mix of these components, we applied our compensation philosophy and principles and considered the advice of Mercer concerning compensation levels for executives at comparable companies. Our objective was to establish a mix that would facilitate the following objectives:

  •
  retention;

  •
  alignment of compensation with the achievement of key performance objectives;

  •
  alignment with stockholder interests; and

  •
  ownership of our stock by our executive officers.

        We use stock options as an element of executive compensation for several reasons. First, stock options facilitate retention of our executives. Stock options will provide a return to the executive only if he or she remains in our employ. Second, stock options align executive compensation with the interests of our stockholders and thereby focus executives on increasing value for the stockholders. Third, stock options are performance based; providing a return to executives only to the extent that the market price of our common stock appreciates over the option term. Fourth, stock options create incentive for increases in stockholder value over a longer term. In determining the number of options to be granted to executives, we take into account the individual's position, scope of responsibility, ability to affect profits and stockholder value, the individual's past and recent performance, and the estimated value of stock options at the time of grant. Assuming individual performance at a level satisfactory to the Compensation Committee, the size of stock option grants to our executives is generally set between the 50th and 75th percentiles for comparable companies, with top quartile opportunity for superior performance.

        We use time-based restricted stock to help encourage retention and to minimize the burn rate relating to equity awards. Restricted stock provides some of the same benefits as stock options, such as facilitating (i) alignment of the value of an executive's compensation with our performance, the market value of our common stock and the interests of our stockholders and (ii) retention of the executive as an employee. Both stock options and restricted stock provide a return to the executive only to the extent he or she remains in our employ during the vesting period. In the case of restricted stock, the employee receives actual shares, rather than a right to purchase shares at a fixed price. Once the restricted shares vest, they will generally have some value to the employee, even if the share price has not increased since the grant date. On the other hand, stock options will have no value unless the share price increases following the date of grant. As a result, to the extent the stock price has not increased since the date of grant, restricted stock may provide a greater retention benefit than that of stock options. Accordingly, we believe that a mix of stock options and restricted stock provides a more certain baseline retention benefit.

        In allocating compensation among the elements identified above, we believe that a substantial portion of the total compensation of our Named Executive Officers, the level of management having the greatest ability to influence our performance, should be performance-based. Accordingly, a substantial portion of the compensation of each Named Executive Officer consisted of incentive cash bonus, stock options, and restricted stock.

        In allocating long term incentive compensation among stock options, time-based restricted stock and performance-based restricted stock, our general guideline is to provide approximately 2/3 of the annual long-term incentive value for each Named Executive Officer in the form of stock options, based on the Black-Scholes valuation model. The remaining annual long-term incentive value will be provided in the form of time-based restricted stock. The Committee has determined that stock options align the interests of the executives with the stockholders and therefore a substantial portion of the value of the equity grants was allocated to the executives in the form of stock options, while time-based restricted stock assists in the retention of executives while maintaining alignment with growth in stockholder value.

        Salary.    The salary for each Named Executive Officer is set on the basis of the position and the salary levels in effect for comparable positions with other comparable companies in the industry. Salaries are generally targeted between the 50th and 75th percentiles, with the opportunity for high-performers and successful incumbents occupying critical positions to have salaries that reflect their seasoning, experience, performance and contributions. During the annual review, the Committee determined that the targeted annual compensation was competitive with the pay targets established by the Compensation Committee.

        The 2008 base salaries for our Named Executive Officers are as follows: Bruce Davis, $410,000; Robert Chamness, $250,000; and Michael McConnell, $260,000. These salaries will continue through calendar year 2008, after which they will be set by the Compensation Committee with respect to future years.

        Annual Cash Incentive Compensation.    The Compensation Committee has established an incentive compensation program for Named Executive Officers. Under this program, our executive officers receive annual cash bonuses based upon the achievement of specified performance objectives. These executives are responsible for establishing strategic direction and are to be responsible for major functional or operating units and have an impact on bottom-line results. Accordingly, evaluation of performance of objectives is generally based on measure of Company performance as well as individual performance. Compensation objectives are explicitly linked to goals and objectives set forth in our Annual Operating Plan, as approved by the Board of Directors.

        The target bonus amounts and the specific company and individual objectives applicable to the cash bonuses paid to our Named Executive Officers will be set annually, with a stub-year plan for the rest of 2008. With respect to each Named Executive Officer, as a general guideline, 20 - 40% of the annual incentive bonus will be based on the achievement of individual performance goals and 60 - 80% will be based on key measures of financial performance.

        The 2008 target bonus amount for Mr. Davis was set at 80% of his base salary (or $328,000). The target bonus amounts for our other Named Executive Officers were set at 55% of their base salaries (or $137,500 and $143,000 for each of Mr. Chamness and Mr. McConnell, respectively). The committee determined that these percentages were competitive within the marketplace and consistent with its overall compensation philosophy. A larger portion of Mr. Davis' cash compensation is performance based because we believe that Mr. Davis, as our Chief Executive Officer, has a greater impact on our results than our other executive officers.

        The individual performance goals varied with each executive and were set in January 2008 as part of the strategic performance management process. Based in part on the successful completion of the sale of the Secure ID Business and spin-off of the Digital Watermarking Business, the Old Digimarc board of directors determined that 100% of the target annual 2008 bonuses of Messrs. Davis, Chamness and McConnell had been earned as of July 30, 2008, and directed New Digimarc to accrue those bonuses and pay them in December of 2008. For the balance of 2008, Messrs. Davis, Chamness and McConnell are eligible to earn additional incentive compensation. The targets for this period are $135,000, $60,000 and $60,000, respectively. The objectives set for earning these incentive payments consist of successfully separating and launching the new company, regaining listing of the company's shares on Nasdaq, establishing strategy, formulating operating plans, and aligning the organization with the plan and strategy.

        Equity Compensation.    The Compensation Committee intends to award stock options and restricted stock to each of our executive officers upon their initial hiring and from time to time thereafter. These forms of equity compensation are designed to align the interests of our executive officers with those of our stockholders and to provide each executive officer with a significant incentive to manage us from the perspective of an owner with an equity stake in the business.

        The size of the grants made to each executive officer is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with us and individual and company performance. In making these awards, the Committee will look at competitive long term incentive values, and grant equity compensation to our executives based on an evaluation of each executive's performance, and generally within, but not limited to, a value to the executives between the 50th and 75th percentiles of our peer group for their position. The Compensation Committee also takes into account the individual's potential for future responsibility and promotion, the individual's performance in recent periods, and our anticipated stock option burn rate. The relative weight given to each of these factors will vary from individual to individual in the Compensation Committee's discretion. The Committee will allocate the amount and value of such awards among one or more of stock options, time-based restricted stock and stock appreciation rights.

        With the exception of significant promotions and initial hires, including the awards at the time of the spin off, we will make these awards at the first meeting of the Compensation Committee each calendar year following approval of the annual operating plan by the board. This process enables us to align compensation with the annual operating plan and to properly budget for associated costs.

        Benefits and Perquisites.    Benefits are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent. The primary benefits received by our Named Executive Officers are the same as for all other employees and include participation in our health, dental and vision plans, the employee stock purchase plan and our disability and life insurance plans. Our general policy is not to provide perquisites or other personal benefits to our Named Executive Officers, other than those benefits provided for all other employees.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. We believe that the non-performance-based compensation paid to each of our executive officers in 2008 will not exceed the $1 million limit and, therefore, no deductions will be disallowed under Section 162(m).

        The Compensation Committee is aware of the limitations imposed by Section 162(m), and its exemptions, and will address the issue of deductibility when and if circumstances warrant. We review proposed compensation plans in light of applicable tax deductions, and generally seek to maximize the deductibility for tax purposes of all elements of compensation. However, we may approve compensation that does not qualify for deductibility if and when we deem it to be in our best interests.

Practices Regarding Equity Grants

        As a general matter, except for new hire grants and initial grants to be made to our executive officers following the spin-off, we will grant awards of stock options and restricted stock (time based and performance based) to our Named Executive Officers at a Compensation Committee meeting held in early January. Pursuant to our written policy and standard operating procedures with respect to the stock grants, the grant date of these awards is the date of approval of the grants. Our executives have no role in selecting the grant date. The exercise price of stock options is always the closing price of the underlying common stock on the grant date. All stock option, restricted stock and performance vesting share awards to executives are promptly reported on Form 4 filings.

Employment Agreements

        We anticipate entering into new employment agreements with Messrs. Davis, Chamness and McConnell.

EXECUTIVE COMPENSATION

        The following tables contain information concerning the compensation paid to only the Named Executive Officers of Old Digimarc who are continuing with New Digimarc for services rendered to Old Digimarc during the years ended December 31, 2006 and December 31, 2007. All of the information included in these tables reflects compensation earned by the individuals for services performed for Old Digimarc. All references in the following tables to stock options, restricted stock, restricted stock units, and other stock awards relate to awards granted by Old Digimarc in regard to Old Digimarc common stock.

        The amounts and forms of compensation reported below do not necessarily reflect the compensation the Named Executive Officers will receive following the spin-off, which could be higher or lower, because historical compensation was determined by Old Digimarc and future compensation levels will be determined by our compensation committee.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(4)	Total ($)
Bruce Davis, Chief Executive Officer and Chairman of the Board of Directors	2007 2006	$ $	410,000 410,000	$ $	— 32,489	$ $	500,834 276,286	$ $	255,302 150,430	$	— 225,000	$6,750 6,600	$1,172,886 1,100,805
Michael McConnell, Chief Financial Officer and Treasurer	2007 2006	$ $	260,000 260,000	$ $	— 13,713	$ $	194,120 113,319	$ $	127,188 73,685	$	— 75,000	$6,750 5,767	$588,058 541,484
Robert Chamness, Chief Legal Officer and Secretary	2007 2006	$ $	250,000 250,000	$ $	— 13,186	$ $	163,290 104,921	$ $	77,734 40,696	$	— 77,500	$6,750 938	$497,774 487,241

(1)
No bonuses or non-equity incentive plan compensation were paid for 2007, because Old Digimarc did not achieve profitability. The 2006 bonus was a special bonus authorized by the Board of Directors of Old Digimarc for achieving profitability in the third quarter of 2006. The column entitled Non-Equity Incentive Plan Compensation was the earned portion of their targeted bonus compensation for 2006.

(2)
These amounts represent the expense taken by Old Digimarc in 2007 and 2006 with respect to time based restricted stock and performance based restricted stock granted in 2007 and previous years, based on the estimated fair value of these awards calculated under SFAS 123(R). A summary of the assumptions Old Digimarc applies in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in Old Digimarc's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on page F-17 under the caption "Restricted Stock and Performance Vesting Shares." The awards for which expense is shown in this column include awards described in the Grants of Plan-Based Awards Table and in the Outstanding Equity Awards at Fiscal Year-End Table.

(3)
These amounts represent the expense taken by Old Digimarc in 2007 and 2006, respectively with respect to stock options granted in 2007 and 2006, respectively and previous years, based on the estimated fair value of these awards. Old Digimarc estimates the fair value of stock options under FAS 123R using the Black-Scholes option valuation model. A summary of the assumptions Old Digimarc applies in calculating these amounts is set forth in the Notes to Consolidated Financial Statements included in Digimarc's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on pages F-15 to F-16, under the caption "Stock Options". The awards for which expense is shown in this column include awards described in the Grants of Plan-Based Awards Table and in the Outstanding Equity Awards at Fiscal Year-End Table.

(4)
These amounts consist of matching contributions to the Old Digimarc 401(k) plan made by Old Digimarc in 2008 for the 2007 fiscal year. These contributions are made at the same rate as for all other Old Digimarc employees who elect to participate in the plan.

2007 Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to stock options and other plan-based awards granted by Old Digimarc with respect to Old Digimarc common stock during the year ended December 31, 2007 to each of the Named Executive Officers. Prior to the record date for the distribution, outstanding Old Digimarc equity incentive awards were adjusted as described in "Executive Compensation—Treatment of Outstanding Equity Awards in Connection with the Spin-Off."

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Bruce Davis	1/2/07 1/2/07 1/2/07	0	$328,000	—	0	30,000	30,000	30,000	100,000	$8.79	$ $ $	424,210 263,700 192,264
Michael McConnell	1/2/07 1/2/07 1/2/07	0	$143,500	—	0	10,000	10,000	10,000	40,000	$8.79	$ $ $	169,684 87,900 64,088
Robert Chamness	1/2/07 1/2/07 1/2/07	0	$137,500	—	0	7,500	7,500	7,500	30,000	$8.79	$ $ $	127,263 65,925 48,066

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

        Estimated Future Payouts Under Non-Equity Incentive Plan Awards.    The "target" amounts represent the 2007 annual bonus target established by Old Digimarc for each Named Executive Officer.

        Estimated Future Payouts Under Equity Incentive Plan Awards.    These amounts represent the number of shares covered by performance based restricted stock awards granted by Old Digimarc on January 2, 2007. The grant date fair value of this award was determined by Old Digimarc using a Monte Carlo valuation model that resulted in a substantial discount to the fair market value of Old Digimarc's common stock on the date of grant, based on the probability weighting of the specified performance goal.

        All Other Stock Awards.    These amounts represent the number of shares covered by time-based restricted stock awards granted by Old Digimarc on January 2, 2007. The grant date fair value of this award was based on $8.79 per share (which was the closing price of Old Digimarc common stock on December 29, 2006), the most recent closing price of Old Digimarc's common stock.

        All Other Option Awards.    These amounts represent the number of shares covered by stock options granted by Old Digimarc on January 2, 2007. These options have an exercise price of $8.79 per share (which was the closing price of Old Digimarc common stock on December 29, 2006, the most recent closing price of Old Digimarc's common stock). The grant date fair value was determined by Old Digimarc using the Black-Scholes valuation model.

Employment Agreement with Mr. Davis

        Old Digimarc has entered into an employment agreement with Bruce Davis, pursuant to which Old Digimarc agreed to pay Mr. Davis an initial base salary of not less than $300,000 per year and an annual performance bonus of up to 50% of his base salary per year. Consistent with its charter, the Old

Digimarc compensation committee annually reviews and determines the compensation of the Chief Executive Officer and other executive officers. The Old Digimarc compensation committee is not restricted from setting base and bonus amounts at a higher level than as provided in Mr. Davis's employment agreement. Since the date of the employment agreement, Old Digimarc's compensation arrangement with Mr. Davis has evolved and, over time, the Old Digimarc compensation committee has determined to increase the amount of base compensation and the percentage amount of Mr. Davis's target bonus. The Old Digimarc compensation committee determined in 2005 to set the base and annual performance bonus for Mr. Davis in amounts higher than those set forth in his employment agreement, as noted above in the 2007 Summary Compensation Table.

        Mr. Davis also receives vacation and other benefits as are generally provided to other Old Digimarc executives. Old Digimarc will grant additional stock options to Mr. Davis consistent with general market practices for similarly situated executives. The employment agreement provides that as long as Mr. Davis serves as Old Digimarc's Chief Executive Officer, it is our intention that he will be nominated to serve as a director and as chairman of Old Digimarc's Board of Directors. The employment agreement provides for an initial term from July 16, 2001 to December 31, 2002, automatically renewing for successive two-year periods unless terminated by written notice received at least one year prior to any scheduled termination.

        Other than the agreement with Mr. Davis referenced above, there are no employment contracts between Named Executive Officers and Old Digimarc. However, as described more fully under "Potential Post-Employment Payments" below, on January 2, 2007, the Old Digimarc compensation committee approved a more limited Change of Control Retention Agreement between Old Digimarc and each of Messrs. McConnell and Chamness. All obligations under the Change of Control Retention Agreements were assumed by New Digimarc following the spin-off and New Digimarc merger.

Annual Cash Incentive Compensation

        Old Digimarc did not pay annual cash incentive bonuses for 2007 performance. The amounts paid in 2006 represent discretionary cash bonuses approved by the Board of Directors of Old Digimarc on November 2, 2006 as an award for achieving profitability in the third quarter of 2006.

        Under Old Digimarc's incentive compensation program for executive officers, non-equity incentive plan awards are not capped at the target level. The Old Digimarc plan allows for bonuses to be paid up to 130% of the target if Old Digimarc's performance exceeds the Old Digimarc plan.

Equity Compensation

        The awards included in the 2007 Summary Compensation table include awards that are also described in the 2007 Grants of Plan-Based Awards table and in the 2007 Outstanding Equity Awards at Fiscal Year-End table.

        Stock Options.    All options granted to the Named Executive Officers in 2007 are intended to be incentive stock options, but only to the extent that the aggregate fair market value of the common stock with respect to which the stock options are exercisable for the first time during any calendar year under all Old Digimarc's equity incentive plans for each executive does not exceed $100,000. Any excess over $100,000 is treated as a non-qualified stock option. Each grant allows the executive officer to acquire shares of Old Digimarc's common stock at a fixed price per share, which is the market price on the grant date over a specified period of time up to 10 years. Such options become exercisable in monthly installments over a four-year period, contingent upon the executive officer's continued employment with Old Digimarc.

        Time Based Restricted Stock.    Each grant of Old Digimarc time-based restricted stock granted to the Named Executive Officers in 2007 allows the executive officer to acquire shares of Old Digimarc common stock at no cost immediately at the time of the grant, subject to divestiture over a specified period of time (in this instance, four years). At the end of each of the first four years following the grant date, the restrictions will lapse on 25 percent of the restricted shares subject to each of these grants, at which time such shares are no longer subject to forfeiture.

        Performance Based Restricted Stock.    The form of agreement used in connection with the grant of Old Digimarc performance based restricted stock to its executive officers in 2007 provides that the shares will fully vest, subject to the terms of the agreement, if the Total Stockholder Return (as defined below) for certain specified periods is equal to or greater than specified percentile targets as compared to the weighted peer group used by Old Digimarc's compensation committee for the purposes of determining executive compensation for 2007. If, for the period from the date of grant to December 31, 2009, Old Digimarc's Total Stockholder Return is equal to or greater than the 60th percentile performance of the weighted peer group, then the shares will vest in full as of December 31, 2009. However, if, for the period from the date of grant to December 31, 2008, Old Digimarc's Total Stockholder Return is equal to or greater than the 75th percentile performance of the weighted peer group, then the shares will vest in full as of December 31, 2008. Assuming that all conditions are satisfied, the shares will vest and no longer be subject to forfeiture as of the date on which the performance condition is satisfied. Subject to certain exceptions, all rights to shares of performance based restricted stock are contingent on the executive remaining continuously employed by Old Digimarc, or any parent or subsidiary of Old Digimarc, from the grant date through the vesting date. The shares will be automatically forfeited on the third anniversary of the date of grant if the performance condition has not been fully satisfied by such time.

        Old Digimarc calculates Total Stockholder Return by dividing (i) the change in the share price from December 31, 2006 to the end of the relevant measurement period, plus dividends paid during such period (including stock splits, cash dividends, stock dividends and share repurchases) by (ii) the share price at the date of grant. For purposes of the above calculation, the share price is the closing price on the relevant measurement date. Because the stock markets were closed on January 1, 2007 (the beginning of the measurement periods), Old Digimarc used the closing price on Friday, December 29, 2006, which was the last preceding trading date for which a closing price was reported. Accordingly, the share price of Old Digimarc common stock on January 1, 2007 is deemed to be $8.79, the closing price of Old Digimarc common stock on December 29, 2006.

        For purposes of determining whether Old Digimarc has met the performance conditions, the Total Stockholder Return of each of the peer companies in Group I is weighted by a factor of three and the Total Stockholder Return of each of the peer companies in Group II is given no additional weighting. Old Digimarc's compensation committee determines the precise formula to be used to calculate Old Digimarc's percentile ranking calculation. Old Digimarc's compensation committee also makes additional adjustments to the calculation of Total Stockholder Return and percentile ranking as it deems appropriate to reflect changes in Old Digimarc's outstanding shares or any of the companies that comprise the peer group, or other similar non-market factors that may affect share price. The Old Digimarc compensation committee chose the Total Stockholder Return of Old Digimarc relative to its peer group as the performance measure in order to closely align a portion of compensation with direct benefit to stockholders. Since Old Digimarc based a portion of short term incentive compensation (annual incentive cash bonus) on target levels of return on equity, Old Digimarc felt it appropriate to use share price as the performance measure for performance based restricted stock. Old Digimarc utilized an "all or nothing" approach in structuring the performance measure in order to provide the maximum incentive to reach the specified goal. Old Digimarc may consider revising the "all or nothing" approach in future years to more closely reflect other comparable programs in the peer group.

        This approach differed from that used in connection with the grant of performance based restricted stock to Old Digimarc's executive officers in 2006, which provided that the shares would fully vest, subject to the terms of the agreement, if the closing price of Old Digimarc's common stock is at least $15 for more than 30 consecutive calendar days during the period that begins on the grant date and ends on the third anniversary of the grant date.

2007 Outstanding Equity Awards at Fiscal Year-End Table

        The following table provides summary information, as to the Named Executive Officers, concerning Old Digimarc equity awards outstanding as of December 31, 2007. Prior to the record date for the distribution, outstanding Old Digimarc equity incentive awards were adjusted as described in "Executive Compensation—Treatment of Outstanding Equity Awards in Connection with the Spin-Off."

	Option Awards(1)						Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)					Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
							Number of Shares or Units of Stock That Have Not Vested (#)(2)
				Option Exercise Price ($)
Name	Grant Date					Option Expiration Date
		Exercisable	Unexercisable
Bruce Davis	01/31/00 07/17/00 12/21/00 12/18/01 06/25/02 12/12/02 01/02/04 01/05/05 01/03/06 01/02/07	100,000 200,000 250,000 150,000 50,000 200,000 110,000 25,000 89,569 22,917	90,431 77,083	$ $ $ $ $ $ $ $ $ $	53.9375 26.25 14.125 18.16 8.67 15.24 13.00 9.07 5.91 8.79	01/31/10 07/17/10 12/21/10 12/18/11 06/25/12 12/12/12 01/02/14 01/05/15 01/03/16 01/02/17	85,250	$751,905	65,000	$573,300
Michael McConnell	06/01/04 01/05/05 01/03/06 01/02/07	200,000 10,000 32,344 9,167	32,656 30,833	$ $ $ $	11.53 9.07 5.91 8.79	06/01/14 01/05/15 01/03/16 01/02/17	33,000	$291,060	25,000	$220,500
Robert Chamness	01/02/02 12/12/02 01/02/04 01/05/05 01/03/06 01/02/07	100,000 28,000 30,000 10,000 24,880 6,875	25,120 23,125	$ $ $ $ $ $	19.93 15.24 13.00 9.07 5.91 8.79	01/02/12 12/12/12 01/02/14 01/05/15 01/03/16 01/02/17	26,750	$235,935	17,500	$154,350

(1)
Option awards vest monthly over a four-year period following the date of grant contingent upon the executive officer's continued employment with Old Digimarc.

(2)
The awards in this column consist of shares of time based restricted stock granted in 2007 and prior years. These shares will vest annually over a four-year period following the date of grant contingent upon the executive officer's continued employment with Old Digimarc.

(3)
Based on the $8.82 per share closing price of Old Digimarc's common stock on December 31, 2007 (which was the last trading day of the 2007 fiscal year).

(4)
The awards in this column consist of shares of performance based restricted stock granted in 2007 and prior years. The 2007 shares will fully vest, subject to the terms of the agreement, if the Total Stockholder Return for certain specified periods is equal to or greater than specified percentile targets as compared to the weighted peer group used by Old Digimarc's Compensation Committee for the purposes of determining executive compensation for 2007. If, for the period from the date of grant to December 31, 2009, Old Digimarc's Total Stockholder Return is equal to or greater than the 60th percentile performance of the weighted peer group, then the shares shall vest in full as of December 31, 2009. However, if, for the period from the date of grant to December 31, 2008, Old Digimarc's Total Stockholder Return is equal to or greater than the 75th percentile performance of the weighted peer group, then the shares will vest in full as of December 31, 2008. The shares will be automatically forfeited on the third anniversary of the date of grant if the performance condition has not been fully satisfied by such time.

(5)
Based on the $8.82 per share closing price of Old Digimarc's common stock on December 31, 2007 (which was the last trading day of the 2007 fiscal year).

        The awards in the Outstanding Awards at Fiscal Year-End table include awards that are also described in the 2007 Summary Compensation Table and in the 2007 Grants of Plan-Based Awards Table.

2007 Option Exercises and Stock Vested Table

        The following table provides summary information, as to the Named Executive Officers, concerning Old Digimarc stock options exercised and Old Digimarc stock awards vested during 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bruce Davis	37,750	$329,455
Michael McConnell	15,500	$135,210
Robert Chamness	14,250	$124,685

    (1)
    Based on the $8.82 per share closing price of Old Digimarc common stock on December 31, 2007, the last trading day of the 2007 calendar year.

2007 Potential Payments Upon Termination or Change-in-Control

        Davis Employment Agreement.    The employment agreement entered into between Old Digimarc and Mr. Davis provides that if Old Digimarc terminates Mr. Davis's employment without cause, or if Mr. Davis terminates his employment due to an adverse change in conditions of his employment, Mr. Davis's stock options will immediately and fully vest and Old Digimarc will be obligated to continue to pay Mr. Davis the benefits described below for two years from the date of termination. "Cause" is defined as "an action or inaction adverse to Old Digimarc, including dishonesty, grossly negligent misconduct, willful misconduct, disloyalty, an act of bad faith, neglect of duty or material breach of the employment agreement." "Adverse change" includes any of the following changes, if done without Mr. Davis's prior written consent: reduction in title or responsibilities, or mandatory relocation more than 35 miles from current place of employment. For a period of two years following the date of termination, Mr. Davis would continue to receive base compensation at the level in effect on the date of termination and annual bonus compensation at the level earned in the most recent fiscal year. These amounts would be paid according to Old Digimarc's standard payroll schedules from the date of termination, as if Mr. Davis had not been terminated. For a period of two years following the date of termination, Old Digimarc would also provide for Mr. Davis and his dependents, continued health, disability and other fringe benefits as are generally provided to other executives of Old Digimarc. In consideration for the provisions in the employment agreement providing for the post-termination payments described above, Mr. Davis has agreed to certain non-competition and non-solicitation obligations in favor of Old Digimarc.

        Stock Option Policy.    The Board of Directors of Old Digimarc adopted a policy, applicable to all of its current and future officers, pursuant to which all shares subject to stock options that have not vested will immediately vest if the following two conditions are met:

  •
  Old Digimarc merges with another company, which results in a change of control of Old Digimarc, or Old Digimarc sells substantially all of its assets to another company; and

  •
  the officer's employment is terminated, or constructively terminated, within twelve months thereafter.

        Restricted Stock Agreement.    Old Digimarc's compensation committee approved a form of the restricted stock agreement for restricted stock awards (both time based and performance based) granted to officers of Old Digimarc pursuant to its 1999 Stock Incentive Plan, which provides, among other things, that the shares will vest in full upon the termination of the officer's employment without cause or the officer's resignation for good reason following a change in control of Old Digimarc. Notwithstanding the foregoing, the Old Digimarc compensation committee has discretionary authority to determine the terms and conditions of any award granted under Old Digimarc's 1999 Stock Incentive Plan.

        Change of Control Retention Agreement.    On January 2, 2007, Old Digimarc's compensation committee approved a form of Change of Control Retention Agreement to be entered into by and between Old Digimarc and each of Messrs. McConnell and Chamness. The Change of Control Retention Agreement is effective until December 31, 2009 and provides for certain severance benefits in the event of termination of the executive without cause by Old Digimarc, or termination by the executive for good reason, within 12 months following a change of control of Old Digimarc or the sale of certain divisions of Old Digimarc during the term of the Change of Control Retention Agreement. "Cause" is defined as willful misconduct that is significantly injurious to Old Digimarc; fraud, dishonesty, embezzlement, misrepresentation or theft of Old Digimarc; conviction of (or plea of no contest to) a felony or crime involving moral turpitude; breach of any agreement with Old Digimarc; unauthorized disclosure of Old Digimarc's proprietary or confidential information or breach of any confidentiality/invention/proprietary information agreement(s) with Old Digimarc; violation of Old Digimarc's code of ethics (if applicable), code of business conduct and ethics or any other employment rule, code or policy; continued failure or refusal to follow our lawful instructions after five days has passed following delivery of a written notice identifying the failure or refusal; a court order or a consent decree barring the executive from serving as an officer or director of a public company; or continued failure to meet and sustain an acceptable level of performance of Executive's duties and obligations to Old Digimarc for thirty days following notice of failure to perform.

        "Good reason" is defined as a substantial reduction in duties or responsibilities (with certain exceptions); a material reduction in base salary, benefits or total cash compensation, other than as part of an overall reduction for all employees at the same level; a mandatory transfer to another geographic location more than 35 miles from the prior location of employment, other than normal business travel obligations; the failure of a successor to Old Digimarc to assume the obligations under the agreement; or Old Digimarc's failure to comply with its obligations under the agreement.

        The severance benefits payable by Old Digimarc upon such a termination include 12 months' salary, a prorated bonus payment and up to 18 months' premiums necessary to continue the executive's health insurance coverage under Old Digimarc's health insurance plan and are conditioned upon the executive signing a release of claims. All obligations under the Change of Control Retention Agreements were assumed by New Digimarc following the spin-off and New Digimarc merger.

        The following table summarizes potential payments to each of the Named Executive Officers upon termination of employment with Old Digimarc or a change in control of Old Digimarc. The amounts set forth in the table are based on the assumption that the triggering event occurred on the last business day of Old Digimarc's last completed fiscal year and that Old Digimarc's stock price was the closing market price per share on that date. In the case of stock options, the value of the acceleration was determined based on the difference between (i) the exercise price of the shares for which vesting was accelerated and (ii) the $8.82 closing price on December 31, 2007. In the case of restricted stock, the value of the acceleration was determined by multiplying (i) the number of shares for which vesting was accelerated by (ii) the $8.82 per share closing price on December 31, 2007.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason		After Change in Control Termination w/o Cause or for Good Reason
Bruce Davis	Stock Option Vesting Acceleration Restricted Stock Vesting Acceleration Salary Continuation Bonus Continuation Benefits Continuation Total Value	$ $ $ $ $ $	265,467 1,325,205 820,000 0 33,498 2,444,170	$ $ $ $ $ $	265,467 1,325,205 820,000 0 33,498 2,444,170
Michael McConnell	Stock Option Vesting Acceleration Restricted Stock Vesting Acceleration Salary Continuation Bonus Continuation Benefits Continuation Total Value	$ $ $ $ $ $	0 0 0 0 0 0	$ $ $ $ $ $	95,954 511,560 260,000 0 17,490 885,004
Robert Chamness	Stock Option Vesting Acceleration Restricted Stock Vesting Acceleration Salary Continuation Bonus Continuation Benefits Continuation Total Value	$ $ $ $ $ $	0 0 0 0 0 0	$ $ $ $ $ $	73,793 390,285 250,000 0 25,123 739,201

        The salary continuation amounts shown in the table above are based on the Named Executive Officer's base salary, paid by Old Digimarc, in 2007. Bonus amounts shown in the table represent the cash bonus earned by the Named Executive officer in 2007 under Old Digimarc's annual incentive bonus cash compensation program.

Treatment of Outstanding Equity Awards in Connection with the Spin-Off

Treatment of Old Digimarc Stock Options

        All outstanding options to purchase shares of Old Digimarc common stock became fully vested and exercisable prior to the record date and time. Holders of Old Digimarc stock options were given the opportunity to exercise their stock options on or prior to the record date and time. The holders of Old Digimarc common stock issued upon exercise were entitled to receive shares of New Digimarc common stock in connection with the spin-off and subsequent New Digimarc merger and, to the extent the stockholders remained stockholders until the acceptance time or Old Digimarc/L-1 merger, they were also entitled to receive the offer price or the merger consideration, in an amount equal to the offer price per share, as the case may be. All Old Digimarc stock options that were not exercised or cancelled prior to the effective time of the New Digimarc merger were cancelled and null and void as of the effective time of the New Digimarc merger.

        In connection with the termination of Old Digimarc's 1995 Stock Incentive Plan, Restated 1999 Stock Plan, 2000 Non-Officer Employee Stock Incentive Plan and 1999 Non-Employee Director Option Program, following the Old Digimarc/L-1 merger, no holder of Old Digimarc stock options, or any participant or beneficiary of the plans, will have any right to acquire or receive any equity securities of the surviving corporation, any subsidiary of the surviving corporation or any consideration other than as discussed above.

Treatment of Digimarc Restricted Stock

        All outstanding shares of Old Digimarc restricted stock are fully vested and were entitled to a distribution of shares of New Digimarc common stock in connection with the spin-off. The holders of Old Digimarc restricted stock were entitled to receive the offer price or merger consideration, in an amount equal to the offer price per share, as the case may be.

Treatment of Rights under the Digimarc Employee Stock Purchase Plan

        Old Digimarc notified participants in the Digimarc Employee Stock Purchase Plan, which we refer to as the ESPP, that the current offer period will terminate on July 25, 2008. Upon the termination of the ESPP, all accumulated payroll deductions allocated to a participant's account under the ESPP during the current offer period will be returned to the participant as provided by the terms of the ESPP and no shares of Digimarc common stock will be purchased under the plan for the current offering period.

OUR RELATIONSHIP WITH OLD DIGIMARC AFTER THE SPIN-OFF

Overview

        We have entered into a separation agreement with Old Digimarc, DMRC LLC, and with respect to certain sections, L-1, which contains many of the key provisions related to the spin-off of the Digital Watermarking Business from Old Digimarc. The transition services agreement referenced in the separation agreement governs certain aspects relating to the spin-off and various interim and ongoing relationships between Old Digimarc and us following the spin-off and the Old Digimarc/L-1 merger. Because we were, until completion of the spin-off, a wholly owned subsidiary of Old Digimarc, these agreements were not negotiated at arms' length and may not reflect terms that would be negotiated between independent parties. However, because Old Digimarc, which is a party to each of the agreements, will be a subsidiary of L-1 following the Old Digimarc/L-1 merger, L-1 is a party to the separation agreement with respect to certain sections, and a subsidiary of L-1 is a party to the License Agreement. L-1 participated in the negotiation of these agreements. The following reflects the material provisions of the agreements entered into in connection with the spin-off.

Separation Agreement

        We entered into a separation agreement with Old Digimarc, DMRC LLC, and with respect to certain sections, L-1, which we refer to as the separation agreement, to provide for, upon the terms and subject to the conditions set forth in the separation agreement, (1) the transfer of specified assets of Digimarc and its subsidiaries to, and the assumption of specified liabilities of Digimarc and its subsidiaries by, DMRC LLC and its subsidiaries, which we refer to as the restructuring, and (2) the distribution of the interests of DMRC LLC to Digimarc's stockholders, which we refer to as the distribution. We refer to the restructuring together with the distribution as the spin-off. Following the New Digimarc merger, New Digimarc succeeded to all of the rights, interests, and obligations of DMRC LLC under the separation agreement by operation of law.

The Restructuring

        The restructuring occurred on August 1, 2008. Pursuant to the terms of the separation agreement, DMRC LLC assumed ownership of the following assets of Old Digimarc, which we refer to as the DMRC assets:

  •
  any assets used primarily in the operation of the Digital Watermarking Business;

  •
  specified assets allocated to the Digital Watermarking Business but shared with Old Digimarc as the owner of the Secure ID Business;

  •
  specified intellectual property and technology allocated to DMRC LLC;

  •
  specified equity investments in companies in the watermarking business made by Old Digimarc;

  •
  right, title and interest in the real property located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008 (Old Digimarc's former headquarters);

  •
  all cash, cash equivalents, short term investments and restricted cash of Old Digimarc immediately prior to the distribution date; and

  •
  Old Digimarc's right, title and interest under all its contracts relating to the Digital Watermarking Business.

Old Digimarc will retain ownership and possession of all other assets.

        Also in connection with the restructuring, DMRC LLC assumed the following liabilities, which we refer to as DMRC liabilities:

  •
  whether arising before, on or after the distribution date:

  •
  any liabilities primarily relating to the Digital Watermarking Business and the DMRC assets;

  •
  certain liabilities, each of which are liabilities other than corporate level liabilities that are not primarily related to either the Secure ID Business or the Digital Watermarking Business, that have been allocated to DMRC LLC;

  •
  all liabilities, agreements and obligations of DMRC LLC or its subsidiaries under the Old Digimarc/L-1 merger agreement, the separation agreement, the license agreement and the transition services agreement, which we collectively refer to as the transaction agreements; and

  •
  any liabilities relating to, arising out of or resulting from the restructuring and the distribution (except for any tax liabilities arising in connection therewith);

  •
  any liabilities arising out of or resulting from the operation of any business conducted by DMRC LLC or its subsidiaries at any time after the distribution date;

  •
  any liabilities arising out of or resulting from any benefit plan after the distribution date or relating to, arising out of or resulting from any contract with any employees who will become employees of DMRC LLC;

  •
  any liabilities triggered at the acceptance time or any termination of employment concurrently therewith or thereafter arising under any contracts entered into between Old Digimarc (or any of its subsidiaries) and any of Robert Chamness, Bruce Davis, Michael McConnell or Reed Stager and any other employee of Old Digimarc who becomes employed by DMRC LLC;

  •
  all liabilities relating to, arising out of or resulting from the termination of (1) any employees who will become employees of DMRC LLC, (2) any employees not employed by Old Digimarc or its subsidiaries immediately prior to the acceptance time and (3) all employees of Old Digimarc or its subsidiaries terminated prior to the acceptance time in connection with the spin-off;

  •
  all costs, expenses and fees incurred by or on behalf of Old Digimarc or DMRC LLC in connection with the transactions contemplated by the Old Digimarc/L-1 merger agreement prior to the acceptance time;

  •
  any liabilities relating to, arising out of or resulting from any indemnification or exculpation claims by any employees who will become employees of DMRC LLC or director or officer of DMRC LLC under any contract, bylaw or other governing document or statutory provision, whether such claim arises prior to, on or after the distribution date; provided that such claim for indemnification or exculpation must relate to, arise out of or result from the acts or omissions of such indemnified person with respect to the Digital Watermarking Business; and

  •
  any liabilities relating to, arising out of or resulting from litigation matters assumed by DMRC LLC.

Old Digimarc will remain responsible for all other liabilities.

The Distribution

        Pursuant to the separation agreement, in connection with the distribution, each Old Digimarc record holders became entitled to receive one unit of DMRC LLC for every three and one-half shares of Old Digimarc common stock held on the record date and time for the distribution. Each unit of

DMRC LLC was then converted into one share of New Digimarc common stock in connection with the New Digimarc merger. All of the shares of New Digimarc common stock are being held in trust for the benefit of Old Digimarc record holders entitled to the distribution, pending the effectiveness of the Form 10. Following the effectiveness of the Form 10, shares in New Digimarc will be distributed to Old Digimarc record holders on the basis of one share of New Digimarc for every three and one-half shares of Old Digimarc common stock held by the stockholder at that time. During the period that the trust retains possession of the New Digimarc shares, and prior to their distribution, the beneficial interests in such shares will not be certificated or tradable.

Additional Covenants

        The separation agreement contains a number of additional agreements among Old Digimarc, DMRC LLC and New Digimarc, including:

  •
  Employee Matters.  As of the distribution date, employees became employees of DMRC LLC ceased to be employees of Old Digimarc, and any employment records of such employees were transferred to DMRC LLC. Also effective as of the distribution date, Old Digimarc assigned and DMRC LLC assumed Old Digimarc's 401(k) plan. Employees of the Secure ID Business will continue to participate in Old Digimarc's 401(k) plan until the effective time of the Old Digimarc/L-1 merger, at which time such employees will be allowed to transfer their account balances under Old Digimarc's 401(k) plan to L-1's 401(k) plan in a direct rollover.

  •
  On, or as soon as reasonably practicable after the distribution date, Old Digimarc and DMRC LLC split each group welfare plan into two separate plans, to be administered by each of Old Digimarc and DMRC LLC and available to their respective employees.

  •
  Non-Competition.  Except as expressly contemplated by the transaction agreements, during the five-year period immediately following the distribution date, each of Old Digimarc and DMRC LLC (and their respective subsidiaries and affiliates) will not, directly or through another person, in the United States or in any other geographical location in which the other party, its subsidiaries or affiliates is then doing business, own, manage, operate, control, participate in, invest in, lend money to, acquire or hold any investment in, or otherwise carry on, a business that competes with the Digital Watermarking Business or the Secure ID Business, as applicable.

  •
  Non-Solicitation of Employees.  Except as expressly contemplated by the transaction agreements and subject to specified exceptions, during the five-year period immediately following the distribution date, each of Old Digimarc and DMRC LLC (and their respective subsidiaries), will not, on its own behalf or on behalf of any other person, directly or indirectly, hire, engage, solicit or attempt to solicit for hire any person who is then an employee of the other party.

  •
  Non-Solicitation of Others.  Except as expressly contemplated by the transaction agreements, during the five-year period immediately following the distribution date, each of Old Digimarc and DMRC LLC (and their respective subsidiaries and affiliates), will not, directly or through another person, in any manner or capacity, (1) solicit or attempt to solicit any person or entity who was a customer of the other party during the 18 months immediately prior to the distribution date or who becomes a customer of the other party during the term of the transition services agreement for the purposes of selling, marketing or engaging in any activity that competes with the digital watermarking business or the Secure ID Business, as applicable, or (2) solicit, request, advise or induce any supplier or other business contact of the other party to cancel, curtail or otherwise adversely change its relationship with the other party.

  •
  Tax Matters.  Old Digimarc will bear all property and ad valorem tax liability and similar recurring taxes with respect to the DMRC assets for periods ending on or prior to the distribution date irrespective of the reporting and payment dates of such taxes. All other property or ad valorem tax obligations and similar recurring taxes on the DMRC assets (including certain delayed transfer assets) for taxable periods beginning before, and ending after, the distribution date, will be prorated between Old Digimarc and DMRC LLC as of the distribution date. Old Digimarc will include in its income tax returns for all taxable periods that include the distribution date, all tax items attributable to DMRC LLC, its assets, and the digital watermarking business through the distribution date. Each of Old Digimarc and DMRC LLC will cooperate with respect to all tax filings and proceedings. Each of Old Digimarc and DMRC LLC will treat and report the spin-off and the Old Digimarc/L-1 merger in a consistent manner. Each of Old Digimarc and DMRC LLC will be entitled to any refunds in respect of taxes for which it is responsible under the separation agreement.

  •
  Purchase Price Excess or Shortfall.  If, at the closing of the Old Digimarc/L-1 merger, the aggregate price paid to the holders of Old Digimarc common stock in the offer and Old Digimarc/L-1 merger (i) exceeds $310,000,000, then New Digimarc will pay to L-1 a cash amount equal to the excess, or (2) is less than $310,000,000, then Old Digimarc will pay to New Digimarc a cash amount equal to the shortfall.

Mutual Releases; Indemnification

        Old Digimarc and DMRC LLC agreed mutually to release each other from any and all liabilities owing to them or their subsidiaries, whether or not known as of the distribution date, including in connection with the transactions contemplated by the Old Digimarc/L-1 merger agreement and all other activities to implement the restructuring and the distribution, subject to certain exceptions.

        Old Digimarc and DMRC LLC agreed to indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless each other's indemnitees from, against and in respect of losses, claims, liabilities, damages, costs and expenses relating to:

  •
  the liabilities retained by such party pursuant to the separation agreement;

  •
  any and all liabilities (including third party claims) incurred by the other party's indemnitees that relate to, arise out of or result from the failure of such party or its subsidiary or any other person to pay, perform or otherwise promptly discharge such party's liabilities in accordance with their terms, whether occurring, arising, existing or asserted before, on or after the distribution date;

  •
  any breach by such party or its subsidiary of any of the transaction agreements; and

  •
  the failure by such party to perform in connection with any delayed transfer assets and liabilities.

        Old Digimarc agreed also to indemnify DMRC LLC with respect to certain tax matters.

Rights Under Insurance Policies

        Under the separation agreement, Old Digimarc's insurance policies are deemed assets of, and were retained by, Old Digimarc. Old Digimarc and DMRC LLC have agreed that DMRC LLC has rights to claims under Old Digimarc's insurance policies for losses arising out of insured incidents to the extent the incidents were related to the Digital Watermarking Business and occurred prior to the distribution date. DMRC LLC is responsible for its pro rata share, based on the aggregate amount of proceeds received, of any costs and expenses related to asserting and resolving those claims. From and after the distribution date, DMRC LLC became responsible for maintaining its own insurance programs.

Conditions to the Spin-Off

        Pursuant to the separation agreement, the obligations of Old Digimarc to effect the spin-off were subject to the fulfillment (or waiver by Old Digimarc) at or prior to the distribution date of the following conditions:

  •
  Old Digimarc's board of directors having approved the spin-off and not having abandoned, deferred or modified the spin-off at any time prior to the record date selected for the distribution;

  •
  each of the transaction agreements having been duly executed and delivered by the parties thereto;

  •
  each of the transaction agreements being in full force and effect and the parties thereto having performed or complied with all of their respective covenants, obligations and agreements contained is such agreements and as required to be performed or complied with prior to the distribution date;

  •
  certain specified approvals required in connection with the transactions contemplated by the separation agreement having been received and being in full force and effect;

  •
  the restructuring having been completed in accordance with the separation agreement;

  •
  all of the conditions of the offer having been satisfied or waived (other than those conditions to be satisfied on the expiration of the offer, which must be satisfied as of the distribution date) and the expiration date of the offer being scheduled to occur immediately following the distribution date;

  •
  Old Digimarc having established the record date for the distribution and having complied with Rule 10b-17 under the Exchange Act; and

  •
  all inter-group indebtedness having been paid in full and all actions in respect of liability novation contemplated under the separation agreement having occurred.

Further Assurances and Additional Covenants

        At or prior to the effective time of the Old Digimarc/L-1 merger (1) DMRC LLC will take such action necessary to change its corporate name to "Digimarc Corporation," (2) Old Digimarc will take such action necessary to change its corporate name, and (3) Old Digimarc will take such action necessary to remove the term "Digimarc" from the names of each of its subsidiaries.

        Any material showing any affiliation or connection of each of Old Digimarc or DMRC LLC or any of its respective subsidiaries or affiliates with the other party or any of its respective subsidiaries or affiliates will not be used by such party or its subsidiaries or affiliates after the distribution date, except as required by applicable law or regulations of securities exchanges for filings, reports and other documents required to be filed. Neither Old Digimarc or DMRC LLC, as applicable, nor its subsidiaries, will represent to third parties that any of them is affiliated or connected with the other party or any of its subsidiaries or affiliates. However, in the case of Old Digimarc and its subsidiaries and affiliates, such restriction is subject to the license agreement.

License Agreement

        L-1 Identity Solutions Operating Company, which we refer to as L-1 Operating Company, and New Digimarc entered into a license agreement, which we refer to as the license agreement, pursuant to which L-1 Operating Company licenses certain intellectual property owned by it upon the completion of the spin-off to New Digimarc and its affiliates, and New Digimarc licenses certain intellectual property and software to be owned by it upon the completion of the spin-off to L-1 Operating Company and its affiliates, as generally described below.

        Pursuant to the license agreement, L-1 Operating Company granted to New Digimarc and its affiliates a non-exclusive worldwide, fully paid-up, royalty-free, perpetual, irrevocable license under certain patents for use and exploitation in the field of digital watermarking, media fingerprinting (pattern recognition but not including any biometric identifiers), digital rights management and other media management approaches. New Digimarc granted to L-1 Operating Company and its affiliates an exclusive worldwide, fully paid-up, royalty-free, perpetual, irrevocable license under certain patents for use and exploitation in the field of domestic or international driver licenses, passports, national, federal, state or local government identity cards and any other national, federal, state or local government issued credentials, which we refer to as the secure ID field. Such license is exclusive (subject to certain pre-existing licenses) for five years and non-exclusive thereafter. New Digimarc also granted to L-1 Operating Company and its affiliates an exclusive license to use, modify and exploit certain software and derivative works thereof in the secure ID field and, for a transition period, a license to use certain trademarks in the secure ID field. New Digimarc will provide certain training and technical assistance to L-1 Operating Company with respect to the software licensed to L-1 Operating Company to enable L-1 Operating Company to use and market the licensed software.

Transition Services Agreement

        Old Digimarc and New Digimarc entered into a transition services agreement, which we refer to as the transition services agreement, to provide one another with transition services and other assistance substantially consistent with the services provided before completion of the spin-off.

        To enable Old Digimarc to continue its operation of the Secure ID Business and facilitate the effective transition of the Digital Watermarking Business to New Digimarc, under the transition services agreement, Old Digimarc will provide the following services or support to New Digimarc: information technology services and legal services. Similarly, New Digimarc will provide the following services or support to Old Digimarc: accounting and tax services, information technology services, legal services, human resources services and facilities.

        The fees for the transition services generally are intended to cover each party's reasonable costs incurred in connection with providing the transition services. Each party's reasonable costs include hourly rates for personnel performing transition services, which were determined based on a fully loaded cost, taking into account base pay, a bonus based on obtaining target earnings, payroll taxes, benefit costs, a pro rata portion of overhead charges paid by New Digimarc, and the current year stock compensation charge for the individual, divided by the total hours available for the employee for the year, taking into account the need for administrative time. Overhead charges consist of facility costs, information technology costs, executive compensation costs, board of directors compensation costs, and legal, finance and human resources services costs. The fees to be paid for the transition services will be paid within 30 days after receipt of an invoice from the other party for transition services performed in the immediately preceding calendar month.

        The duration of services to be provided by each of New Digimarc and Old Digimarc range from 34 days for information technology services to six months for legal services. Additional transition services may be added upon mutual agreement of the parties, and any transition service may be terminated without affecting the provision of any other transition services. The parties will review the transition services on a monthly basis to determine whether each transition service will continue during the following month. Either party may choose to terminate a transition service upon providing 30 days' prior written notice to the other party. Unless sooner terminated in accordance with the terms of the transition services agreement, the transition services agreement will terminate upon completion of all transition services to be provided by the parties under the agreement.

        Under the terms of the transition services agreement, except in the case of fraud, neither party will be liable to the other for incidental, punitive or consequential damages with respect to the transition services provided under the transition services agreement. However, each party will be liable and will indemnify the other party for liabilities resulting from the gross negligence, bad faith or willful misconduct of the party, its employees, contractors, agents or representatives in the provision of any transition service.

Non-Competition Agreements

        In connection with the spin-off, each executive officer of New Digimarc entered into a non-competition agreement with Old Digimarc and L-1, which we refer to as the non-competition agreement, pursuant to which each executive officer has agreed not to compete with the Secure ID Business for a period of one year following the distribution date. In addition, pursuant to the non-competition agreement, each executive officer has agreed not to solicit customers of the Secure ID Business or employees of the Secure ID Business for a period of one year following the distribution date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        All of the shares of our common stock are being held in trust for the benefit of the Old Digimarc record holders. The following table sets forth the beneficial ownership of our common and Series A Redeemable Nonvoting Preferred stock as of October 1, 2008 by (1) each of our stockholders who we believe will be a beneficial owner of more than 5% of our outstanding common stock (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. The beneficial ownership is calculated based on 7,141,036 shares of our common stock outstanding as of October 1, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Except as otherwise noted in the footnotes below, each person identified below has sole voting and investment power with respect to such securities. Unless otherwise stated, the business address of each person listed is c/o Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Koninklijke Philips Electronics N.V.(1) Breitner Center Amstelplein 2 1096 BC Amsterdam The Netherlands	Common Stock	552,536	7.74%
Named Executive Officers:
Bruce Davis(2)	Common Stock Series A Preferred	85,991 5,000	1.20 50	% %
Michael McConnell	Common Stock Series A Preferred	45,632 2,500	* 25%
Robert Chamness	Common Stock Series A Preferred	30,333 2,500	* 25%
Directors:
Peter W. Smith	Common Stock	7,228	*
James T. Richardson	Common Stock	24,685	*
Bernard Whitney	Common Stock	7,685	*
William Miller	Common Stock	13,257	*
All executive officers and directors as a group (7 persons)	Common Stock	214,811	3.01%

*
Less than 1%.

(1)
This information is based solely on the Company's records maintained by its transfer agent. According to these records, Cede & Co. is the only other record holder holding more than 5% of the Company's common stock. Cede & Co. holds 91.77% of the shares of the Company's common stock as nominee for a number of brokers that hold the shares for the beneficial owners. Based on the information available to the Company at this time, the Company is unable to determine the beneficial holders of the shares held by Cede & Co. as nominee (other than 2.97% of the total outstanding shares of common stock which are held by the executive officers and directors).

  Koninklijke Philips Electronics N.V., or Royal Philips Electronics ("Philips"), reports information regarding its officers, directors and principal holders in documents filed with the SEC and in the Netherlands that are available on the Internet. The Form 20-F for the year ended December 31, 2007, filed by Philips on February 19, 2008, indicated that Philips had no greater than five percent holders as of December 31, 2007. Based on information publicly available, we believe that no persons, directly or indirectly, have or share voting and/or investment power with respect to the shares of our common stock held by Philips.

(2)
Includes 10,971 shares of common stock held in trust for minor children.

DESCRIPTION OF OUR CAPITAL STOCK

        Below is a summary description of our capital stock. This description is not complete. You should read the full text of our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this information statement is a part, as well as the applicable provisions of Delaware law.

General

        Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 2,500,000 shares of preferred stock, par value $0.001 per share. Following the spin-off and the New Digimarc merger, we had 7,143,442 shares of our common stock and 10,000 shares of Series A Redeemable Nonvoting Preferred stock outstanding.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such purpose, as well as any distributions to our stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        We are authorized to issue 2,500,000 shares of preferred stock. Our board of directors has the authority to issue the undesignated preferred stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of our company without further action by stockholders and may adversely affect the voting and other rights of the holders of common stock.

        Ten thousand shares of the authorized preferred stock have been designated as Series A Redeemable Nonvoting Preferred stock. In the event of the liquidation, dissolution or other winding up of New Digimarc, before any payment or distribution is made to the holders of common stock, holders of the Series A Redeemable Nonvoting Preferred stock will be entitled to receive a value of $5.00 per share of Series A Redeemable Nonvoting Preferred stock held by the stockholder. The Series A Redeemable Nonvoting Preferred stock has no voting rights, except as required by law, and may be redeemed by the board of directors at any time on or after June 18, 2013. Following the spin-off and completion of the New Digimarc merger, we issued to the executive officers of New Digimarc an aggregate of 10,000 shares of Series A Redeemable Nonvoting Preferred stock.

Anti-Takeover Provisions

        Our rights plan, which is summarized below, and certain provisions in our certificate of incorporation and bylaws, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. The provisions summarized below are designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging those proposals because negotiation with such proponent could result in an improvement of their terms.

Stockholder Rights Plan

        On July 31, 2008, our Board of Directors adopted a rights agreement. Pursuant to the rights agreement, one one-hundredth (1/100) of a preferred stock purchase right will be issued for each outstanding share of our common stock. Each right issued will be subject to the terms of the rights agreement. Our Board of Directors believes that the rights agreement will protect our stockholders from coercive or otherwise unfair takeover tactics. In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock, without the approval of our Board of Directors.

Delaware Takeover Statute

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law, as amended from time to time. Section 203 provides, with certain exceptions, that a publicly-held corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A "business combination" includes the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The Delaware takeover statute may render the removal of directors and management more difficult.

Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of New Digimarc. In particular, our certificate of incorporation and bylaws, as applicable, among other things:

  •
  Provide that special meetings of the stockholders may be called only by our chairman of the board, by our secretary or at the direction of our board of directors.

  •
  Provide that following the spin-off, the right of our stockholders to act by written consent is expressly prohibited and that stockholder action must take place at a duly called annual or a special meeting of our stockholders.

  •
  Provide advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. The business to be conducted at an annual meeting will be limited to business properly brought before the annual meeting by or at the direction of our board of directors or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to our secretary of the stockholder's intention to bring business before the meeting.

  •
  Do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of New Digimarc.

  •
  Provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

  •
  Allow us to issue up to 2,500,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, this issuance could have the effect of decreasing the market price of the common stock, as well as having the anti-takeover effect discussed above.

        These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage certain types of transactions that may involve an actual or threatened change in control of New Digimarc. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Listing

        New Digimarc has been approved to list its shares of common stock on The Nasdaq Global Market under the symbol "DMRC."

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

        New Digimarc is incorporated in Delaware. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his or her respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. The limitations described above do not affect the ability of New Digimarc or its stockholders to seek non-monetary based remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty nor would such limitations limit liability under the federal securities laws.

        New Digimarc's bylaws require indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law. We have entered into an agreement with each of our directors and executive officers that requires us to indemnify these persons against any expense, liability or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other imposed charges, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under the agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that the person is or was a director or officer of New Digimarc, or is or was serving at our request in various capacities. The indemnification agreements also set forth procedures that apply in the event of a claim for indemnification. We also intend to renew a policy of directors' and officers' liability insurance obtained by Digimac that insures our directors and officers against the cost of defense, settlement or payment of a judgment in specified circumstances.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax consequences of the spin-off, the Old Digimarc/L-1 merger and the New Digimarc merger that may be relevant to Old Digimarc stockholders that held shares of Old Digimarc common stock as a capital asset (generally, assets held for investment) for U.S. federal income tax purposes, which we refer to as Holders. This discussion is based on the Code, applicable Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. There can be no assurance that the U.S. Internal Revenue Service, which we refer to as the IRS, will not challenge the U.S. federal income tax consequences described below and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion from counsel with respect to such U.S. federal income tax consequences.

        The discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular Holders in light of their particular circumstances, or to Holders that are subject to special treatment under U.S. federal income tax laws, including banks, insurance companies, mutual funds or other financial institutions, broker-dealers, traders, expatriates, certain former citizens or long-term residents of the United States, tax-exempt organizations, persons who are subject to the U.S. alternative minimum tax, persons who held their shares of common stock as part of an integrated investment (including as part of a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction), controlled foreign corporations, passive foreign investment companies, corporations subject to anti-inversion rules, persons that are partnerships, S corporations or other pass-through entities, persons that have a functional currency other than the U.S. dollar or persons who acquired their shares of Old Digimarc common stock through stock option or stock purchase plan programs or in other compensatory arrangements.

        In addition, this discussion does not address the U.S. federal income tax considerations applicable to holders of options or warrants, if any, to purchase Old Digimarc common stock or to Holders who exercise dissenters' rights. Furthermore, except as provided below, this discussion does not address any U.S. federal estate and gift tax consequences or any state, local or foreign tax consequences applicable to Holders.

        For purposes of this discussion, a "U.S. Holder" means a Holder that is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (a) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control and (b) certain other trusts considered U.S. persons for U.S. federal income tax purposes.

        A "Non-U.S. Holder" is a Holder (other than an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.

        If a partnership (or other entity classified as a partnership for U.S. federal tax purposes) is a beneficial owner of shares of Old Digimarc common stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders that are partnerships and partners in these partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the spin-off, the Old Digimarc/L-1 merger and the New Digimarc merger to them.

Tax Consequences of the Spin-Off, the Offer, the Old Digimarc/L-1 merger and the New Digimarc merger

        We believe that for U.S. federal income tax purposes the spin-off, the offer and the Old Digimarc/L-1 merger will constitute a single integrated transaction with respect to the Holders in which the spin-off will be treated as a taxable redemption of shares of Old Digimarc common stock in connection with the complete termination of the Holders' interests in Old Digimarc. Old Digimarc and L-1 will treat and report the spin-off, the offer and the Old Digimarc/L-1 merger in a manner consistent with such characterization. We believe that the trust transfer will be treated as a transfer of the DMRC LLC interests to Old Digimarc's stockholders followed by a transfer of such interests by such stockholders to the trust, and such Old Digimarc stockholders will be treated as the grantors and owners of such interests held in the trust pursuant to Sections 671 and 677 of the Code and the trust will be treated as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d).

        Although we believe the foregoing treatment, in each case, correctly characterizes the transactions for U.S. federal income tax purposes, and the following discussion assumes this characterization will be respected, the IRS could conceivably assert a different characterization, and were the IRS to prevail, a Holder could experience U.S. federal income tax consequences that are different from those described below. Holders are urged to consult their own tax advisors with respect to the tax consequences of the spin-off, the offer, the Old Digimarc/L-1 merger and the New Digimarc merger to them.

U.S. Holders

        U.S. Holders generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the fair market value of the DMRC LLC interests received in the spin-off, the amount of cash received in the offer and the amount of cash received in the Old Digimarc/L-1 merger, and (2) such U.S. Holder's adjusted tax basis in his or her shares of Old Digimarc common stock surrendered or deemed surrendered in the transactions. The deduction of any recognized loss may be delayed or otherwise adversely affected by certain loss limitation rules.

        DMRC LLC or U.S. Holders will not recognize any gain or loss in the New Digimarc merger. A U.S. Holder will, immediately following the New Digimarc merger, have an aggregate adjusted basis in his or her shares of New Digimarc common stock received in the New Digimarc merger equal to the fair market value of the DMRC LLC interests received in the spin-off, and his or her holding period in such shares will begin on the day following the spin-off and the New Digimarc merger. U.S. Holders should consult their tax advisors with respect to the tax consequences of the New Digimarc merger.

        U.S. federal income tax law does not specifically identify how you should determine the fair market value of the DMRC LLC interests. The trustees will value, or cause to be valued, the DMRC LLC interests and notify Digimarc stockholders in writing of such valuation. U.S. Holders are urged to consult their tax advisors regarding the manner in which the fair market value of the New Digimarc shares, and gain or loss should be calculated in connection with the spin-off, the offer, the Old Digimarc/L-1 merger and the New Digimarc merger.

Non-U.S. Holders

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of the DMRC LLC interests and cash in the spin-off, the offer or the Old Digimarc/L-1 merger, or the New Digimarc common stock received in the New Digimarc merger, unless:

  •
  the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year of the spin-off, the offer, and the Old Digimarc/L-1 merger and certain other conditions are satisfied;

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States, or, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the Holder in the United States; or

  •
  Old Digimarc is or has been a "United States real property holding corporation," which we refer to as a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five year period preceding the closing date of the transactions or such Non-U.S. Holder's holding period of Old Digimarc common stock. We do not believe that Old Digimarc is, and do not anticipate it becoming, a USRPHC for U.S. federal income tax purposes. If Old Digimarc were or were to become a USRPHC at any time during the applicable period, however, any gain recognized on a sale or other disposition of its common stock by a Non-U.S. Holder that did not own (actually or constructively) more than 5% of Old Digimarc's common stock during the five years preceding the closing date of the transactions would not be subject to U.S. federal income tax.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% (or lower applicable treaty) rate, but may be offset by U.S. source capital losses. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the United States. Non-U.S. Holders that are foreign corporations also may be subject to a 30% branch profits tax (or lower applicable treaty rate). Non-U.S. Holders are urged to consult any applicable tax treaties that may provide for different rules.

        Prior to the New Digimarc merger and immediately following the spin-off, DMRC LLC will not be treated as a corporation for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their tax advisors concerning the consequences to them (including potential tax filing obligations) of owning DMRC LLC interests during the period when it may not be treated as a corporation for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        Under U.S. federal income tax laws, the depositary generally will be required to report to a U.S. Holder and to the IRS any reportable payments made to such U.S. Holder in the spin-off, the offer, the Old Digimarc/L-1 merger and the New Digimarc merger. Additionally, a U.S. Holder may be subject to a backup withholding tax, unless the U.S. Holder provides the depositary with the holder's correct taxpayer identification number, which in the case of an individual is his or her social security number, or, in the alternative, establishes a basis for exemption from backup withholding. If the correct taxpayer identification number or an adequate basis for exemption is not provided, a U.S. Holder will be subject to backup withholding (currently at a rate of 28%) on any reportable payment. To prevent backup withholding, each U.S. Holder must complete the IRS Form W-9 or a substitute Form W-9 which will be provided by Computershare Inc., the depositary for the offer, with the letter of transmittal.

        Payments made to Non-U.S. Holders in the spin-off, the offer, the Old Digimarc/L-1 merger and the New Digimarc merger may be subject to information reporting and backup withholding. Non-U.S. Holders generally may avoid backup withholding by furnishing a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the Holder's non-U.S. status or by otherwise establishing an exemption.

        Backup withholding is not an additional tax. Rather, Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely and duly filing a claim for refund with the IRS.

        The trustees will furnish Holders with the information required by Holders to file their tax returns with respect to their beneficial ownership of the shares of New Digimarc stock held in the trust.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. TAX MATTERS REGARDING THE SPIN-OFF, THE OFFER, THE OLD DIGIMARC/L-1 MERGER AND THE NEW DIGIMARC MERGER ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE SPIN-OFF, THE OFFER, THE OLD DIGIMARC/L-1 MERGER AND THE NEW DIGIMARC MERGER TO ANY PARTICULAR HOLDER WILL DEPEND ON THAT STOCKHOLDER'S INDIVIDUAL SITUATION. HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE SPIN-OFF, THE OFFER, THE OLD DIGIMARC/L-1 MERGER AND THE NEW DIGIMARC MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS TO THEM.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and our common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this information statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, as well as on the Internet web site maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information contained on any web site referenced in this information statement is not incorporated by reference into this information statement or the registration statement of which this information statement is a part.

        After the spin-off, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC.

        Our SEC filings will be available to the public at no charge from the SEC's website, as described above, and, following the New Digimarc merger, on our Web site under the "Investors" tab at www.digimarc.com. Information on our website is not incorporated into this information statement or other securities filings and is not a part of these filings. You may also request a copy of our future SEC filings at no cost, by writing or telephoning us at:

Digimarc Corporation
Attn: Robert P. Chamness
9405 SW Gemini Drive
Beaverton, OR 97008
Phone: (503) 469-4800
Fax: (503) 469-4771

        You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Old Digimarc Corporation

        We have audited the accompanying balance sheets of New Digimarc Corporation (a carved-out business unit of Old Digimarc Corporation) as of December 31, 2007 and 2006 and the related statements of operations, changes in parent's investment, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Digimarc Corporation as of December 31, 2007 and 2006, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

        As more fully described in Note 1 to the financial statements, certain expenses of New Digimarc Corporation represent allocations from Old Digimarc Corporation. The accompanying financial statements include such allocations and may not necessarily be representative of the financial position or results of operations had New Digimarc Corporation operated as an unaffiliated company during the periods presented.

/S/ GRANT THORNTON LLP

Portland, Oregon
June 20, 2008, (except for Note 1, as to
which the date is August 12, 2008)

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

BALANCE SHEETS

(In thousands)

	June 30, 2008	December 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,065	$29,145	$33,073
Short-term investments	3,849	3,568	—
Trade accounts receivable, net	4,204	3,752	2,441
Other current assets	399	387	309

Total current assets	41,517	36,852	35,823
Property and equipment, net	1,340	1,227	1,472
Other assets, net	382	372	363

Total assets	$43,239	$38,451	$37,658

LIABILITIES AND NET PARENT'S INVESTMENT
Current liabilities:
Accounts payable and other accrued liabilities	$488	$464	$382
Accrued payroll and related costs	592	199	773
Deferred revenue	2,831	2,734	1,616

Total current liabilities	3,911	3,397	2,771
Long-term liabilities	242	215	294

Total liabilities	4,153	3,612	3,065
Commitments and contingencies (Note 9)
Parent's investment:
Net Parent's investment	39,086	34,839	34,593

Total liabilities and net Parent's investment	$43,239	$38,451	$37,658

See accompanying notes to financial statements

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2008	2007	2007	2006	2005
	(unaudited)
Revenue:
Service	$2,987	$1,751	$5,535	$3,638	$7,806	$6,812	$7,051
License and subscription	2,128	1,095	4,665	2,703	5,219	4,259	4,068

Total revenue	5,115	2,846	10,200	6,331	13,025	11,071	11,119
Cost of revenue:
Service	1,643	883	2,992	1,802	3,815	3,633	3,299
License and subscription	61	53	120	84	217	136	182

Total cost of revenue	1,704	936	3,112	1,886	4,032	3,769	3,481
Gross profit	3,411	1,910	7,088	4,445	8,993	7,302	7,638
Operating expenses:
Sales and marketing	683	667	1,339	1,306	2,453	3,740	4,692
Research, development and engineering	910	829	1,832	1,558	2,912	2,448	3,208
General and administrative	927	844	1,907	1,701	3,345	3,433	3,645
Intellectual property	448	413	926	844	1,593	1,589	1,863

Total operating expenses	2,968	2,753	6,004	5,409	10,303	11,210	13,408

Operating income (loss)	443	(843)	1,084	(964)	(1,310)	(3,908)	(5,770)
Other income (expense), net	221	330	515	705	1,387	1,242	928

Income (loss) before provision for income taxes	664	(513)	1,599	(259)	77	(2,666)	(4,842)
Provision for income taxes	—	(5)	(11)	(9)	22	21	—

Net income (loss)	$664	$(518)	$1,588	$(268)	$55	$(2,687)	$(4,842)

Unaudited Pro Forma Information (Note 1)
Net income (loss) per share—basic and diluted	$0.09	$(0.07)	$0.22	$(0.04)	$0.01	$(0.38)	$(0.68)

Weighted average shares outstanding—basic and diluted	7,143	7,143	7,143	7,143	7,143	7,143	7,143

See accompanying notes to financial statements

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

STATEMENTS OF CHANGES IN PARENT'S INVESTMENT

(In thousands)

BALANCE AT DECEMBER 31, 2004	$53,249
Cash from Parent stock activity	333
Stock compensation allocated from Parent	203
Net activity with Parent	(15,847)
Net loss	(4,842)

BALANCE AT DECEMBER 31, 2005	33,096
Cash from Parent stock activity	242
Stock compensation allocated from Parent	790
Net activity with Parent	3,152
Net loss	(2,687)

BALANCE AT DECEMBER 31, 2006	34,593
Cash from Parent stock activity	2,187
Stock compensation allocated from Parent	1,209
Net activity with Parent	(3,205)
Net income	55

BALANCE AT DECEMBER 31, 2007	34,839
Cash from Parent stock activity	2,335	(1)
Stock compensation allocated from Parent	777	(1)
Net activity with Parent	(453	)(1)
Net income	1,588	(1)

BALANCE AT JUNE 30, 2008	$39,086	(1)

(1)
Unaudited

See accompanying notes to financial statements.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,588	$(268)	$55	$(2,687)	$(4,842)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	446	300	612	616	659
Stock-based compensation expense	777	591	1,209	790	203
Increase (decrease) in allowance for doubtful accounts	—	—	—	(13)	(93)
Changes in operating assets and liabilities:
Trade and unbilled accounts receivable, net	(452)	(463)	(1,311)	199	(403)
Other current assets	(12)	(73)	(78)	63	(215)
Other assets, net	(10)	(8)	(9)	—	18
Accounts payable and other accrued liabilities	16	(45)	23	(147)	83
Accrued payroll and related costs	393	(524)	(574)	(206)	236
Deferred revenue	132	165	1,098	(382)	520

Net cash provided by (used in) operating activities	2,878	601	1,025	(1,767)	(3,384)
Cash flows from investing activities:
Purchase of property and equipment	(559)	(181)	(367)	(536)	(506)
Sale or maturity of short-term investments	103,395	76,807	150,775	136,946	180,568
Purchase of short-term investments	(103,676)	(78,522)	(154,343)	(136,207)	(156,239)

Net cash provided by (used in) investing activities	(840)	(1,896)	(3,935)	203	23,823
Cash flows from financing activities:
Cash from Parent stock activity	2,335	871	2,187	242	333
Net activity with Parent	(453)	(5,508)	(3,205)	3,152	(15,847)

Net cash provided by (used in) financing activities	1,882	(4,637)	(1,018)	3,394	(15,514)

Net increase (decrease) in cash and cash equivalents	3,920	(5,932)	(3,928)	1,830	4,475
Cash and cash equivalents at beginning of period	29,145	33,073	33,073	31,243	26,768

Cash and cash equivalents at end of period	$33,065	$27,141	$29,145	$33,073	$31,243

See accompanying notes to financial statements.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS

(In thousands)

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

  Acquisition of Old Digimarc and Separation of New Digimarc

        On June 29, 2008, Old Digimarc entered into an amended and restated merger agreement, as amended by Amendment No. 1 dated as of July 17, 2008, which we refer to as the Old Digimarc/L-1 merger agreement, with L-1 and Dolomite, a wholly owned subsidiary of L-1, pursuant to which Dolomite purchased more than 90% of the outstanding shares of Old Digimarc common stock, together with the associated preferred stock purchase rights for $12.25 per share. On August 13, 2008, following the completion of the offer, Dolomite merged with and into Old Digimarc with Old Digimarc continuing as the surviving company and a wholly owned subsidiary of L-1.

        On August 1, 2008, prior to the initial expiration of the offer, Old Digimarc contributed all of the assets and liabilities related to its Digital Watermarking Business, together with all of Old Digimarc's cash, to DMRC LLC, which subsequently merged with and into New Digimarc, and the shares of New Digimarc common stock were transferred to a newly created trust for the benefit of Old Digimarc record holders. The shares of New Digimarc common stock will be held by the trust until the Registration Statement on Form 10 has been declared effective by the SEC, at which time the shares will be distributed to Old Digimarc record holders, as beneficiaries of the trust, pro rata in accordance with their ownership of shares of Old Digimarc common stock on the record date and time. Each Old Digimarc record holder is entitled to receive one share of New Digimarc common stock for every three and one half shares of Old Digimarc common stock held by the stockholder as of the record date and time.

        Old Digimarc, L-1, DMRC LLC and New Digimarc entered into various agreements in order to accomplish the spin-off transaction. After completion of the Old Digimarc/L-1 merger, New Digimarc will change its name to Old Digimarc Corporation.

        New Digimarc is a supplier of advanced technologies for use in media identification and management. our solutions enable governments and businesses around the world to deter counterfeiting and piracy, combat identity theft and fraud, improve the management of media content, and support new digital media distribution models that provide consumers with more choice and access to media content.

Unaudited Interim Results

        The accompanying balance sheet as of June30, 2008, the statements of operations for the three- and six-month periods ended June 30, 2007 and 2008, and the statement of changes in parent's investment for the six-months ended June 30, 2008 and the statements of cash flows for the six-month periods ended June 30, 2007 and 2008 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly our financial position at June 30, 2008 and its results of operations and cash flows for the three- and six-months ended June 30, 2007 and 2008. The financial data and other information disclosed in these notes to the financial statements related to the three- and six-month periods are unaudited. The results for the three- and six-month periods ended June 30, 2008 are not necessarily

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

indicative of the results to be expected for the year ending December 31, 2008 or for any other interim period or for any other future period.

Basis of Accounting

        The financial statements include the assets, liabilities and results of operations of the components of Old Digimarc that constitute the business of New Digimarc to be separated, or "carved-out". New Digimarc's business primarily consists of Old Digimarc's Digital Watermarking Business and certain accounts of Old Digimarc. All intercompany balances have been eliminated in the carve-out.

        Management believes that the assumptions underlying the financial statements are reasonable. The financial information in these financial statements does not include all of the expenses that would have been incurred had New Digimarc been a separate, stand-alone public entity. As such, the financial information herein does not reflect the financial position, results of operations and cash flows of New Digimarc in the future or what they would have been, had New Digimarc been a separate, stand-alone public entity during the periods presented. Additionally, these historical financial statements include proportional allocations of various shared-services common costs of Old Digimarc because specific identification of these expenses was not practicable. The common costs include expenses from Old Digimarc related to various operating shared-services cost centers, including: executive, finance and accounting, human resources, legal, marketing, intellectual property, facilities and information technology. It is expected that the initial operating costs of New Digimarc on a stand-alone basis will be higher than those allocated to the New Digimarc operations under the shared services methodology applied in the audited financial statements of New Digimarc. Consequently, the financial position, results of operations and cash flows of New Digimarc reflected in the financial statements of New Digimarc may not be indicative of those that would have been achieved or that might be achieved in the future had New Digimarc been operated as a separate, stand-alone entity for the periods reflected in its financial statements.

        The cost allocation methods applied to certain shared-services common cost centers include the following:

  •
  Specific identification—where the amounts were specifically identified to New Digimarc or Secure ID Business unit, they were classified accordingly.

  •
  Reasonable allocation—where the amounts were not clearly or specifically identified, we determined if a reasonable allocation method may be applied. For example in the shared-services Human Resources (HR) cost center we allocated the costs based on the relative headcount of the New Digimarc and Secure ID Business units based on the assumption that HR support costs should be relatively equal per employee across the broader population. And in the Intellectual Property cost center we allocated the costs based on the relative number of patents that are used between the two business units.

  •
  General allocation approach—for consistency, when specific identification or reasonable allocation method did not seem to fit the situation, we used a general allocation approach. This

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

    approach consisted of a blended rate based on what we have determined to be the primary drivers for shared-services:

    •
    Revenue ratio between the business units.

    •
    Property and Equipment balances (proxy for capital expenditures)—the effort expended on capital projects is a factor in the expense and effort of shared-services. To avoid fluctuations that happen in capital spending, we believe that these balances represent a relative trend of capital spending between the business units. In determining the relative balances of property, we have removed the central IT assets as it supports the entire organization.

    •
    Headcount between the business units.

  Other key assumptions differing from the historical accounting of the Parent:

  •
  Cash:    All cash balances of Old Digimarc are treated as retained by New Digimarc, which is consistent with the Old Digimarc/L-1 merger agreement. As such, restricted cash on the books of Old Digimarc that related directly to its operations, flows through to New Digimarc in these financial statements, as non-restricted cash and is included as cash and cash equivalents in these carved-out financials statements. The letters of credit that required the restricted cash remains with Old Digimarc as acquired by L-1.

  •
  Incentive compensation allocations to cost of services:    Cost of incentive compensation for bonus and stock compensation charges for employees in the research, development and engineering cost centers, was not considered significant to Old Digimarc's consolidated operations during the periods reported on and were treated as research, development and engineering costs in those financial statements. For New Digimarc's reporting purposes, these incentive compensation costs have been allocated to cost of services to the extent that their pro rata salary allocations were made to the cost of services expense category. The impact for the reported periods ranged from a 1% to 3% reduction in margins compared to the results had the allocations not been made.

  •
  Earnings (loss) per share:    As a business unit of Old Digimarc, earnings per share calculations are not applicable.

  •
  Pro forma earnings per share (unaudited):  The weighted average shares outstanding—basic and diluted was calculated based on a distribution ratio of one share of New Digimarc common stock for every three and one-half shares of outstanding Old Digimarc Corporation common stock, excluding shares held in treasury, at June 30, 2008:

  •
  net issuance of approximately 6,337,000 shares based on 22,180,764 shares of outstanding common stock of Old Digimarc Corporation, and

  •
  net issuance of approximately 806,000 shares related to the exercise of stock options, employee stock purchase plan purchase and acceleration of vesting for restricted stock in connection with the Old Digimarc/L-1 merger.

  •
  Stock activity:    All stock activity (transactions from stock options, restricted stock, employee stock purchase plan and stock compensation) is carried on the books of Old Digimarc. All net

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

    cash from these activities is retained by New Digimarc and stock based compensation expense associated with stock activity is allocated to New Digimarc in accordance with the basis of accounting methodology outlined above.

  •
  Capital leases:    New Digimarc shares various infrastructure activities with Old Digimarc and is charged for its allocated share of capital lease costs in the form of allocated depreciation and interest expense. The assets and liabilities associated with the capital leases are carried on the books of Old Digimarc.

  •
  Leasehold improvements:    New Digimarc occupies the majority of Old Digimarc's Beaverton facility and will assume the lease and most all related furniture, fixtures and leasehold improvements once New Digimarc becomes a separate public company. The leaseholds are recorded as part of property and equipment in the balance sheet of New Digimarc, and as a result, pro rata depreciation and rent expenses are allocated to Old Digimarc.

  •
  Intercompany transactions:    With the retention by New Digimarc of all Old Digimarc cash, New Digimarc's cash balances effectively funds the operations, if needed, of Old Digimarc in these financial statements. The net difference of cash needs for operating and capital expenditures to and from Old Digimarc is shown as "net activity with Parent" in the Statement of Parent's Investment. All intercompany transactions have been eliminated.

  •
  Commitments and contingencies:    Commitments and contingencies related to New Digimarc operations have been included in these financial statements, and those relating to Old Digimarc have been excluded.

Use of Estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the U.S. requires New Digimarc to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Some of our accounting policies require higher degrees of judgment than others in their application. These include revenue recognition on long-term service contracts, revenue recognition on license and subscription arrangements, reserves for uncollectible accounts receivable, contingencies and litigation and stock-based compensation. New Digimarc bases its estimates on historical experience as a business unit of Old Digimarc and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash Equivalents

        We consider all highly liquid investments with original maturities of 90 days or less at the date of acquisition to be cash equivalents. Cash equivalents include money market funds, certificates of deposit, commercial paper, and investments in government bonds. Cash equivalents are carried at cost or amortized cost, which approximates market.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

Investments

        New Digimarc considers all investments with original maturities over 90 days that mature in less than one year to be short-term investments. Short-term investments include federal agency notes, company notes, and commercial paper. Our marketable securities are generally classified as held-to-maturity as of the balance sheet date and are reported at amortized cost, which approximates market. The book value of these investments approximates fair market value and, accordingly, no amounts have been recorded to other comprehensive income.

        A decline in the market value of any security below cost that is deemed to be other-than-temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, we consider whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. There have been no other-than-temporary impairments identified or recorded by New Digimarc.

        Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using a method that approximates the effective-interest method. Dividend and interest income are recognized when earned.

Fair Value of Financial Instruments

        The carrying amounts of cash and cash equivalents, short-term investments, trade accounts receivable, accounts payable and accrued payroll approximate fair value due to the short-term nature of these instruments. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Concentrations of Business and Credit Risk

        A significant portion of our business depends on a limited number of large contracts. The loss of any large contract may result in loss of revenue and margin on a prospective basis.

        Financial instruments that potentially subject New Digimarc to concentrations of credit risk consist primarily of cash and cash equivalents, investments, and trade and unbilled accounts receivable. New Digimarc places its cash and cash equivalents with major banks and financial institutions and at times deposits may exceed insured limits. Other than cash used for operating needs, which may include short-term investments with our principal banks, our investment policy limits its credit exposure to any one financial institution or type of financial instrument by limiting the maximum of 5% or $1,000, whichever is greater, to be invested in any one issuer except for the U.S. Government and U. S. federal agencies, which have no limits, at the time of purchase. As a result, the credit risk associated with cash and investments is believed to be minimal.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Description of Business and Summary of Significant Accounting Policies (Continued)

Software Development Costs

        Under SFAS No. 86, Accounting for the Cost of Computer Software to Be Sold, Leased, or Otherwise Marketed, software development costs are to be capitalized beginning when a product's technological feasibility has been established and ending when a product is made available for general release to customers. To date, the establishment of technological feasibility of our products has occurred shortly before general release and, therefore, software development costs qualifying for capitalization have been immaterial. Accordingly, New Digimarc has not capitalized any software development costs and has charged all such costs to research and development expense.

        Internal use software development costs are accounted for in accordance with AICPA SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Costs incurred in the preliminary project stage are expensed as incurred and costs incurred in the application development stage, which meet the capitalization criteria, are capitalized and amortized on a straight-line basis over the estimated useful life of the asset, generally three to five years. Costs incurred in the post-implementation stage are expensed as incurred.

Research and Development

        Research and development costs are expensed as incurred as defined in SFAS No. 2, Accounting for Research and Development Costs. New Digimarc accounts for amounts received under its funded research and development arrangements in accordance with the provisions of SFAS No. 68, Research and Development Arrangements. Under the terms of the arrangements, New Digimarc is not obligated to repay any of the amounts provided by the funding parties. As a result, New Digimarc recognizes revenue as the services are performed.

Revenue Recognition

        Our revenue is comprised of subscription revenue which includes hardware and software sales, royalties and revenues from the licensing of digital watermarking products and related authentication services. Our revenue recognition policy follows SEC Staff Accounting Bulletin ("SAB") No. 104 Revenue Recognition, SOP No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9, Modification of SOP No. 97-2, Software Recognition, With Respect to Certain Transactions, SOP 81-1 Accounting for the Performance of Construction Type and Certain Production-Type Contracts, and Emerging Issues Task Force ("EITF") Issue No. 00-21, Revenue Arrangements with Multiple Deliverables.

Other income (expense), net

        Our other income (expense), net consists primarily of interest income earned our on cash and short term investments. Some minor amounts are included in this category that relate to interest expense for capital lease allocations from Old Digimarc and for other non-operating items.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

2. Recent Accounting Pronouncements

        In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective the first fiscal year beginning after November 15, 2007. New Digimarc has applied the provisions of this standard regarding the framework of measuring fair value and noted no material effect on the current financial statements.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for the Financial Assets and Financial Liabilities, which permits entities to choose to measure certain financial assets and liabilities at fair value. SFAS No. 159 is effective the first fiscal year beginning after November 15, 2007. New Digimarc has elected not to measure certain financial assets and liabilities at fair value as permitted by SFAS No. 159.

        In April 2008, FASB issued Staff Position No. FAS 142-3 Determination of the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The intent of this Staff Position is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), Business Combinations, and other U.S. generally accepted accounting principles. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company has concluded that this standard does not currently apply.

        In May 2008, the FASB issued SFAS NO. 162, The Hierarchy of Generally Accepted Accounting Principles, which identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This statement shall be effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board's amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material effect on the Company's financial statements.

3. Revenue Recognition

        Some customer arrangements encompass multiple deliverables, such as software, maintenance fees, and software development fees. The Company accounts for these arrangements in accordance with EITF Issue No. 00-21. If the deliverables meet the criteria in EITF Issue No. 00-21, the deliverables are divided into separate units of accounting and revenue is allocated to the deliverables based on their relative fair values. The criteria specified in EITF Issue No. 00-21 are as follows: (i) the delivered item has value to the customer on a stand-alone basis, (ii) there is objective and reliable evidence of the fair value of the undelivered item, and (iii) if the arrangement includes a general right of return relative to

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

3. Revenue Recognition (Continued)

the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the vendor. For our purposes, fair value is generally defined as the price at which a customer could purchase each of the elements independently from other vendors or as the price that the Company has sold the element separately to another customer. Management applies judgment to ensure appropriate application of EITF Issue No. 00-21, including value allocation among multiple deliverables, determination of whether undelivered elements are essential to the functionality of delivered elements and timing of revenue recognition, among others. Revenue is recognized in accordance with SAB 104 when the following four criteria are met (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable, and (iv) collection is probable.

        AICPA SOP No. 98-9 requires that revenue be recognized using the "residual method" in circumstances when vendor specific objective evidence ("VSOE") exists only for undelivered elements. Under the residual method, revenue is recognized as follows: (1) the total fair value of undelivered elements, as indicated by vendor specific objective evidence, is deferred and subsequently recognized in accordance with the relevant sections of AICPA SOP No. 97-2, and (2) the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements.

        Applicable revenue recognition criteria are considered separately for each separate unit of accounting as follows:

  •
  Revenue from professional service arrangements is generally determined based on time and material. Revenue for professional services is recognized as the services are performed. Billing for services rendered generally occurs within one month following when the services are provided.

  •
  Royalty revenue is recognized when the royalty amounts owed to the Company have been earned, are determinable, and collection is probable. Subscriptions are paid in advance and revenue is recognized ratably over the term of the subscription. These revenues include the licensing of digital watermarking products and services for use in authenticating documents, detecting fraudulent documents and deterring unauthorized duplication or alteration of high-value documents, for use in communicating copyright, asset management and business-to-business image commerce solutions, and for use in connecting analog media to a digital environment.

  •
  Software revenue is recognized in accordance with AICPA SOP No. 97-2, as amended by AICPA SOP No. 98-9. Revenue for licenses of the Company's software products is recognized upon the Company meeting the following criteria: persuasive evidence of an arrangement exists; delivery has occurred; the vendor's fee is fixed or determinable; and collectibility is probable. Software revenue is recognized over the term of the license or upon delivery and acceptance if the Company grants a perpetual license with no further obligations.

  •
  Maintenance revenue is recognized when the maintenance amounts owed to the Company have been earned, are determinable, and collection is probable. Maintenance contracts are, at times,

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

3. Revenue Recognition (Continued)

    paid in advance and revenue is recognized ratably on a straight-line basis over the term of the service period.

  •
  The Company records revenue from some customers upon cash receipt as a result of collectibility not being reasonably assured.

  •
  Revenue earned that has not been invoiced is classified as unbilled trade receivables, which is included in the balance of trade accounts receivable, net in the balance sheets.

  •
  Deferred revenue consists of payments billed and or received in advance for professional services, licenses, subscriptions and maintenance for which revenue has not been earned.

4. Segment Information

  Geographic Information

        The Company derives its revenue from a single reporting segment: media management solutions. Revenue is generated in this segment through licensing of intellectual property, subscriptions to various products and services, and the delivery of services pursuant to contracts with various customers. The Company markets its products in the United States and in non-U.S. countries through its sales personnel.

        Information regarding geographic areas for the three- and six-month periods ended June 30 and the years ended December 31 follow:

	Three Months Ended June 30,		Six Months Ended June 30,
					Years Ended December 31,
Revenue:
	2008	2007	2008	2007	2007	2006	2005
	(unaudited)
Domestic	$2,656	$556	$5,314	$1,674	$3,696	$2,414	$2,882
International	2,459	2,290	4,886	4,657	9,329	8,657	8,237

Total	$5,115	$2,846	$10,200	$6,331	$13,025	$11,071	$11,119

Major Customers

        Customers who accounted for more than 10% of the Company's revenues for the three- and six-month periods ended June 30, 2008 and 2007 respectively and for each of the three years ended December 31, 2007 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
Revenue:
	2008	2007	2008	2007	2007	2006	2005
	(unaudited)
Customer A	42%	68%	39%	62%	60%	65%	64%
Customer B	41%	*	38%	*	*	*	*
Customer C	*	*	*	13%	10%	*	*

    *
    less than 10%

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

5. Stock-Based Compensation

        Stock-based compensation includes expense charges for all stock-based awards to employees and directors. Such awards include option grants, restricted stock awards, and shares expected to be purchased under an employee stock purchase plan. Stock compensation expense is allocated to New Digimarc based on a combination of specific and shared services resource allocations from Old Digimarc. All cash flow related to stock compensation generated by Old Digimarc is retained by New Digimarc.

        Stock-based compensation recognized in Old Digimarc's financial statements is based on the value of the portion of the stock-based award that vested during the period, adjusted for expected forfeitures for stock-based awards granted prior to, but not fully vested as of, December 31, 2005 and stock-based awards granted subsequent to December 31, 2005. The compensation cost for awards granted prior to January 1, 2006 is based on the grant date fair value estimated in accordance with the pro forma provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, while awards granted on or after January 1, 2006 follow the provisions of SFAS 123(R) to determine the grant date fair value and compensation cost. Compensation cost for all stock-based awards is recognized using the straight-line method.

  Determining Fair Value Under SFAS 123(R)

  Stock Options

        Valuation and Amortization Method.    Old Digimarc estimates the fair value of stock-based awards granted using the Black-Scholes option pricing model. Old Digimarc amortizes the fair value of all awards on a straight-line basis over the requisite service periods, which are generally the vesting periods. The fair value of each option grant is estimated on the date of grant.

        Expected Life.    The expected life of awards granted represents the period of time that they are expected to be outstanding. Old Digimarc determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and pre-vesting and post-vesting forfeitures. Stock options granted generally vest over four years and have contractual terms of ten years.

        Expected Volatility.    Old Digimarc estimates the volatility of its common stock at the date of grant based on the historical volatility of its common stock using the Black-Scholes option pricing model based on historical stock prices over the most recent period commensurate with the estimated expected life of the award. This historical period excludes portions of time when unusual transactions occurred, such as a significant acquisition.

        Risk-Free Interest Rate.    Old Digimarc bases the risk-free interest rate used in the Black-Scholes option pricing model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term approximately equal to the expected life of the award.

        Expected Dividend Yield.    Neither the Company nor Old Digimarc has ever paid any cash dividends on its common stock and the Company does not anticipate paying any cash dividends in the foreseeable future. Consequently, Old Digimarc uses an expected dividend yield of zero in the Black-Scholes option pricing model.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

5. Stock-Based Compensation (Continued)

        Expected Forfeitures.    Old Digimarc uses relevant historical data to estimate pre-vesting option forfeitures. The Company records stock-based compensation only for those awards that are expected to vest.

        A summary of Old Digimarc's weighted average assumptions and results for options granted during the periods presented is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2008	2007	2007	2006	2005
	(unaudited)
Expected life (in years)	5.7	5.8	5.7	5.8	5.8	6.0	4.0
Expected volatility	44%	44%	44%	44%	44%	53%	50%
Risk-free interest rate	2.5%	4.7%	2.5%	4.7%	4.7%	4.7%	4.5%
Expected dividend yield	0%	0%	0%	0%	0%	0%	0%
Expected forfeiture rate	15%	16%	15%	16%	16%	14%	20%
Fair value	$4.97	$4.76	$3.88	$4.36	$4.38	$3.62	$2.85

  Employee Stock Purchase Plans

        Old Digimarc also recognizes stock-based compensation in connection with its 1999 Employee Stock Purchase Plan. The plan, as amended on November 2, 2006, allows employees to purchase shares of Old Digimarc common stock through payroll deductions of up to 15% of their base compensation during each three-month plan period, up to a maximum deduction of $5.3 for each plan period, not to exceed $21 per year. The three-month plan periods begin December 1, March 1, June 1 and September 1. The price an employee pays for the shares is 85% of the lower of (i) the fair market value of Old Digimarc common stock at the beginning of the plan period or (ii) the fair market value at the end of the plan period.

        The current offer period under the plan was terminated as of July 25, 2008 in connection with the anticipated close of the tender offer from L-1 and all payroll deductions have been refunded.

  Restricted Stock and Market or Performance Based Vesting Shares

        The Compensation Committee of Old Digimarc's Board of Directors awarded restricted stock shares under Old Digimarc's 1999 Stock Incentive Plan, as amended, to certain officers, employees and directors. The shares subject to the restricted stock awards vest over a certain period, usually one to four years, following the date of the grant.

        The fair value of restricted stock awards granted is based on the fair market value of Old Digimarc's common stock on the date of the grant (measurement date), and is recognized over the vesting period of the related restricted stock using the straight-line method.

        In addition to restricted stock shares that vest over time, Old Digimarc's Compensation Committee awarded restricted stock that vests upon satisfaction of either market based or employee performance based conditions under the 1999 Stock Incentive Plan, as amended.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

5. Stock-Based Compensation (Continued)

        The fair value of restricted stock awards that vest upon the satisfaction of market based conditions is calculated using a Monte Carlo valuation model that results in a discount factor applied to the fair market value of Old Digimarc's common stock on the date of the grant (measurement date). Compensation cost is recognized over the derived service period, which is shorter than the performance period, using the straight-line method. If the market condition is met prior to completion of the derived service period, all remaining expense is immediately recognized in the period the awards vest. Expense for market based awards is recognized if the employee completes the derived service period, regardless of whether the market condition is met. If the market condition is not met, the shares will be forfeited.

        The fair value of restricted stock awards that vest upon the satisfaction of employee performance conditions is based on the fair market value of Old Digimarc's common stock on the date of grant (measurement date). Management has determined it is probable that all performance conditions can be achieved; therefore, compensation cost is recognized on a straight line basis over the explicit service period. If the performance condition is satisfied early, all remaining compensation cost will be recognized in the period the condition is satisfied. If the performance vesting condition is not met by the end of the explicit service condition, all previously recognized compensation cost will be reversed and the shares will be forfeited.

        Specific terms of the restricted stock awards (including market or performance based vesting share awards) are governed by restricted stock agreements between Old Digimarc and the award recipients.

  Stock-based Compensation Allocated from Old Digimarc

        The following table summarizes stock-based compensation allocated from Old Digimarc for the three-and six-month periods ended June 30, 2008 and 2007 and the years ended December 31, 2007, 2006, and 2005.

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2008	2007	2007	2006	2005
	(unaudited)
Cost of service	$42	$24	$85	$40	$102	$42	$—
Sales and marketing	93	72	176	144	287	172	56
Research, development and engineering	14	12	30	20	47	51	—
General and administrative	236	181	456	365	728	495	147
Intellectual property	15	12	30	22	45	30	—

Total stock-based compensation	$400	$301	$777	$591	$1,209	$790	$203

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

6. Trade Accounts Receivable

  Trade Accounts Receivable

        Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Revenue earned which has not been invoiced as of the balance sheet date, and generally billed the following month, is classified as unbilled trade receivables in the balance sheets.

		Year Ended December 31,
	Six Months Ended June 30, 2008
		2007	2006
	(unaudited)
Billed trade receivables	$3,267	$3,236	$2001
Unbilled trade receivables	980	559	483

Subtotal	4,247	3,795	2,484
Allowance for doubtful accounts	(43)	(43)	(43)

Trade accounts receivable, net	$4,204	$3,752	$2,441

Unpaid Deferred revenues included in accounts receivable	$1,806	$2,271	$961

  Allowance for doubtful accounts

        The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience and current information. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

  Unpaid deferred revenues

        The unpaid deferred revenues that are included in accounts receivable are billed in accordance with the provisions of the contracts with the Company's customers.

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

6. Trade Accounts Receivable (Continued)

  Major Customers

        Customers who accounted for more than 10% of net accounts receivable, at June 30, 2008, December 31, 2007 and December 31, 2006, respectively were:

		Year Ended December 31,
	Six Months Ended June 30, 2008
		2007	2006
	(unaudited)
Customer A	30%	24%	42%
Customer B	48%	36%	*
Customer C	*	*	24%

    *
    less than 10%

7. Property and Equipment

  Property and Equipment

        Property and equipment are stated at cost. Repairs and maintenance are charged to expense when incurred. Depreciation on property and equipment is calculated by the straight-line method over the estimated useful lives of the assets, generally two to seven years.

		Year Ended December 31,
	Six Months Ended June 30, 2008
		2007	2006
	(unaudited)
Office furniture fixture	$1,092	$1,086	$1,086
Equipment	3,947	3,411	3,059
Leasehold improvements	696	679	664

	5,735	5,176	4,809
Less accumulated depreciation and amortization	(4,395)	(3,949)	(3,337)

	$1,340	$1,227	$1,472

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

7. Property and Equipment (Continued)

  Leases

        Future minimum lease payments under non-cancelable operating leases related to rent and office equipment are as follows:

Year ending December 31:	Operating Leases
2008	$837
2009	856
2010	882
2011	599
Thereafter	—

Total minimum lease payments	$3,174

        Rent expense on the operating leases for the three- and six-months ended June 30, 2008 and 2007 and for the years ended December 31, 2007, 2006 and 2005 totaled $191, $383, $189, $378, $756, $756 and $756, respectively.

8. Income Taxes

        Provision for Income Taxes.    The provision for income taxes reflects withholding tax expense in various foreign jurisdictions. For all historic periods reported in the financial statements, Old Digimarc maintained valuation allowances against its net deferred tax assets, including net operating loss carryforwards, because it was more likely than not that the deferred taxes would not be realized. The provision for income taxes included foreign taxes withheld by our customers and paid to foreign jurisdictions on our behalf. The New Digimarc "carve-out" financial statements indicate cumulative losses through the first six months of 2008. Furthermore, the amounts of cumulative expenses in the financial statements that were not allowed for federal and state income tax purposes were not sufficient enough to result in positive taxable income which would have required the company to record income tax expense. As a result of the above, no Federal and state income tax benefit was recognized for the book losses that were incurred in those periods prior to 2007 and no income tax expense was recognized during the 2007 and 2008 periods as any expense was offset by the benefit of net operating loss carry-forwards. New Digimarc as a separate legal entity will not benefit from any of the carrryforward tax attributes of Old Digimarc, including net operating loss carryforwards.

9. Commitments and Contingencies

        Certain of the Company's product license and services agreements include an indemnification provision for claims from third parties relating to the Company's intellectual property. Such indemnification provisions are accounted for in accordance with SFAS No. 5, Accounting for Contingencies. To date, there have been no claims made under such indemnification provisions.

        The Company is subject from time to time to other legal proceedings and claims arising in the ordinary course of business. Although the ultimate outcome of these matters cannot be determined, management believes that, as of June 30, 2008, the final disposition of these proceedings will not have

NEW DIGIMARC CORPORATION
(a carved-out business of Old Digimarc Corporation)

NOTES TO FINANCIAL STATEMENTS (Continued)

(In thousands)

9. Commitments and Contingencies (Continued)

a material adverse effect on the financial position, results of operations, or liquidity of the Company. No accrual has been recorded because the amounts are not probable or reasonably estimatable in accordance with SFAS No. 5, Accounting for Contingencies.

10. Quarterly Financial Information (unaudited)

Quarter ended:	March 31	June 30	September 30	December 31
2008
Service revenue	$2,548	$2,987
License and subscription revenue	2,537	2,128

Total revenue	5,085	5,115
Total cost of revenue	1,408	1,704
Gross profit	3,677	3,411
Gross profit percent, service revenue	47%	45%
Gross profit percent, license and subscription revenue	98%	97%
Gross profit percent, total	72%	67%
Sales and marketing	656	683
Research, development and engineering	922	910
General and administrative	980	927
Intellectual property	478	448
Operating income (loss)	641	443
Net income (loss)	924	664
2007
Service revenue	$1,877	$1,751	$2,063	$2,115
License and subscription revenue	1,608	1,095	1,244	1,272

Total revenue	3,485	2,846	3,307	3,387
Total cost of revenue	950	936	993	1,153
Gross profit	2,535	1,910	2,314	2,234
Gross profit percent, service revenue	51%	50%	55%	47%
Gross profit percent, license and subscription revenue	98%	95%	95%	95%
Gross profit percent	73%	67%	70%	66%
Sales and marketing	639	667	634	513
Research, development and engineering	729	829	656	698
General and administrative	857	844	797	847
Intellectual property	431	413	373	376
Operating income (loss)	(121)	(843)	(146)	(200)
Net income (loss)	250	(518)	175	148

QuickLinks

  Exhibit 99.2
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
THE SPIN-OFF
DIVIDEND POLICY
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL INFORMATION
PRO FORMA FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Contractual Obligations
BUSINESS OF DIGIMARC CORPORATION
MANAGEMENT
DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
OUR RELATIONSHIP WITH OLD DIGIMARC AFTER THE SPIN-OFF
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF OUR CAPITAL STOCK
LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
NEW DIGIMARC CORPORATION (a carved-out business of Old Digimarc Corporation) BALANCE SHEETS (In thousands)
NEW DIGIMARC CORPORATION (a carved-out business of Old Digimarc Corporation) STATEMENTS OF OPERATIONS (In thousands)
NEW DIGIMARC CORPORATION (a carved-out business of Old Digimarc Corporation) STATEMENTS OF CHANGES IN PARENT'S INVESTMENT (In thousands)
NEW DIGIMARC CORPORATION (a carved-out business of Old Digimarc Corporation) STATEMENTS OF CASH FLOWS (In thousands)
NEW DIGIMARC CORPORATION (a carved-out business of Old Digimarc Corporation) NOTES TO FINANCIAL STATEMENTS (In thousands)